     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998



                                                      REGISTRATION NO. 333-45147

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        PERKINS FAMILY RESTAURANTS, L.P.
                             PERKINS FINANCE CORP.

             (Exact name of registrant as specified in its charter)

                                                                                62-1283091
             DELAWARE                            5812                           62-1720081
 (State of other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)         Identification Numbers)

                        PERKINS FAMILY RESTAURANTS L.P.
                             PERKINS FINANCE CORP.
                               6075 POPLAR AVENUE
                                   SUITE 800
                               MEMPHIS, TN 38119
                                 (901) 766-6400

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               DONALD F. WISEMAN
                        PERKINS FAMILY RESTAURANTS, L.P.
                             PERKINS FINANCE CORP.
                               6075 POPLAR AVENUE
                                   SUITE 800
                               MEMPHIS, TN 38119

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

                                 SCOTT J. DAVIS
                                JAMES T. LIDBURY
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 12, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

   [LOGO]
                        PERKINS FAMILY RESTAURANTS, L.P.
                             PERKINS FINANCE CORP.

          OFFER TO EXCHANGE ITS 10 1/8% SERIES B SENIOR NOTES DUE 2007
      WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY
       AND ALL OF ITS OUTSTANDING 10 1/8% SERIES A SENIOR NOTES DUE 2007

                                  -----------

    Perkins Family Restaurants, L.P., a Delaware limited partnership (the "Company"), and Perkins Finance Corp., a Delaware Corporation and wholly owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Issuers"), hereby jointly and severally offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange up to $130 million principal amount of 10 1/8% Series B Senior Notes due 2007 (the "New Notes"), of the Issuers for a like principal amount of the Issuers' issued and outstanding 10 1/8% Series A Senior Notes due 2007 (the "Old Notes" and collectively with the New Notes, the "Notes"), with the holders (each holder of Old Notes, a "Holder") thereof. The Issuers will receive no proceeds in connection with the Exchange Offer. The terms of the New Notes are substantially identical to the terms of the Old Notes that are to be exchanged therefor. See "Description of Notes."

    The Notes will bear interest from the date of issuance at the rate of 10 1/8% per annum, payable semi-annually in arrears, on June 15 and December 15 of each year, commencing June 15, 1998, and will mature on December 15, 2007, unless previously redeemed. The Notes are redeemable at the option of the Issuers, in whole or in part, on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the redemption date. In addition, at any time on or prior to December 15, 2000, the Issuers may redeem Notes with the net cash proceeds of one or more public offerings of the Company's equity securities or the equity securities of any of the Company's direct or indirect parents (to the extent such net proceeds have been contributed to the Company as common equity capital), at 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately following such redemption. In the event of a Change of Control (as defined), holders of the Notes will have the right to require the Issuers to purchase each such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. There can be no assurance that the Company will have access to sufficient funds to repurchase the Notes in the event of a Change of Control.

    The Notes will be general unsecured obligations of the Issuers, and will rank PARI PASSU in right of payment with all current and future senior indebtedness of the Issuers, including borrowings under the New Credit Facility (as defined). However, all borrowings under the New Credit Facility are secured by a first priority Lien (as defined) on substantially all of the assets of the Company. At December 31, 1997, no borrowings were outstanding under the New Credit Facility. However, assuming all Units (as defined) had been surrendered for payment and all expenses had been paid in connection with the Going Private Transaction, approximately $6.6 million would have been outstanding under the New Credit Facility as of December 22, 1997, excluding approximately $3.0 million of standby letters of credit. The Indenture (as defined) permits additional borrowings by the Issuers, under the New Credit Facility or otherwise, in the future.

                                             (COVER CONTINUED ON FOLLOWING PAGE)

                                 --------------

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON,                1998, UNLESS EXTENDED.

                                 --------------

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD NOTES WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                The date of this Prospectus is            , 1998

    Prior to the Exchange Offer, there has been no established trading market for the Old Notes or the New Notes. The Issuers do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Following the consummation of the Exchange Offer, the Holders of the Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligations to such Holders to provide for the registration of the Old Notes under the Securities Act. See "The Exchange Offer -- Consequences of Not Exchanging Old Notes."

    The Issuers will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on,
            1998, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. The Company will pay the expenses of the Exchange Offer.

    The Old Notes were issued and sold as part of an offering on December 22, 1997 (the "Offering"), in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered for exchange in order to satisfy certain obligations of the Issuers under a Registration Rights Agreement (as defined ) between the Issuers and the Initial Purchasers (as defined). The New Notes will be obligations of the Issuers evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture, which governs both the Old Notes and the New Notes. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes (i) will be registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, (ii) will not be entitled to registration rights and (iii) will not provide for any Liquidated Damages. See "The Exchange Offer -- Registration Rights; Liquidated Damages."

    The Issuers are making the Exchange Offer pursuant to the registration statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the staff of the Commission, the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by Holders thereof (other than (i) any such Holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes.

    By tendering, each Holder which is not a broker-dealer will represent to the Issuers that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an

"affiliate," as defined in Rule 405 under the Securities Act, of the Issuers,
(ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) can not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes are acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND HISTORICAL AND PRO FORMA FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. THE TRANSACTIONS RELATING TO THE BUYOUT OF THE COMPANY'S PUBLIC UNITHOLDERS (AS DEFINED), WHICH OCCURRED ON DECEMBER 22, 1997, AND THE ELIMINATION THROUGH A MERGER OF THE COMPANY'S OPERATING PARTNERSHIP SUBSIDIARY ARE COLLECTIVELY REFERRED TO HEREIN AS THE "GOING PRIVATE TRANSACTION." SEE "THE GOING PRIVATE TRANSACTION." EXCEPT AS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO OR DESCRIPTIONS OF ASSETS AND OPERATIONS OF THE COMPANY IN THIS PROSPECTUS REFER TO THE COMBINED ASSETS AND OPERATIONS OF THE COMPANY AND ITS OPERATING PARTNERSHIP SUBSIDIARY AFTER THE CONSUMMATION OF THE GOING PRIVATE TRANSACTION. THIS PROSPECTUS INCLUDES FORWARD LOOKING STATEMENTS. ALTHOUGH THE ISSUERS BELIEVE THAT THEIR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ISSUERS' FORWARD LOOKING STATEMENTS ARE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.


                                  THE COMPANY

    The Company is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York and central Florida. The Company's restaurants operate under the names Perkins Family Restaurant-Registered Trademark- and Perkins Family Restaurant and Bakery-Registered Trademark-. Perkins restaurants offer a full menu assortment of breakfast, lunch, dinner, snack and dessert items and many are open 24 hours a day. The business of Perkins was founded in 1958, and since then Perkins has continued to adapt its menus, product offerings, building designs and decor to meet changing consumer preferences. A substantial majority of Company-operated restaurants and franchised restaurants have added in-store bakeries which offer a premium line of freshly prepared baked goods including muffins, cookies and pies.

    As of September 30, 1997, the Company operated 135 full-service restaurants and franchised 333 full-service restaurants located in 32 states and four provinces of Canada. For the twelve months ended September 30, 1997, system-wide restaurant revenues (including franchised restaurants), Company revenues and Company EBITDA (as defined) were $701.4 million, $262.8 million and $36.3 million, respectively. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 25 quarters. The Company continues to focus on increasing its number of franchised restaurants, which provide a higher margin of cash flow relative to the required capital investment and create an additional sales outlet for the products of the Company's Foxtail Foods ("Foxtail") food manufacturing division. From 1988 to 1996, the average annual royalties per franchised restaurant increased from approximately $38,500 to approximately $55,100 and the number of franchised restaurants increased from 227 to 329.

    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large, comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties. Perkins offers a wide menu selection of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Perkins offers guests a menu of over 140 items ranging in price from $2.99 to $8.99. The Company also approves additional items to meet regional and local tastes. Perkins' signature menu items include buttermilk pancakes, omelettes, bread bowl salads, melt sandwiches and Butterball-Registered Trademark- turkey dinners. Breakfast items, which are available throughout the day, account for slightly more than half of the entrees sold in the Company's restaurants.

    Perkins restaurants are primarily located in free-standing buildings with approximately 90 to 250 seats. Recently, the Company and its franchisees have begun to test the Perkins concept in various non-traditional locations including travel plazas, malls, hotels and airports. The Company and its franchisees operate three alternative formats, including limited menu restaurants and a stand-alone bakery, in addition to full-service stand-alone restaurants. These alternative formats are operated under the names Perkins Cafe and Bakery-Registered Trademark-, Perkins Bakery-Registered Trademark- and Perkins Express-Registered Trademark-.

    In addition to operating and franchising Perkins restaurants, the Company operates Foxtail and is a partner in a joint venture for the development of Jack Astor's Bar and Grill-Registered Trademark- restaurants. Foxtail provides cookie dough, muffin batter, pancake mixes, pies and other bakery products to Company-operated restaurants, franchisees and third parties. During 1996, Foxtail accounted for 8.5% of Company revenues. During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere and menu offerings which include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    In the 12 years under the Company's current leadership, a number of improvements have been made to the Company's operations, including: (i) upgrading its menu offerings; (ii) unifying the system's name, restaurant design, marketing programs, purchasing, training and technology; (iii) creating in-store bakeries; (iv) strengthening the franchise system; (v) creating Foxtail; and (vi) developing alternative formats. Also over this time period, the Company made significant interest payments and distributions to holders (the "Unitholders") of its limited partnership interests (the "Units"), including 44 consecutive quarterly cash distributions to Unitholders since the Company became a publicly-traded limited partnership. For the twelve months ended September 30, 1997, the Company's combined interest expense and quarterly cash distributions to Unitholders was $18.9 million.

COMPETITIVE STRENGTHS

    ESTABLISHED, HIGH-VALUE RESTAURANT BRAND. Perkins is a well-established, highly recognized brand in the geographic areas it serves. Perkins offers its guests a wide variety of over 140 reasonably priced menu items, including fresh bakery products, served in a warm and comfortable dining environment with the convenience of extended operating hours. As of September 30, 1997, entrees served in Company-operated restaurants ranged in price from $2.99 to $8.99 for breakfast, $4.29 to $8.99 for lunch and $5.99 to $8.99 for dinner. The Company operates a 3,000 square foot test kitchen in Memphis, Tennessee which develops and tests new menu items. Menus are updated at least three times per year and supplemented with special menus for holiday and promotional events.

    STRONG FRANCHISE NETWORK. The Company has 111 franchisees which operate 333 restaurants in 30 states and four Canadian provinces, representing over 70% of the restaurants in the Perkins system. In addition to providing the Company with substantial royalty revenues ($18.6 million for the twelve months ended September 30, 1997), the franchise network allows the Company to significantly expand the Perkins system without substantial capital investment by the Company. The Company believes that it enjoys good relations with its franchisees.

    UPDATED, MODERN RESTAURANTS. The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor. An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of September 30, 1997, approximately 86% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    To promote a consistent and current image throughout the Perkins system, the Company encourages its franchise operators to remodel their restaurants by providing financial incentives and third-party financing programs. Twenty-two franchised restaurants were remodeled in 1996 and approximately 35 additional restaurants were remodeled in 1997, of which 19 were completed by September 30.

    MANAGEMENT EXPERTISE. The Company has an experienced management team with average tenure with the Company of over seven years and average restaurant industry experience of 20 years. Donald N. Smith, the Company's Chairman and Chief Executive Officer, has over 30 years of restaurant experience, over 12 of which have been with the Company. Richard K. Arras, the Company's President and Chief Operating Officer, has 18 years of restaurant experience, all of which have been with the Company.

    EFFICIENT OPERATIONS. The Company uses a combination of current technology, on-going operational analyses, hourly employee performance programs and the operating experience of both its own field management and that of its franchisees to continuously improve the quality, efficiency and execution of its operating systems. For example, Company-operated restaurants recently implemented programs to improve labor efficiency, lower food cost and improve facility utilization during peak periods.

    DAYPART BALANCE. Perkins has successfully evolved over the last 39 years from its origins as a breakfast-oriented pancake house by developing significant lunch, dinner and late night product offerings. The flexibility of Perkins' multi-daypart offerings allows each location to meet the needs of its local market. During 1996, the revenue breakdown by daypart for Company-operated restaurants was 25% breakfast, 29% lunch, 32% dinner and 14% late night (10:00 p.m. to 6:00 a.m.).

    COMMITMENT TO GUEST SATISFACTION. The Company is focused on continually improving guest satisfaction. The Company regularly surveys customers to determine their overall satisfaction with their dining experience, conducts extensive service quality training programs and operates a toll free number to monitor guests' dining experiences.

    MANAGEMENT INFORMATION SYSTEMS. The Company's information systems not only provide detailed monthly financial statements for each restaurant but daily operating statistics such as sales, labor, guest check and average table turns. The systems also generate weekly restaurant profit and loss statements and food and labor variance analysis. The Company has also developed a labor scheduling system which calculates the amount of labor necessary to provide optimal guest service. The Company's systems are year 2000 compliant.

    PURCHASING LEVERAGE. The Company aggregates the purchasing requirements of all of its Company-operated restaurants and over 90% of its franchised restaurants to obtain purchasing economies of scale for food items, cleaning supplies, equipment, maintenance services and regional distribution agreements. In addition, the Company utilizes outside consultants for information regarding purchases of commodity items and, together with its franchisees, makes significant purchases of commodity products, such as sirloin steak or shrimp, which provide the basis for several product-driven marketing programs throughout the year.

BUSINESS STRATEGY

    INCREASE FRANCHISE REVENUES. The Company plans to continue to add franchised restaurants in existing and new geographic markets. In addition, management will continue to encourage franchisees to remodel and renovate restaurants where appropriate. Franchisees opened 17 new restaurants in 1997, of which ten had been opened and seven were under construction as of September 30. Management believes its franchisees will open approximately 40 new franchised restaurants during 1998. During 1996, ten franchised restaurants closed and, in 1997, six franchised restaurants were closed.

    SELECTIVELY DEVELOP NEW COMPANY-OPERATED RESTAURANTS. The Company will continue to develop and operate new restaurants based upon its current prototype. Management believes the development of successful Company-operated restaurants supports the continued development of the Perkins franchise system. The Company opened three new full-service Company-operated restaurants in 1997 and plans to add six new full-service Company-operated restaurants in 1998.

    EXPAND NON-TRADITIONAL LOCATIONS AND ALTERNATIVE FORMATS. The Company and its franchisees have built, on a limited test basis, restaurants within non-traditional sites including hotels, airports, travel plazas and strip shopping centers. Within these non-traditional locations, the Company has recently opened restaurants with alternative formats, such as limited menu restaurants and a stand-alone bakery, in addition to full-service, stand-alone restaurants. The Company intends to continue testing non-traditional locations and further develop alternative formats in conjunction with its franchisees in cases where appropriate for the Perkins brand and where anticipated financial returns are acceptable.

    PURSUE COMPLEMENTARY ACQUISITIONS. The Company continually evaluates potential acquisition opportunities of existing franchised Perkins restaurants and other restaurant chains. The Company does not currently have any agreements or understandings to make any acquisitions.

    The Company's address is 6075 Poplar Avenue, Suite 800, Memphis, Tennessee 38119-4709, its phone number is (901) 766-6400 and its internet address is www.perkinsrestaurants.com.

                                 FINANCE CORP.

    Finance Corp. is a wholly-owned subsidiary of the Company which has nominal assets, will not conduct any operations and is acting as co-obligor of the Notes. As a result, Holders of Old Notes and prospective holders of New Notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the Notes. The Company believes that certain institutional investors that might otherwise be limited in their ability to invest in securities issued by limited partnerships by reason of the investment laws of their states of organization or their charter documents may be able to invest in the Notes because Finance Corp. is a co-obligor.

                         THE GOING PRIVATE TRANSACTION

    The Company is a limited partnership that currently is indirectly owned (including its general partner's interest) by The Restaurant Company ("TRC"). Until December 1997, the Company's units of limited partnership interest ("Units") were traded on the New York Stock Exchange under the symbol "PFR." In September 1997, the Company, TRC and Perkins Acquisition Corp. ("MergerCo.") entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") pursuant to which the Company's operating partnership subsidiary was eliminated through a merger and a series of transactions were consummated on December 22, 1997 whereby the Company became an indirect wholly-owned subsidiary of TRC and the approximately 5.44 million Units held by persons other than TRC and its subsidiaries were converted into the right to receive $14.00 in cash per Unit. Such transactions consummated on December 22, 1997 are collectively referred to herein as the "Going Private Transaction." The offering of the Old Notes (the "Offering") and the Going Private Transaction were consummated concurrently. See "The Going Private Transaction."


    TRC is owned 33.3% by Donald N. Smith, the Company's Chairman and Chief Executive Officer, 33.3% by a subsidiary of Harrah's Entertainment, Inc. ("Harrah's"), 28.2% by The Equitable Life Assurance Society of the United States ("Equitable") and 5.2% by others. No change in the Company's management or business strategy is anticipated as a result of the consummation of the Going Private Transaction.


    Approximately $137 million is required to (i) consummate the Going Private Transaction, (ii) repay existing indebtedness and (iii) pay related fees and expenses. Such funds are being obtained from the proceeds of the Offering, from internally generated funds and from the proceeds of a new revolving credit facility (the "New Credit Facility") entered into concurrently with the closing of the Offering. See "Use of Proceeds."

    Set forth below is a diagram of the organizational structure of TRC and its principal subsidiaries, after giving effect to the Going Private Transaction.

                            [LOGO]

                               THE EXCHANGE OFFER

Securities Offered....................  $130 million principal amount of 10 1/8% Series B
                                        Senior Notes due 2007. The terms of the New Notes
                                        and the Old Notes are identical in all material
                                        respects, except for certain transfer restrictions
                                        and registration rights relating to the Old Notes
                                        and except for certain Liquidated Damages
                                        provisions relating to the Old Notes described
                                        below under "Issuance of Old Notes; Registration
                                        Rights."

Issuance of Old Notes;
  Registration Rights.................  The Old Notes were issued on December 22, 1997 to four initial purchasers (the "Initial Purchasers"),
                                        who placed the Old Notes with "qualified
                                        institutional buyers" (as such term is defined in
                                        Rule 144A promulgated under the Securities Act). In
                                        connection therewith, the Issuers executed and
                                        delivered for the benefit of the holders of Old
                                        Notes a registration rights agreement (the
                                        "Registration Rights Agreement"), pursuant to which
                                        the Issuers agreed (i) to file a registration
                                        statement (the "Registration Statement") on or
                                        prior to February 5, 1998 with respect to the
                                        Exchange Offer and (ii) to use their best efforts
                                        to cause the Registration Statement to be declared
                                        effective by the Commission on or prior to April
                                        21, 1998. In certain circumstances, the Issuers
                                        will be required to provide a shelf registration
                                        statement (the "Shelf Registration Statement") to
                                        cover resales of the Old Notes by the holders
                                        thereof. If the Issuers do not comply with their
                                        obligations under the Registration Rights
                                        Agreement, they will be required to pay liquidated
                                        damages ("Liquidated Damages") to holders of the
                                        Old Notes under certain circumstances. See "The
                                        Exchange Offer -- Registration Rights; Liquidated
                                        Damages." Holders of Old Notes do not have any
                                        appraisal rights in connection with the Exchange
                                        Offer.

The Exchange Offer....................  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of
                                        the New Notes is intended to satisfy the
                                        obligations of the Company contained in the
                                        Registration Rights Agreement. Based upon the
                                        position of the staff of the Commission set forth
                                        in no-action letters issued to other parties in
                                        other transactions substantially similar to the
                                        Exchange Offer, the Issuers believe that the New
                                        Notes issued pursuant to the Exchange Offer may be
                                        offered for resale, resold and otherwise
                                        transferred by holders thereof (other than (i) any
                                        such holder that is an "affiliate" of the Issuers
                                        within the meaning of Rule 405 under the Securities
                                        Act; (ii) an Initial Purchaser who acquired the Old
                                        Notes directly from the Issuers solely in order to
                                        resell pursuant to Rule 144A of the Securities Act
                                        or any other available exemption under the
                                        Securities Act; or (iii) a broker-dealer who
                                        acquired the Old Notes as a result of market making
                                        or other trading activities) without further
                                        compliance with the registration and prospectus
                                        delivery requirements of the Securities Act,
                                        provided that such New Notes are acquired in the
                                        ordinary course of such holder's business and such
                                        holder is not participating and has no arrangement
                                        or understanding with any person to participate in
                                        a distribution (within the meaning of the
                                        Securities Act) of such New Notes. By tendering,
                                        each

                                        Holder which is not a broker-dealer will represent
                                        to the Issuers that, among other things, the person
                                        receiving the New Notes, whether or not such person
                                        is the Holder, (i) is not an "affiliate," as
                                        defined in Rule 405 under the Securities Act, of
                                        the Issuers, (ii) will acquire the New Notes in the
                                        ordinary course of such person's business, and
                                        (iii) is not engaged in, does not intend to engage
                                        in, and has no arrangement or understanding with
                                        any person to participate in, a distribution of the
                                        New Notes. If any Holder or any such other person
                                        has an arrangement or understanding with any person
                                        to participate in a distribution of such New Notes,
                                        is engaged in or intends to engage in a
                                        distribution of such New Notes, is an "affiliate,"
                                        as defined in Rule 405 under the Securities Act, of
                                        the Issuers, or acquired the Old Notes as a result
                                        of market making or other trading activities, then
                                        such Holder or any such other person (i) cannot
                                        rely on the applicable interpretations of the staff
                                        of the Commission and (ii) must comply with the
                                        registration and prospectus delivery requirements
                                        of the Securities Act in connection with any resale
                                        transaction. Each broker-dealer that receives New
                                        Notes for its own account pursuant to the Exchange
                                        Offer must acknowledge that it will deliver a
                                        prospectus meeting the requirements of the
                                        Securities Act in connection with any resale of
                                        such New Notes. Although there has been no
                                        indication of any change in the staff's position,
                                        there can be no assurance that the staff of the
                                        Commission would make a similar determination with
                                        respect to the resale of the New Notes. See "Risk
                                        Factors."

Procedures for Tendering..............  Tendering Holders of Old Notes must complete and sign the Letter of Transmittal in accordance with
                                        the instructions contained therein and forward the
                                        same by mail, facsimile or hand delivery, together
                                        with any other required documents, to the Exchange
                                        Agent, either with the Old Notes to be tendered or
                                        in compliance with the specified procedures for
                                        guaranteed delivery of Old Notes. Holders of the
                                        Old Notes desiring to tender such Old Notes in
                                        exchange for New Notes should allow sufficient time
                                        to ensure timely delivery. Certain brokers,
                                        dealers, commercial banks, trust companies and
                                        other nominees may also effect tenders by
                                        book-entry transfer. Holders of Old Notes
                                        registered in the name of a broker, dealer,
                                        commercial bank, trust company or other nominee are
                                        urged to contact such person promptly if they wish
                                        to tender Old Notes pursuant to the Exchange Offer.
                                        Letters of Transmittal and certificates
                                        representing Old Notes should not be sent to the
                                        Company. Such documents should only be sent to the
                                        Exchange Agent. Questions regarding how to tender
                                        the requests for information

                                        should be directed to the Exchange Agent. See "The
                                        Exchange Offer -- Procedures for Tendering Old
                                        Notes."

Tenders, Expiration Date;               The Exchange Offer will expire at 5:00 p.m., New
  Withdrawal..........................  York City time, on       , 1998 or such later date
                                        and time to which it is extended. The tender of Old
                                        Notes pursuant to the Exchange Offer may be
                                        withdrawn at any time prior to the Expiration Date.
                                        Any Old Note not accepted for exchange for any
                                        reason will be returned without expense to the
                                        tendering Holder thereof as promptly as practicable
                                        after the expiration or termination of the Exchange
                                        Offer. See "The Exchange Offer -- Terms of the
                                        Exchange Offer; Period for Tendering Old Notes" and
                                        "-- Withdrawal Rights."

Certain Conditions to the
  Exchange offer......................  The Exchange Offer is subject to certain customary conditions, all of which may be waived by the
                                        Company, including the absence of (i) threatened or
                                        pending proceedings seeking to restrain the
                                        Exchange Offer or resulting in a material delay to
                                        the Exchange Offer; (ii) a general suspension of
                                        trading on any national securities exchange or in
                                        the over-the-counter market; (iii) a banking
                                        moratorium; (iv) a commencement of war, armed
                                        hostilities or other similar international calamity
                                        directly or indirectly involving the United States;
                                        and (v) change or threatened change in the
                                        business, properties, assets, liabilities,
                                        financial condition, operations, results of
                                        operations or prospects of the Company and its
                                        subsidiaries taken as a whole that, in the sole
                                        judgment of the Issuers, is or may be adverse to
                                        the Issuers. The Issuers shall not be required to
                                        accept for exchange, or to issue New Notes in
                                        exchange for, any Old Notes, if at any time before
                                        the acceptance of such Old Notes for exchange or
                                        the exchange of New Notes for such Old Notes, any
                                        of the foregoing events occurs which, in the sole
                                        judgment of the Issuers, make it inadvisable to
                                        proceed with the Exchange Offer and/or with such
                                        acceptance for exchange or with such exchange. In
                                        the event the Issuers assert or waive a condition
                                        to the Exchange Offer which constitutes a material
                                        change to the terms of the Exchange Offer, the
                                        Issuers will disclose such change in a manner
                                        reasonably calculated to inform prospective
                                        investors of such change, and will extend the
                                        period of the Exchange Offer by five business days.
                                        If the Issuers fail to consummate the Exchange
                                        Offer because the Exchange Offer is not permitted
                                        by applicable law or Commission policy, they are
                                        obligated pursuant to the Registration Rights
                                        Agreement to file with the Commission a Shelf
                                        Registration Statement to cover resales of the
                                        Transfer Restricted Securities (as defined) by the
                                        holders thereof who satisfy certain conditions. If
                                        the Issuers fail to consummate the Exchange

                                        Offer or file a Shelf Registration Statement in
                                        accordance with the Registration Rights Agreement,
                                        the Issuers will pay Liquidated Damages to each
                                        holder of Transfer Restricted Securities until the
                                        cure of all defaults thereunder. The Exchange Offer
                                        is not conditioned upon any minimum aggregate
                                        principal amount of Old Notes being tendered for
                                        exchange. See "The Exchange Offer -- Registration
                                        Rights; Liquidated Damages" and "-- Certain
                                        Conditions to the Exchange Offer."

Federal Income Tax Consequences.......  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any income,
                                        gain or loss to the Holders or the Issuers. See
                                        "Certain Federal Income Tax Considerations" for a
                                        discussion of the material federal tax consequences
                                        expected to result from the Exchange Offer.

Use of Proceeds.......................  There will be no proceeds to the Issuers from exchanges pursuant to the Exchange Offer.

Appraisal Rights......................  Holders of Old Notes will not have dissenters'
                                        rights or appraisal rights in connection with the
                                        Exchange Offer.

Exchange Agent........................  State Street Bank and Trust Company is serving as
                                        Exchange Agent in connection with the Exchange
                                        Offer.

                  CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "Risk Factors -- Consequences of Exchange and Failure to Exchange" and "The Exchange Offer -- Consequences of Exchanging Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by April 21, 1998 (or any other Registration Default (as defined) has occurred), subject to certain exceptions, with respect to the first 90-day period immediately following thereafter, the Company will be obligated to pay liquidated damages to each Holder of Transfer Restricted Securities affected thereby in an amount equal to $.05 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable, held by such Holder ("Liquidated Damages"). The amount of Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until the Exchange Offer is consummated, or any other Registration Default (as defined) is cured, up to a maximum of $.50 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable.

Issuers...............................  Perkins Family Restaurants, L.P. and Perkins
                                        Finance Corp.
Securities Offered....................  $130 million in aggregate principal amount of
                                        10 1/8% Series B Senior Notes due 2007.
Maturity Date.........................  December 15, 2007
Payment Dates.........................  The Notes bear interest from the date of issuance at the rate of 10 1/8% per annum, payable
                                        semi-annually in arrears on June 15 and December 15
                                        of each year, commencing June 15, 1998.
Ranking...............................  The Notes are general unsecured joint and several obligations of the Issuers. The Notes will rank
                                        PARI PASSU in right of payment with all current and
                                        future senior indebtedness of the Issuers,
                                        including borrowings under the New Credit Facility.
                                        However, all borrowings under the New Credit
                                        Facility are secured by a first priority Lien on
                                        substantially all of the assets of the Company. As
                                        a result, the claims of Holders (as defined in the
                                        Indenture) are effectively subordinated to the
                                        extent of such security interests. At December 31,
                                        1997, no borrowings were outstanding under the New
                                        Credit Facility. However, assuming all Units had
                                        been surrendered for payment and all expenses had
                                        been paid in connection with the Going Private
                                        Transaction, approximately $6.6 million would have
                                        been outstanding under the New Credit Facility as
                                        of December 22, 1997, excluding approximately $3.0
                                        million of standby letters of credit. The Indenture
                                        pursuant to which the Notes were issued (the
                                        "Indenture") permits additional borrowings by the
                                        Issuers, under the New Credit Facility or
                                        otherwise, in the future.
Optional Redemption...................  The Notes will be redeemable, in whole or in part, at the option of the Issuers, on or after December
                                        15, 2002, at the redemption prices set forth
                                        herein, plus accrued and unpaid interest and
                                        Liquidated Damages, if any, thereon, to the
                                        redemption date. In addition, at any time on or
                                        prior to December 15, 2000, the Issuers may redeem
                                        Notes with the net cash proceeds of one or more
                                        public offerings of the Company's equity securities
                                        or the equity securities of any of the Company's
                                        direct or indirect parents (to the extent such net
                                        proceeds have been contributed to the Company as
                                        common equity capital) at 110.125% of the principal
                                        amount thereof, plus accrued and unpaid interest
                                        and Liquidated Damages, if any, thereon to the
                                        redemption date, provided that at least 65% of the
                                        principal amount of Notes originally issued remains
                                        outstanding immediately following such redemption.
                                        See "Description of Notes -- Optional Redemption."

Mandatory Redemption..................  The Issuers are not required to make mandatory redemption or sinking fund payments with respect to
                                        the Notes.
Subsidiary Guarantees.................  The Issuers' payment obligations under the Notes will be jointly and severally guaranteed (the
                                        "Subsidiary Guarantees") by the Company's future
                                        Restricted Subsidiaries other than Finance Corp.,
                                        if any (the "Subsidiary Guarantors").
Change of Control.....................  Upon a Change of Control, each Holder (as defined in the Indenture) of Notes will have the right to
                                        require the Issuers to purchase all or any part of
                                        such Holder's Notes at a price equal to 101% of the
                                        aggregate principal amount thereof, plus accrued
                                        and unpaid interest and Liquidated Damages, if any,
                                        thereon to the date of purchase. There can be no
                                        assurance that the Issuers will have adequate funds
                                        available to repurchase the Notes. See "Risk
                                        Factors -- Possible Inability to Fund Change of
                                        Control Offer."
Certain Covenants.....................  The Indenture contains certain covenants that, among other things, limit the ability of the
                                        Company and its Restricted Subsidiaries (as
                                        defined) to incur additional Indebtedness and issue
                                        preferred stock, pay distributions or make other
                                        restricted payments, engage in sale and leaseback
                                        transactions, create certain liens, enter into
                                        certain transactions with affiliates, sell assets
                                        of the Company or its subsidiaries, incur dividend
                                        and other payment restrictions affecting Restricted
                                        Subsidiaries, issue or sell Equity Interests (as
                                        defined) of the Company's subsidiaries or enter
                                        into certain mergers and consolidations. In
                                        addition, under certain circumstances, the Company
                                        will be required to offer to purchase Notes at a
                                        price equal to 100% of the principal amount
                                        thereof, plus accrued and unpaid interest and
                                        Liquidated Damages, if any, to the date of
                                        purchase, with the proceeds of certain Asset Sales
                                        (as defined). See "Description of Notes."
Transfer Restrictions.................  The Old Notes were not registered under the
                                        Securities Act and are subject to restrictions on
                                        transferability and resale. See "Risk Factors --
                                        Consequences of Exchange and Failure to Exchange."
Use of Proceeds of the Offering.......  The proceeds from the Offering, together with initial borrowings under the New Credit Facility,
                                        are being used to (i) purchase Units from the
                                        public Unitholders in the Going Private
                                        Transaction, (ii) repay existing indebtedness and
                                        (iii) pay related fees and expenses. See "Use of
                                        Proceeds."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

    The historical financial information under the caption "Statement of Operations Data" for each of the years in the five-year period ended December 31, 1996 has been derived from the Company's audited historical financial statements, which financial statements have been audited by Arthur Andersen LLP, independent public accountants. The financial statements for each of the years in the three-year period ended December 31, 1996, and the report thereon are included elsewhere herein. The historical financial information under the captions "Statement of Operations Data," "Other Financial Data" and "Balance Sheet Data" as of September 30, 1997, and for the nine months ended September 30, 1997 and 1996, has been derived from the unaudited financial statements which are included elsewhere herein. In the opinion of the Company, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                                   YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                     -----------------------------------------------------  --------------------
                                                       1992       1993       1994       1995       1996       1996       1997
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Food sales.....................................  $ 181,072  $ 197,090  $ 205,675  $ 228,259  $ 234,164  $ 175,792  $ 185,069
    Franchise revenues.............................     14,079     15,544     16,227     17,492     18,629     13,914     14,603
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenues...............................    195,151    212,634    221,902    245,751    252,793    189,706    199,672
  Depreciation and amortization....................     10,712     11,851     12,107     14,401     15,748     11,748     11,898
  Earnings before net interest and taxes(1)........  $  17,820  $  15,379  $  15,274  $  14,622  $  18,588  $  14,340  $  15,328
OTHER FINANCIAL DATA:
  EBITDA(2)........................................  $  28,687  $  31,695  $  29,381  $  31,441  $  34,473  $  26,194  $  27,995
  EBITDA margin(2)(3)..............................       14.7%      14.9%      13.2%      12.8%      13.6%      13.8%      14.0%
  Net cash provided by operating activities........  $  25,101  $  29,696  $  24,761  $  25,277  $  35,245  $  25,557  $  25,899
  Capital expenditures
    Maintenance....................................  $   1,512  $   2,023  $   2,130  $   3,435  $   2,987  $   2,142  $   2,673
    Renovation.....................................      3,559      4,401      4,118      8,431      4,064      3,273      2,486
    New restaurant development.....................      7,037      9,851     20,908     12,626      1,947      1,870      3,324
    Manufacturing and other........................      3,324      3,793      3,643      4,439      2,860      1,997      1,831
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total capital expenditures...................  $  15,432  $  20,068  $  30,799  $  28,931  $  11,858  $   9,282  $  10,314
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest expense.............................  $   2,467  $   2,777  $   3,266  $   4,826  $   5,066  $   3,841  $   3,558
  Cash distributions paid to Unitholders...........  $  13,744  $  13,765  $  13,780  $  13,870  $  13,904  $  10,428  $  10,428
  Ratio of EBITDA to net interest expense
    and cash distributions paid to
    Unitholders(2).................................        1.8x       1.9x       1.7x       1.7x       1.8x       1.8x       2.0x

PRO FORMA DATA:(4)
  Net interest expense.........................................................................  $  15,888  $  12,142  $  11,661
  Ratio of EBITDA to net interest expense(2)...................................................        2.2x       2.2x       2.4x
  Ratio of long-term debt and capital lease obligations to EBITDA(2)(5)........................         --         --        3.9x

                                                                                               AT SEPTEMBER 30, 1997
                                                                                             -------------------------
                                                                                              ACTUAL     PRO FORMA(6)
                                                                                             ---------  --------------
                                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Property and equipment, net..............................................................  $ 114,312    $  129,011
  Total assets.............................................................................    156,204       207,352
  Total long-term debt and capital lease obligations.......................................     50,460       144,213
  Total partners' capital..................................................................     63,542        25,561

                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                                   YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                     -----------------------------------------------------  --------------------
                                                       1992       1993       1994       1995       1996       1996       1997
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT AVERAGE CHECK)
RESTAURANT OPERATING DATA:
  Restaurant sales
    Company-operated(7)............................  $ 170,765  $ 183,416  $ 187,711  $ 208,057  $ 212,787  $ 160,482  $ 167,843
    Franchised.....................................    372,507    404,339    425,812    440,446    465,172    350,912    367,025
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total........................................  $ 543,272  $ 587,755  $ 613,523  $ 648,503  $ 677,959  $ 511,394  $ 534,868
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Restaurants open (at period end)(7)
    Company-operated...............................        123        127        132        139        134        134        135
    Franchised.....................................        290        298        300        317        329        324        333
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total........................................        413        425        432        456        463        458        468
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Company-operated restaurant data:
    Average sales per restaurant(7)................  $   1,418  $   1,478  $   1,535  $   1,535  $   1,576  $   1,185  $   1,254
      Percentage change over prior period..........        2.1%       4.2%       3.9%       0.0%       2.7%       2.2%       5.8%
    Comparable restaurant sales increase(8)........        4.5%       2.5%       0.8%       0.9%       2.6%       2.1%       5.9%
    Average check(7)...............................  $    4.85  $    5.04  $    5.16  $    5.29  $    5.36  $    5.35  $    5.53
  Franchised restaurant data:
    Average royalties per restaurant...............  $    48.1  $    51.6  $    53.3  $    55.0  $    55.2  $    41.6  $    42.9
    Average sales per restaurant...................  $   1,299  $   1,381  $   1,418  $   1,441  $   1,431  $   1,083  $   1,109

------------------------------
(1) Includes unusual items as follows: year ended December 31, 1993 -- provision for disposition of assets ($4.3 million); year ended December 31, 1994 -- provision for litigation costs ($1.1 million) and provision for disposition of assets ($0.8 million); year ended December 31, 1995 -- asset write-down ($1.9 million), provision for disposition of assets ($0.6 million) and benefit from litigation costs ($0.2 million); and nine months ended September 30, 1997 -- tax-related reorganization costs ($0.7 million). The Company is not subject to federal income taxes and, accordingly, no income taxes were recorded for any of the periods presented.

(2) As used herein, "EBITDA" represents net income plus (i) net interest, (ii) depreciation and amortization, (iii) provision for disposition of assets,
    (iv) asset write-down (SFAS No. 121), (v) provision for (benefit from) litigation costs, (vi) tax-related reorganization costs and (vii) provision for minority interest. The Company has included information concerning EBITDA in this Prospectus because it believes that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indications of an issuer's operating performance.

(3) EBITDA margin represents EBITDA divided by total revenues.

(4) Pro forma data gives effect to (i) the Offering, (ii) estimated initial borrowings under the New Credit Facility, (iii) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (iv) the Going Private Transaction, as if each occurred on January 1, 1996. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

(5) For purposes of this ratio, EBITDA represents EBITDA for the twelve months ended September 30, 1997.

(6) Pro forma data gives effect to (i) the Offering, (ii) estimated initial borrowings under the New Credit Facility, (iii) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (iv) the Going Private Transaction, as if each occurred on September 30, 1997. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

(7) Represents full-service restaurants only.

(8) Comparable restaurant sales increase for each period is calculated using sales of restaurants that have been open during such period and the entire corresponding period of the prior fiscal year. Comparable restaurant sales data excludes those days and dayparts for which the restaurant was not open in both periods.

                                  RISK FACTORS

    Holders of the Old Notes should consider carefully the risk factors set forth below as well as the other information set forth in this Prospectus before tendering their Old Notes in the Exchange Offer. The risk factors set forth below (other than "Consequences of Exchange and Failure to Exchange") are generally applicable to the Old Notes as well as the New Notes. This Prospectus contains certain forward-looking statements, including statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: adverse changes in national or local economic conditions, increased competition, changes in availability, cost and terms of financing, changes in operating expenses and other factors referenced in this Prospectus, including, without limitation, under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Issuers disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this Prospectus to reflect future events or developments.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "The Exchange Offer -- Consequences of Not Exchanging Old Notes."

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to other parties in other transactions substantially similar to the Exchange Offer, the Issuers believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. The Issuers have not, however, sought their own no-action letter from the staff of the Commission. Although there has been no indication of any change in the staff's position, there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. By tendering, each Holder which is not a broker-dealer will represent to the Issuers that, among other things, the person receiving the New Notes, whether or not such person is a Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the

New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer -- Purpose of the Exchange Offer."

SUBSTANTIAL LEVERAGE

    The Company is highly leveraged. On September 30, 1997, after giving pro forma effect to the Offering and estimated initial borrowings of $6.8 million under the New Credit Facility, the Company would have had total indebtedness of approximately $145.6 million (of which $130 million would have consisted of the Notes) and partners' capital of approximately $25.6 million. On such pro forma basis, the Company's ratio of earnings to pro forma fixed charges for the year ended December 31, 1996 and the nine months ended September 30, 1997 would have been 1.0 to 1.0 and 1.2 to 1.0, respectively. The Company and its subsidiaries are permitted to incur substantial additional indebtedness in the future. See "Capitalization" and "Selected Historical and Pro Forma Financial and Other Data" and "Description of Notes."

    The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's liquidity needs for the foreseeable future. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Capital Resources and Liquidity."

    The degree to which the Company is leveraged could have important consequences to Holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry, and (vi) placing the Company at a competitive disadvantage as compared to less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "-- Possible Inability to Fund Change of Control Offer," "Description of Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of Other Indebtedness."

SECURED INDEBTEDNESS; EFFECTIVE SUBORDINATION

    Holders of any secured indebtedness of the Company or its subsidiaries will have claims that are prior to the claims of the Holders of the Notes with respect to the assets securing such other indebtedness. Notably, the Company is a party to the New Credit Facility which is secured by liens on substantially all of the Company's and its subsidiaries' assets. The Notes are effectively subordinated to all such secured indebtedness. In the event of any distribution or payment of the assets of the Company in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to the assets of the Company and its subsidiaries that constitute their collateral. Holders of the Notes will participate ratably with all holders of unsecured indebtedness of the Company that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, Holders of the Notes may receive less, ratably, than holders of secured indebtedness.

    As of September 30, 1997, on an as adjusted basis after giving effect to the Offering and estimated initial borrowings under the New Credit Facility, the aggregate amount of secured indebtedness of the Company and its subsidiaries (representing borrowings under the New Credit Facility) would have been approximately $6.8 million, outstanding standby letters of credit would have been approximately $3.0 million and approximately $40.2 million would have been available for additional borrowings and letters of credit under the New Credit Facility. The Indenture permits the incurrence of substantial additional secured indebtedness by the Company and its subsidiaries, under the New Credit Facility or otherwise, in the future. See "Description of Notes."

RISKS ASSOCIATED WITH THE FOOD SERVICE INDUSTRY

    Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns, the cost and availability of labor, purchasing power, availability of products and the type, number and location of competing restaurants. The Company could also be substantially adversely affected by publicity resulting from food quality, illness, injury or other health concerns or alleged discrimination or other operating issues stemming from one location or a limited number of locations, whether or not the Company is liable. In addition, factors such as increased costs of goods, regional weather conditions and the potential scarcity of experienced management and hourly employees may also adversely affect the food service industry in general and the results of operations and financial condition of the Company.

RELIANCE ON KEY MANAGEMENT

    The Company's business is managed, and its business strategies formulated, by a relatively small number of key executive officers and managers. The loss of these key management persons, including Mr. Smith and Mr. Arras, could have a material adverse effect on the Company. See "Management."

COMPETITION

    The Company's business (including Foxtail) and the restaurant and food services industries in general are highly competitive. The Company competes directly or indirectly with all restaurants, from national and regional chains to local establishments. Some of its competitors are significantly larger than the Company and have substantially greater capital resources at their disposal.

EXPOSURE TO COMMODITY PRICING

    The Company's purchasing department contracts for the purchase of food products in large quantities. Although the Company does not hedge its positions in any of these commodities as a matter of policy, it may opportunistically contract for some of these items in advance of a specific need. As a result, the Company is subject to the risk of substantial and sudden price increases, shortages or interruptions in supply of such items, which could have a material adverse effect on the Company.

FRANCHISE OPERATIONS

    At September 30, 1997, the Company franchised 333 full-service restaurants. The opening and success of franchised restaurants depends on various factors, including the availability of suitable sites, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules and the financial and other capabilities of the Company's franchisees and developers. There can be no assurance that developers planning the opening of multiple restaurants under area development agreements will have the business abilities or sufficient access to financial resources necessary to open the restaurants required by their agreements. There can also be no assurances that franchisees will successfully operate their restaurants in a manner consistent with the Company's concept and standards.


    The Company's largest franchisee operates 41 restaurants, 37 of which are leased from unaffiliated lessors, pursuant to a temporary license agreement initially expiring December 31, 1997, but which the Company has agreed to extend for an additional 90 days. The temporary license agreement was entered into as a result of negotiations following the franchisee's defaults in its payments and certain other obligations under its prior agreements with the Company and in order to give the franchisee an opportunity to seek permanent financing in an amount sufficient to permit it to refinance its existing obligations to its creditors, including the Company, and to remodel its restaurants. While the franchisee has represented to the Company that it is currently in discussions with possible financing sources, the Company believes that if the franchisee is ultimately unsuccessful and loses control of its properties, a majority of the restaurants can continue to be operated as Perkins Family Restaurants pursuant to arrangements between the Company and the owners of the properties. During the past three years, the franchisee's average net royalty payments to the Company were approximately $1.75 million. At December 31, 1997, the franchisee was delinquent in its royalty obligations in the amount of approximately $250,000, net of a reserve for loss of $300,000.


SEASONALITY

    The Company's revenues are subject to seasonal fluctuations. Customer traffic and consequently revenues are highest in the summer months and lowest during the winter months because of the high proportion of restaurants located in states where inclement weather adversely affects guest visits.

GEOGRAPHIC CONCENTRATION

    Perkins restaurants are concentrated in the Midwest, Pennsylvania, upstate New York and central Florida. As a result, a severe or prolonged economic recession or changes in demographic mix, employment levels, population density, weather, real estate market conditions or other factors unique to these geographic regions may adversely affect the Company more than certain of its competitors which are more geographically diverse.

ABSENCE OF A PUBLIC MARKET; RESTRICTIONS ON TRANSFER

    The Old Notes were not registered under the Securities Act. Accordingly, the Old Notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. See "-- Consequences of Exchange and Failure to Exchange" above. Although the Old Notes are eligible for trading in PORTAL, there can be no assurance as to the liquidity of any markets that may develop for the Notes, the ability of Holders of the Notes to sell their Notes, or the prices at which Holders would be able to sell their Notes. Future trading prices of the

Notes will depend on many factors, including, among other things, the Company's ability to effect the Exchange Offer, prevailing interest rates, the Company's operating results and the market for similar securities. However, they are not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act (as defined) and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. See "Description of Notes -- Registration Rights; Liquidated Damages." The Company does not intend to apply for listing of the Notes on any securities exchange.

REGULATION

    The restaurant and food distribution industries are subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and building and zoning requirements. Also, the Company is subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. The failure to obtain or retain food licenses or an increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company. In September 1997, the second phase of an increase in the minimum wage was implemented in accordance with the Federal Fair Labor Standards Act of 1996. See "Business -- Government Regulation."

CONTROL OF THE COMPANY; RELATIONSHIP WITH FRIENDLY ICE CREAM CORPORATION;
  POTENTIAL CONFLICTS OF INTEREST


    Since the consummation of the Going Private Transaction, all of the Company's outstanding equity interests are indirectly held by TRC. TRC's outstanding equity interests are owned 33.3%, 33.3% and 28.2% by Donald N. Smith, Harrah's and Equitable, respectively. These shareholders, if they were to act together, would have the ability to make significant decisions affecting the operations of the Company.


    Mr. Smith and Equitable own 10.3% and 2.1%, respectively, of Friendly Ice Cream Corporation ("Friendly's"), which operates and franchises full-service restaurants. Mr. Smith, the Chairman of the Board and Chief Executive Officer of Perkins Management Company, Inc. ("PMC"), is the Chairman, Chief Executive Officer and President of Friendly's. In addition, three of the directors of PMC are directors of Friendly's. In the ordinary course of business, the Company enters into transactions with Friendly's. The Company's policy is to only enter into a transaction with an affiliate in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon terms that are no less favorable to the Company than could be obtained if the transaction was entered into with an unaffiliated third party. See "Certain Transactions."

    Circumstances could arise in which the interests of TRC and its stockholders could be in conflict with the interests of the Holders of the Notes. In addition, Friendly's competes with the Company in certain markets and circumstances could arise in which the interests of Friendly's could be in conflict with the interests of the Company. Since Mr. Smith serves as Chairman, Chief Executive Officer and President of Friendly's and as Chairman and Chief Executive Officer of PMC and, consequently, devotes a portion of his time to the affairs of each company, he may be required to limit his involvement in those areas, if any, where the interests of the Company conflict with those of Friendly's. Mr. Smith does not have an employment agreement with the Company nor is he contractually prohibited from engaging in other business ventures in the future, any of which could compete with the Company or its subsidiaries.

FRAUDULENT CONVEYANCE STATUTES

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company, Finance Corp. or any Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the Notes or the Subsidiary Guarantees, (i) (a) was or is insolvent or rendered insolvent by reason of such incurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company, Finance Corp. or any Subsidiary Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur debts beyond its ability to pay such debts as they mature, and
(ii) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes or the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company, Finance Corp. or any Subsidiary Guarantor. In addition, the payment of interest and principal by the Company, Finance Corp. or any Subsidiary Guarantor pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company, Finance Corp. or any Subsidiary Guarantor.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company, Finance Corp. or any Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, the Issuers believe that, after giving effect to the indebtedness incurred in connection with the Offering and the establishment of the New Credit Facility, the Company was not insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Issuers' conclusions in this regard.

POSSIBLE INABILITY TO FUND CHANGE OF CONTROL OFFER

    Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. In addition, under the New Credit Facility, in the event of circumstances which are similar to a Change of Control, repayment of borrowings under the New Credit Facility will be subject to acceleration. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes -- Repurchase at the Option of Holders."

                         THE GOING PRIVATE TRANSACTION

    The Company is a limited partnership that currently is indirectly owned (including its general partner's interest) by The Restaurant Company ("TRC"). Until December 1997, the Company's Units were traded on the New York Stock Exchange under the symbol "PFR." In September 1997, the Company, TRC and Perkins Acquisition Corp. ("MergerCo.") entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") pursuant to which the Company's operating partnership subsidiary was eliminated through a merger and a series of transactions were consummated on December 22, 1997 whereby the Company became an indirect wholly-owned subsidiary of TRC and the approximately 5.44 million Units held by persons other than TRC and its subsidiaries were converted into the right to receive $14.00 in cash per Unit. Such transactions consummated on December 22, 1997 are collectively referred to herein as the "Going Private Transaction." The offering of the Old Notes (the "Offering") and the Going Private Transaction were consummated concurrently. See "The Going Private Transaction."


    TRC is owned 33.3% by Donald N. Smith, the Company's Chairman and Chief Executive Officer, 33.3% by a subsidiary of Harrah's Entertainment, Inc. ("Harrah's"), 28.2% by The Equitable Life Assurance Society of the United States ("Equitable") and 5.2% by others. No change in the Company's management or business strategy is anticipated as a result of the consummation of the Going Private Transaction.


    Approximately $137 million is required to (i) consummate the Going Private Transaction, (ii) repay existing indebtedness and (iii) pay related fees and expenses. Such funds are being obtained from the proceeds of the Offering, internally generated funds and the New Credit Facility. See "Use of Proceeds."

                                USE OF PROCEEDS

    The Issuers will not receive any proceeds from the Exchange Offer.

    The Company is using the proceeds from the issuance of the Old Notes, together with anticipated initial borrowings under the New Credit Facility, to
(i) purchase Units from the public Unitholders in the Going Private Transaction,
(ii) repay existing indebtedness and (iii) pay related fees and expenses. The following table sets forth estimated sources and uses of funds based on debt balances existing at December 22, 1997.

                                                                  (IN THOUSANDS)
                                                                  --------------
SOURCES OF FUNDS
----------------------------------------------------------------
New Credit Facility(1)..........................................     $  6,585
10 1/8% Senior Notes due 2007...................................      130,000
                                                                  --------------
  Total sources of funds........................................     $136,585
                                                                  --------------
                                                                  --------------

USES OF FUNDS
----------------------------------------------------------------
Purchase of public Units........................................     $ 76,189
Repayment of existing debt
  Existing Credit Facility(2)...................................       13,590
  7.19% Senior Notes due 2005...................................       19,394
  8.6% Senior Notes due 2002....................................        9,300
  6.99% Senior Notes due 2003...................................        3,550
Fees and expenses(3)............................................       14,562
                                                                  --------------
  Total uses of funds...........................................     $136,585
                                                                  --------------
                                                                  --------------

------------------------

(1) Pursuant to the New Credit Facility, a group of banks provided the Company with a new $50 million revolving line of credit facility which, together with the proceeds of the Offering, is being used to finance the Going Private Transaction, refinance the Existing Credit Facility and other existing indebtedness and provide future capital for general corporate purposes.

   Borrowings under the New Credit Facility mature on January 1, 2003 and the
    New Credit Facility contains a $5 million sublimit for letters of credit. Advances under the New Credit Facility may be borrowed, repaid and reborrowed until maturity.

(2) Includes the Company's $40 million revolving line of credit facility and $15 million term loan facility existing prior to the closing of the Going Private Transaction (collectively the "Existing Credit Facility").

(3) Includes fees and expenses of the Going Private Transaction and the financing thereof, including investment banking fees and expenses, financing and refinancing fees and expenses, legal fees and expenses, accounting fees and expenses, filing fees, solicitation, printing and mailing fees and other expenses.

                                 CAPITALIZATION

    The following table sets forth information regarding cash and capitalization of the Company as of September 30, 1997, and as adjusted to give effect to the Going Private Transaction, the financing thereof, and the repayment of existing indebtedness, as if each occurred on September 30, 1997. The information presented below should be read in conjunction with the financial statements and related notes appearing elsewhere herein.

                                                          AT SEPTEMBER 30, 1997
                                                          ---------------------
                                                                        AS
                                                           ACTUAL   ADJUSTED(1)
                                                          --------  -----------
                                                               (DOLLARS IN
                                                               THOUSANDS)
Cash and cash equivalents...............................  $  2,054   $  2,054
                                                          --------  -----------
                                                          --------  -----------
Short-term debt:
  Current maturities of long-term debt..................  $  4,624   $ --
  Current maturities of capital lease obligations.......     1,430      1,430
                                                          --------  -----------
        Total short-term debt...........................     6,054      1,430
Long-term debt, less current maturities:
  New Credit Facility...................................     --         6,779
  10 1/8% Senior Notes due 2007.........................     --       130,000
  7.19% Unsecured Senior Notes due 2005.................    17,576     --
  8.6% Unsecured Senior Notes due 2002..................     7,950     --
  6.99% Unsecured Senior Notes due 2003.................     3,250     --
  Capital lease obligations.............................     7,434      7,434
  Existing Credit Facility..............................    14,250     --
                                                          --------  -----------
      Total long-term debt..............................    50,460    144,213

Total Partners' capital.................................    63,542     25,561
                                                          --------  -----------
        Total capitalization............................  $120,056   $171,204
                                                          --------  -----------
                                                          --------  -----------

------------------------

(1) Adjusted to give effect to (i) the Offering, (ii) initial borrowings under the New Credit Facility, (iii) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (iv) the Going Private Transaction, as if each occurred on September 30, 1997.

           SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

    The historical financial information under the captions "Statement of Operations Data" and "Balance Sheet Data" for each of the years in the five-year period ended December 31, 1996 has been derived from the Company's audited historical financial statements, which financial statements have been audited by Arthur Andersen LLP, independent public accountants. The financial statements as of December 31, 1995 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, and the report thereon, are included elsewhere herein. The historical financial information under the captions "Statement of Operation Data," "Other Financial Data" and "Balance Sheet Data" as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996, has been derived from the unaudited financial statements which are included elsewhere herein. In the opinion of the Company, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                                                                                                           NINE MONTHS
                                                                                                              ENDED
                                                              YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                -----------------------------------------------------  --------------------
                                                  1992       1993       1994       1995       1996       1996       1997
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Food sales................................  $ 181,072  $ 197,090  $ 205,675  $ 228,259  $ 234,164  $ 175,792  $ 185,069
    Franchise revenues........................     14,079     15,544     16,227     17,492     18,629     13,914     14,603
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total revenues........................    195,151    212,634    221,902    245,751    252,793    189,706    199,672
  Cost of sales...............................    150,267    163,290    171,703    192,798    195,710    146,684    152,825
  General and administrative expenses.........     16,627     18,337     21,779     22,251     23,741     17,655     19,593
  Depreciation and amortization...............     10,712     11,851     12,107     14,401     15,748     11,748     11,898
  Asset write-down (SFAS 121).................     --         --         --          1,900     --         --         --
  Provisions for disposition of assets and
    litigation................................     --          4,338      1,879        419     --         --         --
  Other expenses (income).....................       (275)      (561)      (840)      (640)      (994)      (721)        28
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings before net interest and taxes(1)...     17,820     15,379     15,274     14,622     18,588     14,340     15,328
  Net interest expense........................      2,467      2,777      3,266      4,826      5,066      3,841      3,558
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income(1)...............................  $  15,353  $  12,602  $  12,008  $   9,796  $  13,522  $  10,499  $  11,770
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income per Unit                           $    1.48  $    1.21  $    1.16  $     .94  $    1.30  $    1.01  $    1.13
OTHER FINANCIAL DATA:
  EBITDA(2)...................................  $  28,687  $  31,695  $  29,381  $  31,441  $  34,473  $  26,194  $  27,995
  EBITDA margin(2)(3).........................       14.7%      14.9%      13.2%      12.8%      13.6%      13.8%      14.0%
  Net cash provided by operating activities...  $  25,101  $  29,696  $  24,761  $  25,277  $  35,245  $  25,557  $  25,899
  Capital expenditures
    Maintenance...............................  $   1,512  $   2,023  $   2,130  $   3,435  $   2,987  $   2,142  $   2,673
    Renovation................................      3,559      4,401      4,118      8,431      4,064      3,273      2,486
    New restaurant development................      7,037      9,851     20,908     12,626      1,947      1,870      3,324
    Manufacturing and other...................      3,324      3,793      3,643      4,439      2,860      1,997      1,831
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
        Total capital expenditures............  $  15,432  $  20,068  $  30,799  $  28,931  $  11,858  $   9,282  $  10,314
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Cash distributions paid to Unitholders......  $  13,744  $  13,765  $  13,780  $  13,870  $  13,904  $  10,428  $  10,428
  Ratio of EBITDA to net interest expense and
    cash distributions paid to
    Unitholders(2)............................       1.8x       1.9x       1.7x       1.7x       1.8x       1.8x       2.0x
  Ratio of earnings to fixed charges(4).......       4.2x       3.2x       2.9x       2.3x       2.8x       2.8x       3.2x
PRO FORMA DATA:(5)
  Net income..............................................................................  $     616  $     691  $   2,126
  Net income per unit.....................................................................  $    0.12  $    0.14  $    0.42
  Net interest expense....................................................................  $  15,888  $  12,142  $  11,661
  Ratio of EBITDA to net interest expense(2)..............................................       2.2x       2.2x       2.4x
  Ratio of long-term debt and capital lease obligations to EBITDA(2)(6)...................     --         --           3.9x
  Ratio of earnings to fixed charges(4)...................................................       1.0x       1.0x       1.2x

                                                                 AT DECEMBER 31,                      AT SEPTEMBER 30, 1997
                                              -----------------------------------------------------  ------------------------
                                                1992       1993       1994       1995       1996      ACTUAL    PRO FORMA(7)
                                              ---------  ---------  ---------  ---------  ---------  ---------  -------------
                                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Property and equipment, net...............  $  80,700  $  87,488  $ 105,404  $ 117,435  $ 115,086  $ 114,312   $   129,011
  Total assets..............................    125,972    131,709    150,407    161,829    155,656    156,204       207,352
  Total long-term debt and capital lease
    obligations.............................     33,196     35,794     50,737     66,660     56,817     50,460       144,213
  Total partners' capital...................     66,960     66,255     64,778     61,096     61,557     63,542        25,561

--------------------------

(1) Includes unusual items as follows: year ended December 31, 1993 -- provision for disposition of assets ($4.3 million); year ended December 31, 1994 -- provision for litigation costs ($1.1 million) and provision for disposition of assets ($0.8 million); year ended December 31, 1995 -- asset write-down ($1.9 million), provision for disposition of assets ($0.6 million) and benefit from litigation costs ($0.2 million); and nine months ended September 30, 1997 -- tax-related reorganization costs ($0.7 million). The Company is not subject to federal income taxes and, accordingly, no income taxes were recorded for any of the periods presented.

(2) As used herein, "EBITDA" represents net income plus (i) net interest, (ii) depreciation and amortization, (iii) provision for disposition of assets,
    (iv) asset write-down (SFAS No. 121), (v) provision for (benefit from) litigation costs, (vi) tax-related reorganization costs and (vii) provision for minority interest. The Company has included information concerning EBITDA in this Prospectus because it believes that such information is used by certain investors as one measure of an issuer's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings from operations or other traditional indications of an issuer's operating performance.

(3) EBITDA margin represents EBITDA divided by total revenues.

(4) The ratio of earnings to fixed charges is computed by dividing (i) the sum of pre-tax income (equivalent to net income as the Company is not subject to federal income taxes), minority interest, amortization of previously capitalized interest and fixed charges (excluding capitalized interest) by
    (ii) fixed charges. Fixed charges consist of total interest incurred, amortization of debt financing costs and the portion of rental expense on operating leases considered to represent interest cost.

(5) Pro forma data gives effect to (i) the Offering, (ii) estimated initial borrowings under the New Credit Facility, (iii) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (iv) the Going Private Transaction, as if each occurred on January 1, 1996. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

(6) For purposes of this ratio, EBITDA represents EBITDA for the twelve months ended September 30, 1997.

(7) Pro forma data gives effect to (i) the Offering, (ii) estimated initial borrowings under the New Credit Facility, (iii) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (iv) the Going Private Transaction, as if each occurred on September 30, 1997. The pro forma data has been derived from the unaudited pro forma financial statements included elsewhere in this Prospectus.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

    THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    The Company is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York, and central Florida. As of September 30, 1997, the Company owned and operated 135 full-service restaurants, franchised 333 full-service restaurants and manufactured and distributed bakery products which were sold to Company-operated restaurants, franchisees and third parties. The Company's revenues are derived primarily from the operation of full-service restaurants, franchise revenues and the sale of bakery products produced by Foxtail. Foxtail offers cookie dough, muffin batters, pancake mixes, pies and other food products to Company-operated and franchised restaurants through food service distributors in order to ensure consistency and availability of Perkins' proprietary products to each restaurant in the system. Additionally, Foxtail manufactures certain proprietary and non-proprietary products for sale to non-Perkins operations. Sales from Foxtail to Company-operated restaurants are eliminated in the income statements. For the twelve months ended September 30, 1997, revenues from Company-operated restaurants, Foxtail and franchise revenues accounted for 84.0%, 8.7% and 7.3% of total revenues, respectively.

    Since January 1, 1996, the Company has opened six full-service Perkins restaurants, each of which is based upon the Company's current prototype building design. The average investment, excluding land and pre-opening expenses, was approximately $1.1 million. The Company purchased five of the sites for these six restaurants at an average cost of approximately $472,000. The sixth site was acquired under a ground lease. Management believes the average investment for new Company-operated full-service restaurants scheduled to be built during the remainder of 1997 and 1998 will range from $1.1 to $1.3 million and land cost will range from $300,000 to $450,000 in cases in which the Company purchases the site. The Company targets a minimum sales to investment ratio of 1:1 or greater for all new Company-operated restaurants for its first year of operation. Pre-opening expenses consist principally of non-recurring costs, such as hourly employee recruiting and training, meals, lodging and travel. Pre-opening costs are amortized over 12 months beginning in the month the restaurant opens. Average annual revenues for the year ended December 31, 1996 for all Company-operated restaurants were approximately $1.6 million.

    The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor. An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of September 30, 1997, approximately 86% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere and menu offerings which include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    The Company currently sponsors financing programs on competitive terms designed to provide its franchisees with access to financing options to support the remodeling of existing restaurants. The financing is provided by two financial services companies with extensive experience in franchise and cash flow based lending. The programs were designed to allow each franchisee's request for financing to be evaluated solely on the basis of the financial performance of the franchisee without support from the Company. However, under both programs, the Company has the option to extend differing levels of support in its sole discretion, if it determines that such support will have a positive strategic impact on the future growth of the Company. Although not specifically part of the current programs, both financial services companies are also offering competitive financing options to both new and existing franchisees for equipment and real estate financing outside of the current remodel initiative.

    In the past, the Company has sponsored financing programs offered by certain lending institutions to help its franchisees obtain funds for the construction of new franchised restaurants and to purchase and install in-store bakeries. The Company provided a limited guaranty of the funds borrowed for such purposes. As of September 30, 1997, there were approximately $3.7 million in borrowings outstanding under these programs. The Company has guaranteed $1.2 million of these borrowings. No additional borrowings are available under these programs.

    The Company's revenues have increased steadily over the last five years. System-wide restaurant revenues (including franchised restaurants) have increased 29.1% from $543.3 million in 1992 to $701.4 million for the twelve months ended September 30, 1997. Revenues from Company-operated restaurants have increased 28.9% from $170.8 million to $220.1 million and franchise revenues have increased 37.2% from $14.1 million to $19.3 million, over the same period. Average revenue per Company-operated restaurant has increased approximately 16% from $1.4 million to $1.6 million over the same period. EBITDA (as defined) for the same periods were $28.7 million and $36.3 million, respectively, representing a 26.5% increase. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 25 quarters.

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated certain operating and other data of the Company. All revenues, costs and expenses are expressed as a percentage of total revenues. Certain prior year amounts have been reclassified to conform to current year presentation.

                                                                                                           NINE MONTHS ENDED
                                                                             YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                         -------------------------------  --------------------
                                                                           1994       1995       1996       1996       1997
                                                                         ---------  ---------  ---------  ---------  ---------
Revenues
  Food sales...........................................................       92.7%      92.9%      92.6%      92.7%      92.7%
  Franchise revenues...................................................        7.3        7.1        7.4        7.3        7.3
                                                                         ---------  ---------  ---------  ---------  ---------
  Total revenues.......................................................      100.0      100.0      100.0      100.0      100.0
Costs and expenses
  Cost of sales:
    Food cost..........................................................       26.1       26.9       27.1       27.0       26.6
    Labor and benefits.................................................       32.0       32.1       31.2       31.3       31.4
    Operating expenses.................................................       19.2       19.4       19.1       19.1       18.6
  General and administrative...........................................        9.8        9.1        9.4        9.3        9.8
  Depreciation and amortization........................................        5.5        5.9        6.2        6.2        6.0
  Interest, net........................................................        1.5        2.0        2.0        2.0        1.8
  Tax-related reorganization costs.....................................     --         --         --         --            0.3
  Other, net...........................................................        0.5        0.6       (0.3)      (0.4)      (0.3)
                                                                         ---------  ---------  ---------  ---------  ---------
  Total costs and expenses.............................................       94.6       96.0       94.7       94.5       94.2
                                                                         ---------  ---------  ---------  ---------  ---------
Net income.............................................................        5.4%       4.0%       5.3%       5.5%       5.8%
                                                                         ---------  ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1997

REVENUES

    Total revenues for the first nine months of 1997 increased approximately 5.3% over the same period in 1996 due primarily to higher comparable restaurant sales and the net addition of seven new franchised restaurants. Comparable restaurant sales for Company-operated restaurants increased approximately 5.9%, due primarily to selective menu price increases, guest preferences for higher-priced entrees and an increase in comparable restaurant guest visits. The shift in customer preference to higher-priced entrees can be attributed to the Company's development and promotion of higher-priced menu items. Management believes remodeling of Company-operated restaurants, increased promotional events and implementation of new products resulted in increased guest visits.

    Revenues from Foxtail increased 9.1% for the nine months ended September 30, 1997 versus the same period in the prior year and comprised approximately 8.4% of the Company's revenues for the period. The increase in Foxtail revenues can be primarily attributed to price increases effective in August 1996 and January 1997, increased sales outside the Perkins system and an increased number of franchised restaurants. The increase in outside sales is due to the Company developing external sales in order to maintain plant utilization during slower production periods.

    Franchise revenues, which consist primarily of franchise royalties and initial license fees, increased 5.0% in the first nine months of 1997 versus the same period in the prior year. Although comparable franchised restaurant sales remained constant with the prior year, revenues of franchised restaurants opened during 1995 and 1996 averaged 16% higher than the franchise system average resulting in overall greater franchise revenues. Additionally, 18 new franchised restaurants have opened since September 30, 1996. Revenues from these openings were partially offset by the closing of 11 under-performing franchised restaurants.

COST AND EXPENSES

    FOOD COSTS

    Food costs for the nine months ended September 30, 1997 decreased 0.4 percentage points as a percent of total revenues. Restaurant food costs decreased due to selective menu price increases and a decline in the costs of certain commodities which include eggs and frozen products. The decrease was partially offset by higher food costs associated with pork and poultry products.

    LABOR AND BENEFITS

    Labor and benefits expense, as a percentage of total revenues, increased 0.1 percentage points for the nine months ended September 30, 1997. This increase was primarily due to increased hourly labor costs in the Company's restaurants.

    The wage rates of the Company's hourly employees are impacted by Federal and state minimum wage laws. Legislation which raised the Federal minimum wage rate in 1996 and has further increased the minimum wage rate in 1997 has had an impact on the Company's labor costs. Certain states do not allow tip credits for servers which results in higher payroll costs as well as greater exposure to increases in minimum wage rates. In the past, the Company has been able to offset increases in labor costs through selective menu price increases and improvements in productivity. The Company anticipates that it can offset the majority of the current increases through selective menu price increases. However, there is no assurance that future increases can be mitigated through raising menu prices.

    OPERATING EXPENSES

    Operating expenses for the first nine months of 1997 decreased 0.5 percentage points. Operating expenses such as utilities and local restaurant marketing costs increased at a lower rate than revenues.

    GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased 0.5 percentage points for the nine months ended September 30, 1997. The difference was due to increases in compensation costs, restaurant development costs, training costs and promotional expenses for Foxtail.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased 1.3% for the nine months ended September 30, 1997 over the same period in the prior year due primarily to the continuing refurbishment program to upgrade and maintain existing restaurants as well as the addition of new Company-operated restaurants.

    INTEREST, NET

    Net interest expense for the nine months ended September 30, 1997 decreased 7.4% over the same period in 1996 due primarily to lower debt outstanding during the period. In addition, interest expense associated with capital lease obligations decreased.

    TAX-RELATED REORGANIZATION COSTS

    Tax-related reorganization costs of approximately $650,000 were incurred during 1997 associated with analyzing the alternatives to becoming a tax-paying entity beginning January 1998.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1996

REVENUES

    Total revenues increased 2.9% over 1995 due primarily to increased restaurant food sales, increased sales at Foxtail and increased franchise royalties. Increased restaurant food sales can be primarily attributed to the addition of three new restaurants in 1996 and ten new restaurants in 1995, partially offset by the closing of four Company-operated restaurants and refranchising of three Company-operated restaurants. Comparable restaurant sales increased approximately 2.6% over 1995 due primarily to selective price increases and an increase in comparable guest visits of 0.8%. Revenues from Foxtail increased approximately 5.8% over 1995 and constituted approximately 8.5% of the Company's total 1996 revenues. This increase can be attributed primarily to increased bakery sales at franchised restaurants to which Foxtail sells various mixes, doughs and pies.

    Franchise revenues, which increased 6.5% over the prior year due primarily to the addition of nineteen new franchised restaurants, were partially offset by a decrease in sales for franchised restaurants open for more than one year. Ten franchised restaurants were closed during 1996 and three Company-operated restaurants began operations as franchised restaurants during the year.

COSTS AND EXPENSES

    FOOD COSTS

    In terms of total revenues, food costs increased 0.2 percentage points over 1995. Restaurant division food costs expressed as a percentage of restaurant division sales remained relatively constant as compared to 1995. Slight decreases in commodity costs were partially offset by changes in the menu mix due to promotions such as steak and eggs, shrimp, and turkey. Additionally, the costs of certain product enhancements were offset by selective menu price increases. Promotional discounts remained relatively constant as compared with 1995.

    The cost of Foxtail sales, in terms of total Foxtail revenues, increased approximately 1.7 percentage points from 1995 due primarily to certain commodity cost and packaging increases. As a manufacturing operation, Foxtail typically has higher food costs as a percent of revenues than the Company's restaurants. Although the restaurants provide the majority of the Company's revenues, as Foxtail becomes a more significant source of revenues to the Company, management expects total food costs to increase as a percent of total revenues.

    LABOR AND BENEFITS

    Labor and benefits expense, as a percentage of total revenues, decreased 0.9 percentage points from 1995, primarily due to improved productivity in the Company's restaurants and pie manufacturing facility. These expenses also benefited from reduced claims costs associated with the Company's group health and workers compensation programs. As a percentage of revenues, Foxtail labor and benefit charges are significantly lower than the Company's restaurants. As Foxtail becomes a more significant component of the Company's total operations, labor and benefits expense, expressed as a percent of total revenue, should decrease.

    The wage rates of the Company's hourly employees are impacted by Federal and state minimum wage laws. Legislation which raised the Federal minimum wage rate in 1996 has had an impact on the Company's labor costs. In the past, the Company has been able to offset increases in labor costs through selective menu price increases and improvements in productivity. The Company anticipates that it can offset the majority of the current increase through selective menu price increases. However, there is no assurance that future wage increases can be mitigated through raising menu prices.

    OPERATING EXPENSES

    Operating expenses, expressed as a percentage of total revenues, decreased
0.3 percentage points from 1995 to 1996. Decreases in direct operating and pre-opening expenses, as a percent of restaurant division sales, were partially offset by an increase in repairs and maintenance expense. A decrease in Foxtail operating expenses, as a percentage of Foxtail revenue, was primarily due to decreases in net freight costs, repairs and maintenance and advertising expenses offset by higher promotional costs.

    GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased approximately 6.7% over 1995, which is primarily the result of an increase in incentive costs due to the Company's positive operating results in 1996. Additional factors contributing to this increase were increased administrative support related to growth at Foxtail and an increase in the Company's match of 401(k) contributions from 25% in 1995 to 50% in 1996.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased approximately 9.4% over 1995 due to the addition of three new Company-operated restaurants and recent refurbishments to upgrade and improve existing restaurants.

    INTEREST, NET

    Net interest expense was approximately 5% higher than 1995 primarily as the result of a higher average debt balance. This increase was partially offset by a decrease in the interest expense associated with capital lease obligations.

    OTHER

    Other income increased approximately $354,000 during 1996 due primarily to rental income on four restaurant properties which were leased to franchisees in late 1995 and 1996 and one property leased to another restaurant chain in 1996. Depreciation expense associated with these five properties totaling $324,000 is included in depreciation and amortization expense.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1995

REVENUES

    Total revenues increased 10.7% over 1994 due primarily to the addition of new Company-operated and franchised restaurants, increased comparable restaurant sales and increased Foxtail sales.

    Increased restaurant food sales can be primarily attributed to the addition of ten new restaurants in 1995 and an approximate 1% increase in comparable restaurant sales. Comparable restaurant sales increased due primarily to selective menu price increases, a shift in sales to higher-priced entrees and decreased promotional discounting, partially offset by a decline in comparable guest visits.

    Revenues in 1995 from Foxtail increased 12.5% over 1994. The increase in Foxtail's revenue can be primarily attributed to increased production at the pie plant opened in July 1993 as well as the addition of in-store bakeries at franchised restaurants, to which Foxtail sells various mixes, doughs, and pies. Sales to parties outside of the Perkins system increased approximately 11% over 1994.

    Franchise revenues increased 7.8% over the prior year due to the addition of twenty-three new franchised restaurants and bakeries partially offset by slightly lower sales in franchised restaurants open for more than one year. Five franchised restaurants were closed and one Company-operated restaurant was converted to a franchised restaurant during 1995.

COSTS AND EXPENSES

    FOOD COSTS

    In terms of total revenues, food costs increased 0.8 percentage points over 1994. Restaurant division food costs increased 0.7 percentage points over 1994 due primarily to the higher cost of certain commodities, particularly coffee and fresh produce, as well as selective product upgrades. Additionally, marketing promotions during the year, which impact food cost percentages by reducing net revenue generated, were heavily concentrated on certain entrees that carry higher food cost percentages. Selective menu price increases partially negated the increases in food costs. The addition of new Company-operated restaurants during the year also adversely impacted food costs as new restaurants typically generate higher food cost percentages due to sales in these restaurants being weighted more heavily toward higher percentage cost dinner items.

    The cost of Foxtail's sales, in terms of total Foxtail revenues, increased approximately 0.3 percentage points from 1994, due primarily to certain commodity cost increases that were not completely passed on to customers.

    LABOR AND BENEFITS

    Labor and benefits expense, as a percentage of total revenues, increased 0.1 percentage points over 1994. This increase can primarily be attributed to increased production at Foxtail's pie manufacturing facilities which requires significantly higher labor and benefit costs than the division's other two manufacturing facilities. Additionally, significantly higher workers' compensation costs in the state in which Foxtail's manufacturing facilities are located also contributed to the increase.

    While total restaurant division labor and benefits expense, as a percentage of total revenues, did not increase between 1994 and 1995, wage rate inflation due to continued low unemployment, a shrinking labor pool and increased competition for employees, combined with lower than average productivity, in new Company-operated restaurants increased labor costs as percentage of restaurant sales by 0.4 percentage points. Programs in place to control group health insurance and restaurant division workers compensation insurance costs and a reduction in the Company's match of 401(k) contributions from 50% of employee contributions in 1994 to 25% in 1995 offset this increase.

    OPERATING EXPENSES

    Operating expenses, expressed as a percentage of total revenues, increased
0.2 percentage points over 1994. Opening costs related to new franchised restaurants, pre-opening expenses for new Company-operated restaurants and the increased cost of paper supplies increased as a percentage of total revenues. These increases were offset by lower repairs and maintenance expense and efficiencies gained due to increased production at Foxtail.

    GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased 2.2% over 1994, which primarily reflects the impact of inflation combined with increased administrative support related to growth at Foxtail. Reduced outside services and legal expenses related to non-recurring projects in 1994 and a reduction in the Company's match of 401(k) contributions from 50% in 1994 to 25% in 1995 partially offset these increases.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased approximately 19% over 1994 due to the addition of new Company-operated restaurants. Significant remodels of older restaurants undertaken to maintain consistency of appearance within the chain also contributed to the increase.

    INTEREST, NET

    Net interest expense was approximately 48% higher than 1994 due to a higher average debt balance stemming from the Company's expansion during the year. This increase was partially offset by a decrease in interest expense associated with capital lease obligations.

    OTHER

    Results of operations for 1995 reflect a $1.9 million non-cash charge against earnings as a result of the adoption of SFAS No. 121.

    In 1995, the Company recorded losses totaling $609,000 primarily related to the disposition of an underperforming property and the write-off of predevelopment costs for cancelled restaurant locations that were estimated to provide less than acceptable returns.

    Net income for the year also included a benefit as a result of a litigation settlement associated with a lawsuit brought by a former employee. This lawsuit was settled for $190,000 less than the original reserve expensed in 1994.

CAPITAL RESOURCES AND LIQUIDITY

    Principal uses of cash during the nine months ended September 30, 1997 included distributions paid to Unitholders, capital expenditures and a net reduction in long-term debt. Capital expenditures consisted primarily of land, building and equipment purchases for new Company-operated restaurants, maintenance capital and costs related to remodels of existing restaurants. Remodels and restaurant upgrades constituted approximately 24% of the capital expenditures during the first nine months of 1997. The Company's primary source of funding was cash provided by operations. The Company's capital budget for 1997 is $18.6 million. Actual capital expenditures for the year were approximately $16.3 million.

    The following table summarizes capital expenditures for each of the years in the three-year period ended December 31, 1996 and for the nine months ended September 30, 1997.

                                                                                                      NINE MONTHS
                                                                                                         ENDED
                                                                       YEARS ENDED DECEMBER 31,      SEPTEMBER 30,
                                                                    -------------------------------  -------------
                                                                      1994       1995       1996         1997
                                                                    ---------  ---------  ---------  -------------
Maintenance.......................................................  $   2,130  $   3,435  $   2,987    $   2,673
Renovation........................................................      4,118      8,431      4,064        2,486
New restaurant development........................................     20,908     12,626      1,947        3,324
Manufacturing.....................................................        809        859        651          328
Other.............................................................      2,834      3,580      2,209        1,503
                                                                    ---------  ---------  ---------  -------------
  Total capital expenditures......................................  $  30,799  $  28,931  $  11,858    $  10,314
                                                                    ---------  ---------  ---------  -------------
                                                                    ---------  ---------  ---------  -------------

    The Company expects its capital budget in 1998 to be approximately $21.9 million. The Company plans to add six new full-service Company-operated restaurants in 1998. The remaining capital budget will be applied to remodels of existing restaurants and upgrades of restaurant technology. The primary source of funding for these projects is expected to be cash provided by operations. Capital spending could vary significantly from planned amounts as certain of these expenditures are discretionary in nature.

    As is typical in the restaurant industry, the Company ordinarily operates with a working capital deficit since the majority of its sales are for cash, while credit is received from its suppliers. Therefore, operating with a working capital deficit does not impair the Company's short-term liquidity. At September 30, 1997, this deficit was $21.5 million, which was primarily the result of utilizing available cash for capital expenditures, repayment of debt and distributions to Unitholders.

    Pursuant to the New Credit Facility a group of banks provided the Company with a new $50 million revolving line of credit. See "Description of Other Indebtedness." The Company anticipates using the proceeds from expected initial borrowings under the New Credit Facility, together with the proceeds of the Offering, to repay existing indebtedness and finance the Going Private Transaction. At December 31, 1997, no borrowings were outstanding under the New Credit Facility. However, assuming all Units had been surrendered for payment and all expenses had been paid in connection with the Going Private Transaction, approximately $6.6 million would have been outstanding under the New Credit Facility as of December 22, 1997, excluding approximately $3.0 million of standby letters of credit, and approximately $40.4 million would have been available for future borrowings and letters of credit under the New Credit Facility.

    Prior to the fourth quarter of 1997, the Company has paid regular quarterly cash distributions to Unit-holders. Following the consummation of the Going Private Transaction, the Company does not expect to pay distributions to its general partner or limited partner except distributions sufficient to satisfy any tax liabilities of its partners arising out of the allocation of taxable income or gain from the Company. The Indenture and the New Credit Facility restrict the Company's ability to pay distributions to its partners.

    The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's liquidity needs for the forseeable future. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company will generate sufficient cash flow from operations, or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the

Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors--Substantial Leverage."

FEDERAL INCOME TAXATION

    For state and Federal income tax purposes, the Company is not a taxpaying entity. As a result, taxable income, which may vary substantially from income reported for financial reporting purposes, is included in the state and Federal income tax returns of its partners. Accordingly, no current provision for income taxes is reflected in the accompanying financial statements. Following the consummation of the Going Private Transaction, the Company will pay distributions to its general partner and/or limited partner from available cash flow in amounts sufficient to satisfy any tax liabilities of the partners arising out of the allocation of taxable income or gain from the Company.

NEW ACCOUNTING PRONOUNCEMENTS

    Effective December 31, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which is discussed in Note 13 to the financial statements.

IMPACT OF INFLATION

    Management believes that inflation has not had a material effect on earnings during the past several years. Inflationary increases in the cost of labor, food and other operating costs could adversely affect the Company's restaurant operating margins. In the past, however, the Company generally has been able to modify its operations to offset increases in its operating costs.

IMPACT OF GOVERNMENTAL REGULATION

    A majority of the Company's employees are paid hourly rates as determined by Federal and state minimum wage rate laws. Future increases in these rates could materially affect the Company's cost of labor.

SEASONALITY

    The Company's revenues are subject to seasonal fluctuations. Customer counts (and consequently revenues) are higher in the summer months and lower during the winter months because of the high proportion of restaurants located in northern states where inclement weather adversely affects guest visits.

                                    BUSINESS

    The Company is a leading operator and franchisor of full-service, mid-scale restaurants located primarily in the Midwest, Pennsylvania, upstate New York and central Florida. The Company's restaurants operate under the names Perkins Family Restaurant-Registered Trademark- and Perkins Family Restaurant and Bakery-Registered Trademark-. Perkins restaurants offer a full menu assortment of breakfast, lunch, dinner, snack and dessert items and many are open 24 hours a day. The business of Perkins was founded in 1958, and since then Perkins has continued to adapt its menus, product offerings, building designs and decor to meet changing consumer preferences. A substantial majority of Company-operated restaurants and franchised restaurants have added in-store bakeries which offer a premium line of freshly prepared baked goods including muffins, cookies and pies.

    As of September 30, 1997, the Company operated 135 full-service restaurants and franchised 333 full-service restaurants located in 32 states and four provinces of Canada. For the twelve months ended September 30, 1997, system-wide restaurant revenues (including franchised restaurants), Company revenues and Company EBITDA were $701.4 million, $262.8 million and $36.3 million, respectively. Company-operated restaurants have achieved comparable restaurant sales increases in each of the last 25 quarters. The Company continues to focus on increasing its number of franchised restaurants, which provide a higher margin of cash flow relative to the required capital investment and create an additional sales outlet for the products of Foxtail. From 1988 to 1996, the average annual royalties per franchised restaurant increased from approximately $38,500 to approximately $55,100 and the number of franchised restaurants increased from 227 to 329.

    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large, comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties. Perkins offers a wide menu selection of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Perkins offers guests a menu of over 140 items ranging in price from $2.99 to $8.99. The Company also approves additional items to meet regional and local tastes. Perkins' signature menu items include buttermilk pancakes, omelettes, bread bowl salads, melt sandwiches and Butterball-Registered Trademark- turkey dinners. Breakfast items, which are available throughout the day, account for slightly more than half of the entrees sold in the Company's restaurants.

    Perkins restaurants are primarily located in free-standing buildings with approximately 90 to 250 seats. Recently, the Company and its franchisees have begun to test the Perkins concept in various non-traditional locations including travel plazas, malls, hotels and airports. The Company and its franchisees operate three alternative formats, including limited menu restaurants and a stand-alone bakery, in addition to full-service stand-alone restaurants. These alternative formats are operated under the names Perkins Cafe and Bakery-Registered Trademark-, Perkins Bakery-Registered Trademark- and Perkins Express-Registered Trademark-.

    In addition to operating and franchising Perkins restaurants, the Company operates Foxtail and is a partner in a joint venture for the development of Jack Astor's Bar and Grill restaurants. Foxtail provides cookie dough, muffin batter, pancake mixes, pies and other bakery products to Company-operated restaurants, franchisees and third parties. During 1996, Foxtail accounted for 8.5% of Company revenues. During 1997, the Company entered into a joint venture with a Canadian casual dining operator for the development of a minimum of three Jack Astor's Bar and Grill restaurants. Jack Astor's Bar and Grill is a casual themed dining concept with a high-energy, fun atmosphere whose offerings include chicken, pasta, hamburgers and alcoholic beverages. The joint venture's first restaurant opened in Greensboro, North Carolina on October 6, 1997.

    During the tenure of the Company's current senior management, a number of improvements have been made to the Company's operations, including: (i) upgrading its menu offerings; (ii) unifying the system's name, restaurant design, marketing programs, purchasing, training and technology; (iii) creating in-store bakeries; (iv) strengthening the franchise system; (v) creating Foxtail; and (vi) developing alternative formats. Also over this time period, the Company has made significant interest payments and Unit distributions, including 44 consecutive quarterly cash distributions to Unitholders since the Company became a publicly-traded limited partnership. For the twelve months ended September 30, 1997, the Company's combined interest expense and quarterly cash distributions to Unitholders was $18.9 million.

COMPETITIVE STRENGTHS

    ESTABLISHED, HIGH-VALUE RESTAURANT BRAND. Perkins is a well-established, highly recognized brand in the geographic areas it serves. Perkins offers its guests a wide variety of over 140 reasonably priced menu items, including fresh bakery products served in a warm and comfortable dining environment with the convenience of extended operating hours. As of September 30, 1997, entrees served in Company-operated restaurants ranged in price from $2.99 to $8.99 for breakfast, $4.29 to $8.99 for lunch and $5.99 to $8.99 for dinner. The Company operates a 3,000 square foot test kitchen in Memphis, Tennessee which develops and tests new menu items. Menus are updated at least three times per year and supplemented with special menus for holiday and promotional events.

    STRONG FRANCHISE NETWORK. The Company has 111 franchisees which operate 333 restaurants in 30 states and four Canadian provinces, representing over 70% of the restaurants in the Perkins system. In addition to providing the Company with substantial royalty revenues ($18.6 million for the twelve months ended September 30, 1997), the franchise network allows the Company to significantly expand the Perkins system without significant capital investment by the Company. The Company believes that it enjoys good relations with its franchisees.

    UPDATED, MODERN RESTAURANTS. The Company employs an on-going system of prototype development, testing and remodeling to maintain operationally efficient, cost-effective and unique interior and exterior facility design and decor. An accelerated program to upgrade existing Company-operated restaurants began in 1995 and continues today. The current remodel package features a modern, distinctive interior and exterior layout that enhances operating efficiencies and guest appeal. As of September 30, 1997, approximately 86% of Company-operated restaurants had either been remodeled or initially constructed since January 1, 1994.

    To promote a consistent and current image throughout the Perkins system, the Company encourages its franchise operators to remodel their restaurants by providing financial incentives and third-party capital programs. Twenty-two franchised restaurants were remodeled in 1996 and [35] additional restaurants were remodeled in 1997, of which 19 were completed by September 30, 1997.

    MANAGEMENT EXPERTISE. The Company has an experienced management team with average tenure with the Company of over seven years and average restaurant industry experience of 20 years. Donald N. Smith, the Company's Chairman and Chief Executive Officer, has over 30 years of restaurant experience, over 12 of which have been with the Company. Richard K. Arras, the Company's President and Chief Operating Officer, has 18 years of restaurant experience, all of which have been with the Company.

    EFFICIENT OPERATIONS. The Company uses a combination of current technology, on-going operational analyses, hourly employee performance programs and the operating experience of both its own field management and that of its franchisees to continuously improve the quality, efficiency and execution of its operating systems. For example, Company-operated restaurants recently implemented programs to improve labor efficiency, lower food cost and improve facility utilization during peak periods.

    DAYPART BALANCE. Perkins has successfully evolved over the last 39 years from its origins as a breakfast-oriented pancake house by developing significant lunch, dinner and late night product offerings. The flexibility of Perkins' multi-daypart offerings allows each location to meet the needs of its local market. During 1996, the revenue breakdown by daypart for Company-operated restaurants was 25% breakfast, 29% lunch, 32% dinner and 14% late night (10:00 p.m. to 6:00 a.m.).

    COMMITMENT TO GUEST SATISFACTION. The Company is focused on continually improving guest satisfaction. The Company regularly surveys customers to determine their overall satisfaction with their dining experience, conducts extensive service quality training programs and operates a toll free number to monitor guests' dining experiences.

    MANAGEMENT INFORMATION SYSTEMS. The Company's information systems not only provide detailed monthly financial statements for each restaurant but daily operating statistics such as sales, labor, guest check and average table turns. The systems also generate weekly restaurant profit and loss statements and food and labor variance analysis. The Company has also developed a labor scheduling system which calculates the amount of labor necessary to provide optimal guest service. The Company's systems are year 2000 compliant.

    PURCHASING LEVERAGE. The Company aggregates the purchasing requirements of all of its Company-operated restaurants and over 90% of its franchised restaurants to obtain purchasing economies of scale for food items, cleaning supplies, equipment, maintenance services and regional distribution agreements. In addition, the Company utilizes outside consultants for information regarding purchases of commodity items and, together with its franchisees, makes significant purchases of commodity products, such as sirloin steak or shrimp, which provide the basis for several product-driven marketing programs throughout the year.

BUSINESS STRATEGY

    INCREASE FRANCHISE REVENUES. The Company plans to continue to add franchised restaurants in existing and new geographic markets. In addition, management will continue to encourage franchisees to remodel and renovate restaurants where appropriate. Management believes its franchisees will open 17 new restaurants in 1997, of which ten had been opened and seven were under construction as of September 30. Management believes its franchisees will open approximately 40 new franchised restaurants during 1998. During 1996, ten franchised restaurants closed and, in 1997, six franchised restaurants had been closed as of September 30.

    SELECTIVELY DEVELOP NEW COMPANY-OPERATED RESTAURANTS. The Company will continue to develop and operate new restaurants based upon its current prototype. Management believes the development of successful Company-operated restaurants supports the continued development of the Perkins franchise system. The Company opened three new full-service Company-operated restaurants in 1997 and plans to add six new full-service Company-operated restaurants in 1998.

    EXPAND NON-TRADITIONAL LOCATIONS AND ALTERNATIVE FORMATS. The Company and its franchisees have built, on a limited test basis, restaurants within non-traditional sites including hotels, airports, travel plazas and strip shopping centers. Within these non-traditional locations, the Company has recently opened restaurants with alternative formats, such as limited menu restaurants and a stand-alone bakery, in addition to full-service, stand-alone restaurants. The Company intends to continue testing non-traditional locations and further develop alternative formats in conjunction with its franchisees in cases where appropriate for the Perkins brand and where anticipated financial returns are acceptable.

    PURSUE COMPLEMENTARY ACQUISITIONS. The Company continually evaluates potential acquisition opportunities of existing franchised Perkins restaurants and other restaurant chains. The Company does not currently have any agreements or understandings to make any acquisitions.

CONCEPT

    The Perkins concept is designed to serve a variety of demographically and geographically diverse customers for a wide range of dining occasions which are appropriate for the entire family. The Perkins concept appeals to a wide range of markets and customer tastes with its large comfortable dining rooms, flexible kitchens, broad menu, moderate pricing, extended operating hours, table service and bakery specialties.

    MENU. Each Perkins restaurant offers a diverse menu of high quality, moderately priced food and beverage items consisting of traditional favorites and seasonal specialties. Each Perkins restaurant offers guests a core menu consisting of certain required menu items that each Company-operated and franchised restaurant must offer, providing the consistency necessary to support the Perkins brand. Additional items are offered to meet regional and local tastes. All menu items served in franchised restaurants must be approved by the Company's research and development department. Menu offerings continually evolve to meet changing consumer tastes.

    The menu currently features over 140 items comprised of a broad selection of breakfast, lunch, dinner and bakery products. Signature breakfast items include premium omelettes, buttermilk pancakes and traditional egg dishes. Breakfast entrees generally range in price from $2.99 to $8.99. Signature lunch items include bread bowl salads, melt sandwiches and specialty burgers generally ranging in price from $4.29 to $8.99. Signature dinner items include chicken puff pastry pie, country fried steak, New York Strip steak and Butterball-Registered Trademark- turkey and dressing. Price points for dinner entrees generally range from $5.99 to $8.99. Entree selections are complemented by appetizers and dessert products. Coffee, iced tea and soft drinks are served as "Bottomless Beverages"-TM- with free refills. Perkins restaurants do not generally serve alcoholic beverages.

    Most Perkins restaurants have an in-store bakery, with bakery products offered both for in-house consumption and for carry-out. Bakery breakfast products include freshly baked Mammoth Muffins-Registered Trademark-, cinnamon rolls and sticky buns. Bakery desserts include freshly prepared cookies, brownies, eclairs and pies.

    RESTAURANT DESIGN. In 1993, the Company began testing a major prototype redesign which features a series of expandable and differentiated dining rooms set around a central kitchen and pantry area. This design reduces the distance servers travel from food pick-up to guest tables. The interior decor package, which was introduced in 1995 with related but distinct decor for each dining area, can be utilized in traditional rectangular buildings and other building designs. Management believes the new prototype and related decor packages add significantly to the value perceptions of its guests. In addition, the Company has developed an exterior design which updates its restaurants while maintaining an identifiable Perkins image. By selectively modifying key concept identifiers, such as entry construction, roof lines and window treatments, the Company can upgrade older restaurants, convert existing buildings used for other purposes into Perkins restaurants and modify non-traditional locations such as shopping center locations into easily recognizable, modern Perkins restaurants.

    RESTAURANT OPERATIONS AND TRAINING. All restaurants are operated pursuant to uniform operating standards and specifications relating to the quality and preparation of menu items, selection of menu items, maintenance and cleanliness of facilities and employee conduct. The Company's operating standards are based upon the Perkins Promise-Registered Trademark-, a guarantee of 100% guest satisfaction. This operating and training system utilizes employee empowerment and feedback to ensure the delivery of a satisfactory dining experience to all guests. All standards and specifications are developed by the Company, with input from franchisees, and applied on a system-wide basis.

    The Company has an extensive eight to twelve week Management Development Program for general managers, kitchen managers and other salaried restaurant managers. This 44-module program consists of in-store, task-oriented training and formal administrative, customer service and financial training. Upon completion of this program, management candidates attend Perkins Leadership Institute, a two-week in-store internship where they can practice skills in a certified training restaurant. Certified trainers conduct hands-on training for all hourly restaurant employees using the Foundations Training Program. This state-of-the-art program utilizes both printed material and video and is designed to improve the confidence, productivity and skill level of new employees. The Company provides on-going training for its restaurant employees on new products and other important topics such as food sanitation and customer and employee relations.

    ADVERTISING. The Company focuses its advertising and marketing efforts on six to eight food-specific promotions each year. Each promotion features a specific theme or product. Several commodity buys each year enable the Company to offer attractive price points on popular products such as steak and eggs or fried shrimp. Two of the Company's most popular recent promotions have been the Summer Menu featuring eight new entrees and a new line of "Dill Melt" sandwiches. The Company advertises on a regional and local basis, utilizing primarily television, radio and print media. In 1996, the Company spent approximately 4.0% of Company-operated restaurants' net revenues on advertising, of which 3.1% was contributed to the system advertising fund which develops and funds the specific system-wide promotions. Substantially all franchisees are also required to contribute 3.0% of their gross revenues to the advertising fund. The remainder of the Company's advertising expenditures are focused on local advertising in areas with Company-operated restaurants.

    AVERAGE CHECK. For the nine months ended September 30, 1997, the average guest check for Company-operated restaurants was $5.53.

FRANCHISE OPERATIONS

    As of September 30, 1997, the Company had 336 franchised restaurants (including alterative formats) operated by 111 franchisees. The Company actively seeks experienced multi-unit restaurant operators as franchisees and requires each franchisee to satisfactorily complete the Company's extensive training program. Seven of the 111 franchisees operate a total of 143 full-service Perkins restaurants. The remaining franchisees each currently operate ten or fewer units.

    The majority of the Company's new franchised restaurants are opened by existing franchisees. Of the 30 new franchised restaurants opened since January 1996, 22 were opened by existing franchisees. In order to attract new franchisees, the Company employs direct mail, attends trade shows, places print advertising in industry-specific publications and receives referrals. Applicants are screened for financial stability and relevant management experience and undergo training programs between 8 and 12 weeks, depending on prior experience. In selected markets with candidates of proven experience and ability, the Company may enter into area development agreements requiring the applicant to open a specified number of restaurants during the term of the agreement, which is usually 5 years or less. The Company currently has 6 existing area development agreements covering 21 restaurants through 2002.

    As of September 30, 1997, the Company's three largest franchisees operated a total of 93 restaurants. The respective distribution of restaurants operated by such franchisees was: 41 restaurants primarily in upstate New York; 31 restaurants in Pennsylvania, Ohio and New York; and 21 restaurants in Ohio and Kentucky. During 1996, the Company received net royalties and license fees of approximately $1.5 million, $2.0 million and $1.0 million, respectively, from these franchisees. See "Risk Factors -- Franchise Operations."

    FRANCHISE ARRANGEMENTS. Franchised restaurants operate pursuant to license agreements generally having an initial term of 20 years and pursuant to which each franchisee pays the Company a royalty fee (usually 4.0% of gross revenues) and an advertising contribution (typically 3.0% of gross revenues). New franchisees currently pay a non-refundable license fee of $35,000 per restaurant. Franchisees opening their third and subsequent restaurants pay a non-refundable license fee of $25,000 per restaurant. Beginning in 1998, these fees were increased to $40,000 and $30,000, respectively. License agreements are typically terminable by franchisees on 12 to 15 months prior notice and upon payment of specified liquidated damages. Franchisees do not typically have express renewal rights, although franchisees typically apply for and receive new license agreements at the end of existing contract terms.

    DEVELOPMENT OF RESTAURANTS. The Company makes available to franchisees prototype plans and specifications for a typical restaurant which the franchisee and its architect adapt to each site. The Company retains the right to approve all final plans and specifications. Each franchisee, with assistance from the Company, is responsible for selecting the site for each restaurant within its territory, subject to Company approval. The Company conducts a physical inspection, reviews any proposed lease or purchase agreements and makes available demographic studies. A real estate representative of the Company assists franchisees in identifying possible sites and trade areas, managing broker relationships and preparing site packages for submission to the Company for approval.

    DESIGN AND CONSTRUCTION. The Perkins Construction Management Program is available for a fee to assist franchisees in coordinating the design, construction and equipping of their restaurants. In conjunction with this program, the Company provides advice on critical design and contracting decisions and oversees day-to-day construction work, providing comprehensive support during all phases of construction.

    FINANCING. The Company currently sponsors financing programs on competitive terms designed to provide its franchisees with access to financing options to support the remodeling of existing restaurants. The financing is provided by two financial services companies with extensive experience in franchise and cash flow based lending. These programs were designed to allow each franchisee's request for financing to be evaluated solely on the basis of the financial performance of the franchisee without support from the Company. However, under both programs, the Company has the option to extend differing levels of support in its sole discretion, if it determines that such support will have a positive strategic impact on the future growth of the Company. Although not specifically part of the current programs, both financial services companies are also offering competitive financing options to both new and existing franchisees for equipment and real estate financing outside of the current remodel initiative.

    In the past, the Company has sponsored financing programs offered by certain lending institutions to help its franchisees obtain funds for the construction of new franchised restaurants and to purchase and install in-store bakeries. The Company provided a limited guaranty of the funds borrowed for such purposes. As of September 30, 1997, there were approximately $3.7 million in borrowings outstanding under these programs. The Company has guaranteed $1.2 million of these borrowings. No additional borrowings are available under these programs.

    RESTAURANT OPENING. Thirteen-member New Store Opening Teams ("NSOT") assist franchisees in opening their first two restaurants. For approximately six weeks, team members train staff, help operate the restaurant and help the franchisee establish control over labor and food costs. The NSOT arrives prior to a restaurant opening to help ensure a successful opening. The only expense to franchisees for the NSOT services for their first two restaurants is the cost of travel, lodging and local transportation for the team members during their days on site. For each additional restaurant opening in which the franchisee utilizes the services of the NSOT, the franchisee is required to pay $10,000.

    TRAINING. Central to the Perkins system is a comprehensive and continually evolving training system. All aspects of the program incorporate state-of-the-art, easy-to-use materials designed to facilitate self-teaching whenever possible and to gain maximum guest impact from time spent on training. Training is provided for all restaurant positions.

    FRANCHISE ADVISORY COUNCIL. The Franchise Advisory Council (the "Council") consists of representatives of 15 franchisees who represent a broad cross section of the franchise organization from both a size and geographic perspective. The Council meets three times per year along with the Company's senior management to review and discuss numerous issues that affect the franchise system. The Council advises the Company with respect to matters such as menu development, restaurant design and product and equipment purchasing.

    REPORTING AND ROYALTY COLLECTIONS. Franchisees are required to report monthly sales and other operating information, including monthly profit and loss statements to the Company. Franchisees make monthly royalty payments based on sales for the previous month. Payments for royalties are typically received at the Company's corporate headquarters while the advertising fees are paid directly to a lockbox account.

    ACCOUNTING. The Company provides optional accounting services to franchisees for a monthly fee. These services include the processing of payroll and accounts payable and the preparation of monthly financial statements.

QUALITY CONTROL

    The Company maintains a high level of quality standards and emphasizes the importance of these standards in all aspects of its purchasing, training and management development systems. These systems are promoted not only within Company-operated restaurants but also throughout the franchise system. The quality standards of the Company-operated restaurants as well as Foxtail are monitored by the Company's research and development and quality assurance staffs. The system standards are detailed in The Confidential Management and Operating Systems Manual maintained in all Company-operated and franchised restaurants and are reinforced through on-going training programs at both the salaried and hourly employee levels.

    The Company utilizes several quality control systems. All Company-operated and franchised restaurants are reviewed periodically throughout the year in quality assurance audits conducted by multi-unit management level personnel. Additionally, guest and employee comments are collected through toll-free telephone lines specifically dedicated to employee and guest feedback. Outside providers also conduct guest service surveys in each Company-operated restaurant and a separate formal quarterly consumer tracking study covering both Company-operated and franchised restaurants is monitored closely by management. Aspects of each of these programs are utilized in performance evaluation and incentive compensation determination for all levels of field management personnel.

OTHER FINANCIAL ARRANGEMENTS

    The Company's predecessors entered into several agreements with several different parties under which specified payments are to be made by the Company based on a percentage of gross sales from certain restaurants and for new restaurants opened within certain geographic regions. During 1996, the Company paid an aggregate of $3.2 million under such agreements. In 1997, the Company terminated two such agreements. Had such agreements been terminated at the beginning of 1996, payments by the Company during 1996 would have been $1.8 million.

PURCHASING

    The Company negotiates directly with suppliers for food and beverage products and raw materials to ensure consistent quality and freshness of products and to obtain competitive prices. Essential restaurant supplies and products are available from several sources and the Company is not dependent upon any one source for its supplies and products. The Company has not experienced any significant delays in receiving restaurant products, supplies and equipment. The Company allows its franchisees to benefit from the purchasing economies it receives by providing and administering purchasing programs and passing through purchasing rebates to franchisees. All Company-operated restaurants are supplied through two national distributors.

PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

    The Company believes that its trademarks and service marks, especially the mark "Perkins-Registered Trademark-," are of substantial economic importance to its business. These include signs, logos and marks relating to specific menu offerings in addition to marks relating to the Perkins name. Certain of these marks are registered in the U.S. Patent and Trademark Office and in Canada. Common law rights are claimed with respect to other menu offerings and certain promotions and slogans. The Company has copyrighted architectural drawings for Perkins restaurants and claims copyright protection for most of its manuals, menus, advertising and promotional materials. The Company does not have any patents.

COMPETITION

    The Company's business and the restaurant industry in general are highly competitive and are often affected by changes in consumer tastes and eating habits, by local and national economic conditions and by population and traffic patterns. The Company competes directly or indirectly with all restaurants, from national and regional chains to local establishments. Some of its competitors are significantly larger than the Company and have substantially greater capital resources at their disposal.

PROPERTIES

    The following table lists the location of each of the Company-operated and franchised restaurants and bakeries as of September 30, 1997 (excluding alternative formats):

                                                                   COMPANY-
                                                                   OPERATED      FRANCHISED       TOTAL
                                                                 -------------  -------------     -----
Arizona........................................................       --                  8             8
Arkansas.......................................................       --                  4             4
Colorado.......................................................       --                 16            16
Delaware.......................................................       --                  1             1
Florida........................................................           20             21            41
Idaho..........................................................       --                  8             8
Illinois.......................................................            8         --                 8
Indiana........................................................       --                  5             5
Iowa...........................................................           16              1            17
Kansas.........................................................            4              3             7
Kentucky.......................................................       --                  4             4
Maryland.......................................................       --                  2             2
Michigan.......................................................            5              1             6
Minnesota......................................................           40             30            70
Mississippi....................................................       --                  1             1
Missouri.......................................................           11              1            12
Montana........................................................       --                  7             7
Nebraska.......................................................            5              2             7
New Jersey.....................................................       --                  7             7
New York.......................................................       --                 45            45
North Carolina.................................................       --                  4             4
North Dakota...................................................            3              5             8
Ohio...........................................................       --                 55            55
Oklahoma.......................................................            3         --                 3
Pennsylvania...................................................            6             42            48
South Carolina.................................................       --                  1             1
South Dakota...................................................       --                 10            10
Tennessee......................................................            1             11            12
Virginia.......................................................       --                  1             1
Washington.....................................................       --                  7             7
Wisconsin......................................................           13             14            27

                                                                   COMPANY-
                                                                   OPERATED      FRANCHISED       TOTAL
                                                                 -------------  -------------     -----
Wyoming........................................................       --                  4             4
Canada.........................................................       --                 12            12
                                                                         ---            ---           ---
Total..........................................................          135            333           468
                                                                         ---            ---           ---
                                                                         ---            ---           ---

    The following table sets forth certain information regarding
Company-operated restaurants and other properties, as of September 30, 1997:

                                                                            NUMBER OF PROPERTIES (1)(2)
                                                                       -------------------------------------
USE                                                                       OWNED       LEASED        TOTAL
---------------------------------------------------------------------  -----------  -----------     -----
Offices and Manufacturing Facilities (3).............................           1            8            9
Restaurants (4)......................................................          55           80          135

------------------------

(1) In addition, the Company leases 26 properties, 22 of which are subleased to others (six of which are subleased to franchisees), one of which is vacant, and three of which are held for future development. The Company also owns 15 properties, 13 of which are leased to others (11 of which are leased to franchisees) and two of which are held for future development.

(2) The Company currently leases spaces in three malls which are used to operate Perkins Cafe and Bakeries. These leases are not included in the totals shown.

(3) The Company's principal office is located in Memphis, Tennessee, and currently comprises 53,340 square feet of floor area under a lease expiring on May 31, 2003, subject to renewal by the Company for a maximum of 60 months. In addition, the Company owns a 25,149 square-foot manufacturing facility in Cincinnati, Ohio and leases two other properties in Cincinnati, Ohio, consisting of 36,000 square feet and 60,000 square feet for use as manufacturing facilities.

(4) The average term of the remaining leases is six years, excluding renewal options. The longest lease term will mature in 44 years and the shortest lease term will mature in approximately four years, assuming the exercise of all renewal options.

EMPLOYEES

    As of September 30, 1997, the Company employed approximately 9,500 persons, of whom approximately 310 were administrative and manufacturing personnel and the balance of whom were restaurant personnel. Approximately 70% of the restaurant personnel are part-time employees. The Company competes in the job market for qualified restaurant management and operational employees. The Company maintains ongoing restaurant management training programs and has on its staff full-time restaurant training managers and a training director. The Company believes that its restaurant management compensation and benefits package compares favorably with those offered by its competitors. Management believes its employee relations are good. None of the Company's employees are represented by a union.

GOVERNMENT REGULATION

    The Company is subject to various federal, state and local laws affecting its business. Restaurants generally are required to comply with a variety of regulatory provisions relating to zoning of restaurant sites, sanitation, health and safety and employment. No material amounts have been or are expected to be expensed to comply with environmental protection regulations.

    The Company is subject to a number of state laws regulating franchise operations and sales. Those laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises and, in certain cases, also apply substantive standards to the relationship between franchisor and franchisee. The Company must also adhere to Federal Trade Commission regulations governing disclosures in the sale of franchises.

    The wage rates of the Company's hourly employees are affected by federal and state minimum wage rate laws. Future increases in these rates could materially affect the Company's cost of labor.

LEGAL PROCEEDINGS

    The Company is a party to various legal proceedings in the ordinary course of business. Management does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

    The following individuals are currently serving as directors and executive officers of the Company's general partner, PMC:

NAME                            AGE               POSITION WITH PMC
------------------------------  ---   ------------------------------------------

Donald N. Smith...............  57    Chairman of the Board and Chief Executive
                                        Officer

Lee N. Abrams.................  62    Director

Charles L. Atwood.............  48    Director

Steven L. Ezzes...............  51    Director

Charles A. Ledsinger, Jr......  47    Director

D. Michael Meeks..............  55    Director

Richard K. Arras..............  46    President and Chief Operating Officer

Michael D. Kelly..............  51    Executive Vice President, Marketing

Steven R. McClellan...........  42    Executive Vice President, Chief Financial
                                        Officer

Jack W. Willingham............  52    Executive Vice President, Restaurant
                                        Development

James F. Barrasso.............  47    Vice President, Foodservice Development

Michael P. Donahoe............  47    Vice President, Controller

William S. Forgione...........  44    Vice President, Human Resources

Clyde J. Harrington...........  39    Vice President, Operations Services

Patrick W. Ortt...............  51    Vice President, Operations--Eastern
                                        Division

Steven J. Pahl................  42    Vice President, Operations--Western
                                        Division

Anthony C. Seta...............  50    Vice President, Research and Development

Robert J. Winters.............  46    Vice President, Franchise Development

Donald F. Wiseman.............  51    Vice President, General Counsel and
                                        Secretary

DONALD N. SMITH

    Donald N. Smith has been the Chairman of the Board and Chief Executive Officer of PMC, PRI and TRC since 1986. Mr. Smith also has been the Chairman of the Board and Chief Executive Officer of Friendly's since 1988. Prior to joining TRC, Mr. Smith was President and Chief Executive Officer of Diversifoods, Inc. from 1983 to October 1985. From 1980 to 1983, Mr. Smith was a Senior Vice President of PepsiCo, Inc. and was President of its Food Service Division. Mr. Smith was responsible for the operations of Pizza Hut Inc. and Taco Bell Corp., as well as North American Van Lines, Lee Way Motor Freight, Inc. PepsiCo Foods International and La Petite Boulangerie. Prior to 1980, Mr. Smith was President and Chief Executive Officer of Burger King Corporation and Senior Executive Vice President and Chief Operations Officer for McDonald's Corporation.

LEE N. ABRAMS

    Lee N. Abrams was elected a Director of PMC in September 1986 and appointed Chairman of the Audit Committee for PMC in October 1986. He is a senior partner in the Chicago, Illinois law firm of Mayer, Brown & Platt. He has been associated with that firm since his graduation from the University of Michigan Law School in 1957. He specializes in franchise and antitrust law. He is also a Certified Public Accountant.

CHARLES L. ATWOOD

    Charles L. Atwood was elected a Director of PMC, Perkins Restaurants, Inc. ("PRI") and TRC in July 1997 and was a director of Friendly's from July 1997 to November 1997. He has been employed by Harrah's and its predecessors as Vice President and Treasurer and in various other financial related positions for more than the past five years. Mr. Atwood also serves on the board of directors of Interactive Entertainment, Ltd.

STEVEN L. EZZES

    Steven L. Ezzes was elected a Director of PMC, PRI, TRC and Friendly's. Since October 1996 Mr. Ezzes has been a Managing Director of Scotia Capital Markets (U.S.A.), Inc. From January 1995 to October 1996, Mr. Ezzes was a private investor and from May 1992 to January 1995, Mr. Ezzes was a Managing Director of Lehman Brothers, Inc. Mr. Ezzes previously served as a Director of PMC, PRI, TRC and Friendly's from January 1991 to May 1992. Mr. Ezzes is a director of OzEMail, a company that provides internet telephony in Australia and New Zealand.

CHARLES A. LEDSINGER, JR.

    Charles A. Ledsinger, Jr. was elected a Director of PMC in October 1991. Since May 1997, Mr. Ledsinger has served as Senior Vice President and Chief Financial Officer of St. Joe Corporation. From June 1995 until May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. and from August 1996 to October 1996 Mr. Ledsinger served as Treasurer of Harrah's Entertainment, Inc. For more than three years prior, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, Harrah's former parent. Mr. Ledsinger is also a director of Friendly's and of TBC Corporation, a company specializing in the production and sale of tires and batteries.

D. MICHAEL MEEKS

    D. Michael Meeks was elected a Director of PMC and became a member of the Audit Committee for PMC in August 1996. Mr. Meeks has been a private investor for more than the past five years. Mr. Meeks previously served as a director of PMC, PRI, TRC and Friendly's from December 1987 to October 1991.

RICHARD K. ARRAS

    Richard K. Arras has been President and Chief Operating Officer of PMC since November 1988 and has held varying positions with Perkins since 1979. Prior to being named to his current position, Mr. Arras was Vice President of Operations. He has also served as a Director of Operations and as a regional manager for Perkins restaurants in Minnesota.

MICHAEL D. KELLY

    Michael D. Kelly was elected Executive Vice President, Marketing, of PMC in March 1993. From January 1991 to February 1993, Mr. Kelly was Vice President, Marketing, for Friendly's. Prior to that, Mr. Kelly was Executive Vice President of Marketing for Bakers Square for four years. He has also held positions at Pizza Hut, Inc., Weight Watchers, Stouffers and Fuddruckers.

STEVEN R. MCCLELLAN

    Steven R. McClellan has served as Executive Vice President and Chief Financial Officer of PMC since September 1996. From June 1994 to September 1996 Mr. McClellan was Executive Vice President and General Banking Group Head of First Union National Bank of South Carolina, a subsidiary of First Union Corporation. For more than two years prior, he was Senior Vice President of NationsBank.

JACK W. WILLINGHAM

    Jack W. Willingham was elected Executive Vice President, Restaurant Development of PMC in April 1994. From July 1991 to April 1994, Mr. Willingham served as Vice President, Corporate Development, of PMC.

JAMES F. BARRASSO

    James F. Barrasso has been Vice President, Foodservice Development of PMC since February 1994. For more than two years prior, he served as Vice President, Operations Administration of PMC.

MICHAEL P. DONAHOE

    Michael P. Donahoe has been Vice President, Controller of PMC since October 1993. He has also been Vice President, Controller and Treasurer of TRC and PRI since January 1986 and November 1988, respectively. From May 1989 to October 1993, he was Vice President, Chief Financial Officer and Treasurer of PMC. He is a Certified Public Accountant.

WILLIAM S. FORGIONE

    William S. Forgione was elected Vice President, Human Resources of PMC effective August 11, 1997. From 1994 to August 1997, he was Vice President, Human Resources of UT Medical Group, Inc. and from 1992 to 1994, Worldwide Program Manager for Digital Equipment Corporation.

CLYDE J. HARRINGTON

    Clyde J. Harrington was elected Vice President, Operations Services of PMC in September 1996. From August 1995 to September 1996 he was Director, Systems Operations of the Partnership and from March 1995 to August 1995 he served as Director in Training for PROC. From November 1992 to March 1995 Mr. Harrington served as Director, Operations for the Restaurant Division of PepsiCo., Inc. and from March 1992 to November 1992 he served as Director of Delivery Development for Pizza Hut, Inc.

PATRICK W. ORTT

    Patrick W. Ortt was elected Vice President, Operations Eastern Division of PMC in September 1996. From March 1993 to September 1996, Mr. Ortt served as Director, Systems Operations of PROC. For more than two years prior, he was Vice President, Operations of Pasta Lovers Trattoria, Inc.

STEVEN J. PAHL

    Steven J. Pahl was elected Vice President, Operations Western Division of PMC in September 1996. From November 1988 to September 1996 Mr. Pahl served as Director, System Operations of PROC.

ANTHONY C. SETA

    Anthony C. Seta was elected Vice President, Research and Development of PMC in April 1994. From August 1992 to April 1994 he served as Vice President, Food and Beverage for Blackeyed Pea Restaurants, Inc. For more than a year prior, he was the owner and chef of an independent restaurant. Mr. Seta also acted as a consultant to Kenny Rogers Roasters from January 1992 to August 1992.

ROBERT J. WINTERS

    Robert J. Winters was elected Vice President, Franchise Development of PMC in October 1996. From March 1993 to October 1996 he served as Senior Director, Franchise Development of PMC. For more than a year prior, he was Director, Training and Development of PMC.

DONALD F. WISEMAN

    Donald F. Wiseman has been Vice President, General Counsel and Secretary of PMC since December 1991 and the Secretary of TRC and PRI since September 1997.

EXECUTIVE COMPENSATION


    The following table summarizes all compensation paid or accrued for services rendered to the Company's general partner in all capacities during each of the three years in the period ended December 31, 1997 with respect to the Chief Executive Officer of PMC and the four most highly compensated executive officers of PMC whose total annual salary and bonus exceeded $100,000.



                                                                                                 LONG-TERM
                                                         ANNUAL COMPENSATION                    COMPENSATION
                                        -----------------------------------------------------    RESTRICTED       ALL OTHER
PRINCIPAL POSITION                        YEAR       SALARY      BONUS           OTHER         UNIT AWARD (4)   COMPENSATION
--------------------------------------  ---------  ----------  ----------  ------------------  --------------  ---------------
Donald N. Smith ......................       1997  $  267,126  $  160,000  $   3,150(2)                   --          --
  Chairman & Chief Executive Officer         1996     212,912     110,000      8,832(1)(2)                --   $     550(5)
                                             1995     205,319          --      8,832(1)(2)                --         550(5)

Richard K. Arras .....................       1997  $  249,171  $  143,000  $   9,000(2)                   --   $   4,750(6)
  President & Chief Operating Officer        1996     226,788      99,000     18,097(1)(2)                --       6,490(5)(6)
                                             1995     216,269          --     17,529(1)(2)      $     97,335       3,448(5)(6)

Steven R. McClellan ..................       1997  $  207,001  $   83,875  $  10,055(2)(3)                --   $   4,750(6)
  Exec. Vice President &                     1996      42,500      39,650     30,715(1)(2)(3)   $    120,000         298(5)
  Chief Financial Officer                    1995          --          --         --                      --          --

Michael D. Kelly .....................       1997  $  181,836  $   78,000  $   9,000(2)                   --   $   4,750(6)
  Exec. Vice President Marketing             1996     176,287      60,000     12,726(1)(2)                --       4,808(5)(6)
                                             1995     166,250          --     11,848(1)(2)      $     64,890       2,772(5)(6)

Jack W. Willingham ...................       1997  $  172,481  $   59,250  $   9,000(2)                   --   $   4,750(6)
  Exec. Vice President Restaurant            1996     161,582      56,500     15,135(1)(2)                --       7,630(5)(6)
  Development                                1995     153,538          --     14,345(1)(2)      $     64,890       5,190(5)(6)


------------------------


(1) Includes premiums paid for medical and disability insurance during 1996 for the named executive officers in the following amounts: Mr. Smith -- $6,312; Mr. Arras -- $10,447; Mr. McClellan -- $767; Mr. Kelly -- $5,076; and Mr. Willingham -- $7,485. Premiums paid on behalf of the named executive officers during 1995 were: Mr. Smith -- $6,312; Mr. Arras -- $10,329; Mr. Kelly -- $4,648; and Mr. Willingham -- $7,145.



(2) Includes auto allowance paid to the named executive officers during 1997 in the following amounts: Mr. Smith -- $3,150; Mr. Arras -- $9,000; Mr. McClellan -- $9,000; Mr. Kelly -- $9,000; and Mr. Willingham -- $9,000. During 1996, Mr. Smith received an auto allowance of $2,520; Mr. Arras -- $7,650; Mr. McClellan -- $2,550; Mr. Kelly -- $7,650; and Mr. Willingham -- $7,650. During 1995, Mr. Smith received an auto allowance of $2,520; Mr. Arras -- $7,200; Mr. Kelly--$7,200; and Mr. Willingham--$7,200.



(3) Includes relocation expenses in the amount of $1,055 and $27,398 for 1997 and 1996, respectively for Mr. McClellan.

(4) The restricted period applicable to each award of Units under Perkins Family Restaurants, L.P. Restricted Limited Partnership Unit Plan (the "Plan") was established by the Plan Committee and could not exceed ten (10) years. The Plan was eliminated during 1997 and all restricted Units were repurchased by the Company in conjunction with the Companies' going private transaction. Therefore, as of December 31, 1997 no restricted units were outstanding. Cash payments related to repurchased unreleased restricted units during 1997 as a result of the going private transaction were: Mr. Arras -- $118,272; Mr. McClellan -- $131,810; Mr. Kelly -- $126,448; and Mr. Willingham -- $101,248.



(5) Includes premiums paid for group term life insurance. Premiums paid during 1996 for the named executive officers were: Mr. Smith -- $550; Mr. Arras -- $1,740; Mr. McClellan -- $298; Mr. Kelly -- $58; and Mr. Willingham -- $2,880. Premiums paid on behalf of the named executives for 1995 were as follows: Mr. Smith -- $550; Mr. Arras -- $1,138; Mr. Kelly -- $1,232; and Mr. Willingham -- $2,880.



(6) Includes Perkins' discretionary matching contributions allocated to the named executive officers for the period January 1, 1997 through December 31, 1997 under Perkins Retirement Savings Plan as follows: Mr. Arras -- $4,750; Mr. McClellan -- $4,750; Mr. Kelly -- $4,750; and Mr. Willingham -- $4,750. For the period January 1 through December 31, 1996 contributions were as follows: Mr. Arras -- $4,750; Mr. Kelly -- $4,750; and Mr. Willingham -- $4,750. For the period January 1 through December 31, 1995 matching contributions allocated to the named executives were: Mr. Arras -- $2,310; Mr. Kelly -- $1,540; and Mr. Willingham -- $2,310.



COMPENSATION OF DIRECTORS



    Lee N. Abrams, D. Michael Meeks, Charles A. Ledsinger, Jr. and Steven L. Ezzes are paid for their services as members of the Board of Directors of PMC. Messrs. Abrams, Meeks, Ledsinger and Ezzes were paid for five meetings of the Board in 1997. Also, these directors participated in a telephonic board meeting for which they were paid a fee of $1,500. Messrs. Abrams and Meeks are also paid $1,000 plus expenses for their attendance and participation in each Audit Committee meeting. No compensation is paid for their participation in Audit Committee meetings held by telephone or for their attendance when such meetings are held on the same day as a Board meeting. In 1997, all Audit Committee meetings were held by telephone or on the same day as a Board meeting.



    Mr. Abrams, Mr. Meeks, Steven L. Ezzes and Charles A. Ledsinger, Jr. each received awards of 500 restricted units on February 4, 1997 under the Plan valued at $7,000 on the date of the grant. On December 22, 1997, all units owned by each director were redeemed in the going private transaction at $14.00 per unit resulting in Mr. Abrams receiving $152,600 (10,900 units), Mr. Ezzes $7,000 (500 units), Mr. Ledsinger $7,000 (500 units) and Mr. Meeks $14,000 (1,000 units).


BENEFICIAL OWNERSHIP OF UNITS

    The following sets forth information as of December 31, 1997 with respect to the beneficial ownership of the Units.


    Following consummation of the Going Private Transaction, PRI and PMC own all of the outstanding Units and the Company is a wholly-owned indirect subsidiary of TRC. TRC's outstanding common stock is owned 33.3%, 33.3% and 28.2% by Mr. Smith, Harrah's and Equitable, respectively and 5.2% by others. Pursuant to the terms of a Stockholders Agreement dated November 21, 1985 (the "Stockholders Agreement") among TRC's stockholders and the Bylaws of TRC, the voting and disposition of the shares of TRC are subject to numerous restrictions. Significant stockholder and director actions (including certain transactions in TRC's assets and the disposition of TRC's indirect investment in the Company), as defined in the Stockholders Agreement and in the By-Laws of TRC, PRI and PMC, must be approved by a unanimous vote of the Board of Directors of the company proposing to take any such action and by at least 75% of the shareholders.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    During 1995 and 1996, Friendly's purchased layer cakes and muffin and pancake mixes from the Company for which the Company was paid approximately $1,909,000 and $1,425,000, respectively. The Company believes that the prices paid to the Company for these products were no less favorable than the prices that would have been paid for the same products by a non-affiliated party in an arm's length transaction.

    The Company has subleased certain land, building and equipment to Friendly's. During 1995 and 1996, the Company received approximately $318,000 and $328,000, respectively, related to those subleases. The Company believes that the terms of these subleases are no less favorable to the Company than could be obtained if the transaction was entered into with an unaffiliated third party.

    In 1996, PMC made payments to TRC Realty Co., a subsidiary of TRC, totaling $467,000 related to the use of an aircraft leased by TRC Realty Co. PMC's use of this aircraft is solely for Company related purposes, and the Company reimburses PMC for all airplane expenses paid. Pursuant to an agreement expiring April 14, 2004, the Company is obligated to reimburse monthly an amount equal to 50% of the fixed costs of the aircraft (consisting principally of lease payments, pilot salaries, insurance and hangar rental) and its proportionate share of variable expenses (such as fuel and maintenance) based on PMC's actual usage of the aircraft.

    The Company reimburses TRC for its out-of-pocket expenses related to management services provided to the Company, including a portion of employee compensation and office related expenses and related expenses. In addition, TRC reimburses the Company for certain tax and accounting services. Excluding Mr. Smith's compensation and expenses, during 1996, the payments due to the Company exceeded the payments the Company owed TRC by $194,917.

CERTAIN BUSINESS RELATIONSHIPS

    Lee N. Abrams, a director of PMC and Chairman of the Audit Committee of PMC, is a senior partner in the Mayer, Brown & Platt law firm. Mayer, Brown & Platt represented the Company and its affiliates in several matters during 1996 and 1997, and represented TRC and the Issuers in the Offering, is representing the Issuers in this Exchange Offer and represented TRC, PMC, PRI and MergerCo. in the Going Private Transaction.

INDEBTEDNESS OF MANAGEMENT


    In December 1992, Jack W. Willingham, Executive Vice President, Restaurant Development, obtained a loan from the Company in the original principal amount of $70,000 with interest at the prime rate, which on March 3, 1997 was 8.25%. This loan, as renegotiated effective July 1, 1995, is secured by his principal residence and requires yearly interest payments through January 2000, on which date the entire unpaid principal balance and all accrued interest are due and payable. The highest outstanding principal balance during 1997 was $63,746 and the remaining principal balance at December 31, 1997 was zero.


ISSUANCE OF UNITS TO TRC AND ITS AFFILIATES AND PAYMENT OF EXPENSES BY TRC

    In order to prevent a termination of the Company's partnership status for federal income tax purposes, TRC and its affiliates contributed cash in the amount of $4.4 million to acquire newly issued Units of the Company prior to the consummation of the Going Private Transaction.

    The Merger Agreement also provided that TRC and its affiliates would be entitled to contribute any amount necessary to pay any costs incurred by the Company in connection with the repayment of the Company's existing indebtedness or in connection with any other transaction connected with the Going

Private Transaction and that payment of such expenses would be specially allocated to the party paying such expense in order to satisfy the "substantial economic effect" requirement of Section 704(b) of the Internal Revenue Code. The Company's Amended and Restated Partnership Agreement provides that if any amount is contributed or deemed to be contributed to the Company or its affiliates to pay expenses incurred by the Company or its affiliates in connection with the repayment of debt or any other transaction connected with the Going Private Transaction, such expenses would be specially allocated to the partner making such contribution or deemed contribution in accordance with Section 704(b) of the Internal Revenue Code. Prior to such amendment, the tax benefit of some of these expenses might have been allocated to all of the partners of the Company, including the Company's former public Unitholders. The Company's former public Unitholders therefore will not receive any tax benefit as a result of the contribution by TRC and its affiliates to the Company of amounts for payment of expenses in connection with the Going Private Transaction.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    Set forth below is a summary of the terms of the New Credit Facility. The summary does not purport to be complete and where reference is made to particular provisions of the New Credit Facility, such provisions, including the definition of certain terms, are incorporated by reference as part of such summaries or terms. The summary is qualified in its entirety by reference to the New Credit Facility. Copies of the credit agreement (the "New Credit Agreement") relating to the New Credit Facility have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

    Pursuant to the New Credit Facility, a group of banks provided the Company with a new $50 million revolving line of credit facility. Anticipated borrowings under the New Credit Facility and the net proceeds of the Offering are being used to finance the Going Private Transaction, refinance the Existing Credit Facility and other existing indebtedness, pay related fees and expenses and provide future capital for general corporate purposes.

    Borrowings under the New Credit Facility mature January 1, 2003 and the New Credit Facility contains a $5 million sublimit for letters of credit. Advances under the New Credit Facility may be borrowed, repaid and reborrowed until maturity.

    The New Credit Facility is secured by a common collateral pool consisting of a first perfected security interest in substantially all of the assets of the Company, including but not limited to accounts and notes receivable, inventory, equipment, real property, stock of subsidiaries and intangible assets (including patents, trademarks, copyrights, etc.) and will be guaranteed by TRC and its successors, PMC, PRI and by all future subsidiaries, if any, of the Company. The guarantees of TRC, PMC and PRI are limited to their respective pledge of partnership Units in the Company. At all times after an event of default (as defined), and at other times in the agent bank's discretion, the Company will provide the agent bank, or another bank approved by the agent, with dominion over its domestic cash receipts through lock box accounts.

    Outstanding principal balances under the New Credit Facility bear interest at floating rates equal to the agent's base rate (as defined) or Eurodollar rate (as defined) plus, in each case, the applicable margin (as defined). Financial covenants and provisions contained in the New Credit Agreement restrict (with certain exceptions), among other things, the Company's ability to incur indebtedness and other liabilities, make guarantees, make non-cancellable rental payments due under operating leases, incur liens, make acquisitions, make investments, pay dividends and other distributions, merge, sell assets, allow subsidiary distributions, make voluntary payments of other indebtedness including the Notes, enter into derivative contracts, enter into transactions with affiliates and enter into negative pledges. The Company is also subject to covenants regarding payment of claims and taxes, the conduct of its business, compliance with laws and contracts, the maintenance of insurance and compliance with ERISA. The Company is permitted to pay tax distributions to its partners to provide funds for the payment of such partners' tax liability arising from the taxable income of the Company.

    The Company is also required to comply with certain financial covenants. The financial covenants are (i) maintenance of a maximum consolidated leverage ratio (as defined), (ii) maintenance of a minimum net worth (as defined), (iii) maintenance of a consolidated cash flow ratio (as defined) (iv), maintenance of a consolidated EBITDA to interest expense ratio (as defined), and (v) limits on maximum consolidated capital expenditures (as defined).

    Events of default under the New Credit Facility include the failure to pay any interest, principal or other amounts when due, the failure to comply with any covenants, the breach of representations or warranties, defaults on other indebtedness, the occurrence of a change of control (as defined) the occurrence of any judgment defaults, the failure to comply with ERISA requirements and the bankruptcy or insolvency of the Company.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Exchange Offer is being made by the Issuers to satisfy their obligations pursuant to the Registration Rights Agreement, which requires the Issuers to use their best efforts to effect the Exchange Offer. See "-- Registration Rights."

    The Issuers are making the Exchange Offer in reliance upon the position of the staff of the Commission set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations by the Staff of the Commission, the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or
(iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Notes. By tendering, each Holder which is not a broker dealer will represent to the Issuers that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers, (ii) will acquire the New Notes in the ordinary course of such person's business, and
(iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder or any such other person has an arrangement or understanding with any person to participate in a distribution of such New Notes, is engaged in or intends to engage in a distribution of such New Notes, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers, or acquired the Old Notes as a result of market making or other trading activities, then such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless such sale is made pursuant to an exemption from such requirements.

    Holders of Old Notes not tendered will not have any further registration rights and the Old Notes not exchanged will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

    NEITHER THE COMPANY NOR FINANCE CORP. MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    In connection with the issuance of the Old Notes, the Issuers entered into the Registration Rights Agreement with the Initial Purchasers of the Old Notes.

    Holders of the New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Holders of Old Notes are entitled to certain registration rights. Under the Registration Rights Agreement, the Issuers have agreed, for the benefit of the Holders of the Old Notes, that they will, at their cost, (i) on or before February 5, 1998, file the Registration Statement with the Commission and (ii) use their best efforts to cause such Registration Statement to be declared effective under the Securities Act before April 21, 1998. The Registration Statement of which this Prospectus is a part constitutes the Registration Statement. If (i) the Issuers are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities (as defined) notifies the Issuers within the specified time period that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer,
(B) due to a change in law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder or (C) it is a broker-dealer and acquired the Notes directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a Shelf Registration Statement (as defined) to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note, until (i) the date of which such Transfer Restricted Security has been exchanged in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Transfer Restricted Security for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Registration Statement,
(iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed pursuant to Rule 144 under the Act.

    The Registration Rights Agreement also provides that, (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Registration Statement is declared effective by the Commission, New Securities in exchange for all Transfer Restricted Securities tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company will file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and use their best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. The Issuers shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Closing Date (as defined) or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. If (a) the Issuers fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuers fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder of Transfer Restricted Securities affected thereby, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week for each $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week for each $1,000 principal amount of Transfer Restricted Securities, as applicable. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the applicable provisions regarding Liquidated Damages set forth above.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuers will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on            , 1998; PROVIDED, HOWEVER, that if the Issuers, in
their sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended; PROVIDED FURTHER that in no event will the
Exchange Offer be extended beyond            , 1998. The Issuers may extend the
Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Issuers may choose to make any public announcement and subject to applicable law, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

    As of the date of this Prospectus, $130,000,000 in principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about       , 1998, to all Holders of Old
Notes known to the Issuers. The Issuers' obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

    The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and certain rights to receive Liquidated Damages. See "-- Registration Rights; Liquidated Damages" above. The Old Notes were, and the New Notes will be, issued under the Indenture and all such Notes are entitled to the benefits of the Indenture.

    Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Certain Conditions to the Exchange Offer." The Issuers will give oral or written notice of any amendment, nonacceptance or termination to the Holders of the Old Notes as promptly as practicable. Any amendment to the Exchange Offer will not limit the right of Holders to withdraw tendered Old Notes prior to the Expiration Date. See "-- Withdrawal Rights" below.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Issuers of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering Holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to State Street Bank and Trust Company (the "Exchange Agent") at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal; or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date; or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY OR FINANCE CORP.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in their sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification. The Exchange Agent intends to use reasonable efforts to give notification of such defects and irregularities.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

    By tendering, each Holder which is not a broker dealer will represent to the Issuers that, among other things, the person receiving the New Notes, whether or not such person is the Holder, (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers, (ii) will acquire the New Notes in the ordinary course of such person's business, and (iii) is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market making or other trading activities, such Holder or any such other person (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive payment of accrued but unpaid interest from the most recent interest payment date or, if no interest payment date has yet occurred from December 22, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility; (ii) a properly completed and duly executed Letter of Transmittal; and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book Entry Transfer Facility pursuant to the book-entry procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility designated by the tendering Holder) as promptly as practicable after withdrawal, rejection of tender or expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form of the corresponding exhibit to the Registration Statement of which this Prospectus constitutes a part (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of the withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender, expiration or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuers to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuers might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Issuers, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

        (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuers to complete the transactions contemplated by the Exchange Offer; (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Issuers, is or may be adverse to the Issuers, or the Issuers shall have become aware of facts that, in the sole judgment of the Issuers, have or may have an adverse effect on the value of the Old Notes or the New Notes.

Holders of Old Notes will have the registration rights and the right to Liquidated Damages described under "-- Registration Rights; Liquidated Damages" if the Issuers fail to consummate the Exchange Offer.

    To the Issuers' knowledge as of the date of this Prospectus, none of the above events has occurred.

    The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In the event the Issuers assert or waive a condition to the Exchange Offer which constitutes a material change to the terms of the Exchange Offer, the Issuers will disclose such change in a manner reasonably calculated to inform prospective investors of such change, and will extend the period of the Exchange Offer by five business days.

    In addition, the Issuers will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          DELIVER TO: STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT:

BY REGISTERED OR CERTIFIED     BY OVERNIGHT COURIER OR HAND:
  MAIL:

State Street Bank              State Street Bank                         *State Street Bank
  and Trust Company              and Trust Company                   or    and Trust Company
  P.O. Box 778                   Two International Place                   61 Broadway,
  Boston, MA 02102-0078          Boston, MA 02110                          Concourse Level
  Attn: Kelly Mullen             Attn: Kelly Mullen                        Corporate Trust Window
                                                                           New York, NY 10006
                                                                         *ONLY DURING BUSINESS HOURS

                    BY FACSIMILE FOR ELIGIBLE INSTITUTIONS:
                                 (617) 664-5395

                             FOR CONFIRMATION CALL:
                                 (617) 664-5587

    DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Issuers will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


    The Issuers will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, registration, and legal fees, will be paid by the Issuers and are estimated to be approximately $100,000.


TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

    HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Old Notes under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any rights under the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. Based upon no-action letters issued by the staff of the Commission to other parties in other transactions, the Issuers believe the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any (i) Holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act; (ii) an Initial Purchaser who acquired the Old Notes directly from the Issuers solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (iii) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Notes. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes, and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Issuers, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, or acquired the Old Notes as a result of market making or other trading activities, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuers have agreed to register or qualify the sale of the New Notes in such jurisdiction only in limited circumstances and subject to certain conditions.

ACCOUNTING TREATMENT

    The exchange of the New Notes for the Old Notes will have no impact on the Company's or Finance Corp.'s accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. Expenses of the Exchange Offer will be amortized, pro rata, over the term of the New Notes.

                              DESCRIPTION OF NOTES

GENERAL

    The Old Notes were and the New Notes will be issued pursuant to an Indenture dated as of December 22, 1997 (the "Indenture"), among the Issuers and State Street Bank and Trust Company of Connecticut, N.A., as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes (the "Holders") are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The Indenture and Registration Rights Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to Perkins Family Restaurants, L.P. and not to Finance Corp. and the term "Holder" or "Holders" refers to Holders (as defined in the Indenture) of Old Notes and/or New Notes.

    The Notes are general unsecured obligations of the Issuers and rank PARI PASSU in right of payment with all current and future unsecured senior Indebtedness of the Issuers, including borrowings under the New Credit Facility. However, all borrowings under the New Credit Facility are secured by a first priority Lien on substantially all of the assets of the Company and its Subsidiaries. As a result, the claims of Holders of the Notes will be effectively subordinated to the extent of such security interests. As of September 30, 1997, on a pro forma basis after giving effect to the Going Private Transaction and the financing thereof, including the repayment of existing indebtedness, approximately $6.8 million would have been outstanding under the New Credit Facility, outstanding standby letters of credit would have been approximately $3.0 million and approximately $40.2 million would be available for future borrowings and letters of credit thereunder. The Indenture permits the incurrence of substantial additional secured indebtedness by the Company and its subsidiaries, under the New Credit Facility or otherwise, in the future. See "Risk Factors -- Effective Subordination."

    As of the date hereof, the Company has no Subsidiaries other than Finance Corp., which is a Restricted Subsidiary (as defined herein). However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture.

FINANCE CORP.

    Finance Corp. is a Wholly-Owned Restricted Subsidiary of the Company that was incorporated in Delaware for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. The Company believes that certain purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships, such as the Company, unless such debt securities are jointly issued by a corporation. Finance Corp. will not have any substantial operations or assets and will not have any revenues or expenses. As a result, prospective Holders of Notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the Notes.

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by any future Restricted Subsidiaries of the Company (collectively, the "Guarantors"). The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, "Risk Factors -- Fraudulent Conveyance Matters."

    The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity Interests."

    The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Interests of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Interests of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders -- Asset Sales."

PRINCIPAL, MATURITY AND INTEREST

    The Notes will be limited in aggregate principal amount to $150.0 million, of which $130.0 million were issued in the Offering. The Notes will mature on December 15, 2007. Interest on the Notes will accrue at the rate of 10 1/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive payment of accrued but unpaid interest from the most recent interest payment date or, if no interest payment date has yet occurred, from December 22, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Additional Notes may be issued from time to time after the Offering, subject to the provisions of the Indenture described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Equity Interests." Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    The Notes will be redeemable, in whole or in part, at the option of the Issuers, on or after December 15, 2002, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR                                                                  PERCENTAGE
--------------------------------------------------------------------  ----------
2002................................................................    105.063%
2003................................................................    103.375%
2004................................................................    101.688%
2005 and thereafter.................................................    100.000%

    Notwithstanding the foregoing, at any time on or prior to December 15, 2000, the Issuers may on any one or more occasions redeem Notes with the net cash proceeds of one or more public offerings of the Company's equity securities or the equity securities of any of the Company's direct or indirect parents (to the extent such net proceeds have been contributed to the Company as common equity capital), at 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, PROVIDED, that at least 65% of the principal amount of Notes originally issued remains outstanding immediately following such redemption (excluding Notes held by the Issuers or any of their respective Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of the closing of any such public offering.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

    The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The New Credit Facility provides that certain events which are similar to a Change of Control constitute a default under the New Credit Facility. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under the New Credit Facility, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Change of Control."

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than TRC or a Related Party, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than TRC and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly, of Capital Interests of the Company entitling the owners thereof to 35% or more of the income or profits of the Company, (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) prior to the reorganization of the Company as a corporation, the first day on which the Company ceases to own 100% of the outstanding Equity Interests of Finance Corp.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "BOARD OF DIRECTORS" means (i) with respect to any Person that is a corporation, the board of directors of such Person or any authorized committee of such board of directors, and (ii) with respect to any Person that is a partnership or a limited liability company, the board of directors of the general partner (or similar Person) of such Person or any authorized committee of such board of directors.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) was nominated for election to such Board of Directors by TRC or one of its Related Parties.

    "RELATED PARTY" with respect to TRC means (A) any 25% or greater stockholder (including each of Donald N. Smith, Harrah's Entertainment, Inc. (and its subsidiaries) and The Equitable Life Assurance Society of the United States) or 80% (or more) owned Subsidiary of TRC or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of TRC and/or such other Persons referred to in the immediately preceding clause (A).

    "TRC" means The Restaurant Company.

    ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Permitted Non-Cash Transaction, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Indebtedness under the New Credit Facility (and to correspondingly reduce commitments with respect thereto), or (b) to the acquisition of a majority of the assets of, or a majority of the voting Capital Interests of, another Permitted Business, the making of a capital expenditure or the acquisition of other tangible long-term assets, in each case, that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity Interests"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii) and (viii) of the second succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture (the "Measurement Date") to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by

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    the Company since the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Interests) or from the issue or sale of Disqualified Interests or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Interests or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the aggregate amount of such Restricted Investment that was treated as a Restricted Payment when made.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Interests); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the declaration of the Jack Astor Vehicle as an Unrestricted Subsidiary on the date that it becomes a Subsidiary of the Company; PROVIDED that it otherwise meets the qualifications of an Unrestricted Subsidiary; (vii) distributions to partners or owners of the Company in an aggregate amount during or with respect to any fiscal period commencing after December 31, 1996, not to exceed the Tax Amount for such period or for such prior periods commencing after December 31, 1996 that are subject to adjustments as a result of audits by tax authorities;
(viii) transfers of cash proceeds from the sale of the Notes not to exceed, in the aggregate, $85.0 million, to finance the purchase of Units from the public holders of such Units in the Going Private Transaction, as set forth in the Offering Memorandum under the caption "Use of Proceeds" and (ix) additional Restricted Payments not to exceed $5.0 million after the date of the Indenture.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver

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
to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED EQUITY INTERESTS

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Interests and will not permit any of its Subsidiaries to issue preferred Equity Interests (including Disqualified Interests); PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Interests and any of the Company's Restricted Subsidiaries that is a Guarantor may incur Indebtedness or issue preferred Equity Interests (including Disqualified Interests) if, in each case, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Equity Interests are issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Equity Interests had been issued, as the case may be, at the beginning of such four-quarter period.

    The Indenture also provides that the Company will not incur any Indebtedness (nor will the Guarantors guarantee any such Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company (and the guarantee thereof by the Guarantors) of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities; PROVIDED that the aggregate principal amount of all revolving credit Indebtedness and letters of credit outstanding under Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $50.0 million;

        (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

       (iii) the incurrence by the Issuers (and the Guarantee thereof by the Guarantors) of Indebtedness represented by the Notes;

        (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any

Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $10 million;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) or any Indebtedness that was permitted by the Indenture to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

      (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

        (ix) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

        (xi) Indebtedness consisting of Permitted Investments of the kind described in clause (f) of the definition of "Permitted Investments"; and

       (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends or Disqualified Stock in the form of additional shares of the same class of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

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
    SALE AND LEASEBACK TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Equity Interests" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sale."

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Interests or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) the Indenture and the Notes, (b) applicable law, (c) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (h) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness; and (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Equity Interests."

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has either been approved by a majority of the disinterested members of the Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any agreement in effect on the date of the Indenture or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the date of the Indenture), and (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

    RESTRICTIONS ON ACTIVITIES OF FINANCE CORP.

    The Indenture provides that Finance Corp. may not hold any material assets, become liable for any material obligations (other than certain indemnity obligations under the Purchase Agrement (as defined) and the Registration Rights Agreement) or engage in any significant business activities; PROVIDED that Finance Corp. may be a co-obligor with respect to Indebtedness if the Company is the primary obligor with respect to such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one of the Company's Restricted Subsidiaries other than Finance Corp. The Company and Finance Corp. intend to take the position for tax purposes that Finance Corp. is the Company's nominee. If such recharacterization is denied, any payment of principal or interest by Finance Corp. will be deemed to create an identical debt between Finance Corp. and the Company.

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL INTERESTS IN WHOLLY-OWNED
     SUBSIDIARIES

    The Indenture provides that the Company (i) will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Interests in any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Interests in such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, Capital Interests constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

    PAYMENTS FOR CONSENT

    The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    SUBSIDIARY GUARANTEES

    The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; PROVIDED that the foregoing shall not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

    REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of

Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Equity Interests";
(iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligation under its Subsidiary Guarantee.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, partner, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

    TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

    AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions

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
relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

    CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

    BOOK-ENTRY, DELIVERY AND FORM

    The Old Notes were originally offered and sold to qualified institutional buyers in reliance on Rule 144A. Except as set forth below, Notes are issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

    The Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes are deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Offering and the Closing (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

    The Old Notes (including beneficial interests in the Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

    Initially, the Trustee is acting as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DEPOSITARY PROCEDURES

    The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

    DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Issuers that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge

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
such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

    Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

    Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

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
    DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

    EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

    SAME DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Old Notes represented by the Global Notes are eligible to trade in the PORTAL market and the Notes represented by the Global Notes are eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day

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
(which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

    CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory and leases (or subleases) of restaurant facilities and related equipment to franchisees, in each case in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption " -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments."

        "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
    GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

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
        "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "CAPITAL INTERESTS" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

        "CODE"  means the Internal Revenue Code of 1986, as amended.

        "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense, net of interest income, of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the

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    extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations applicable to that Subsidiary or its stockholders.

        "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, less the Tax Amount of such Person for such Period; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

        "CONSOLIDATED NET WORTH" means, (a) with respect to a partnership as of any date, the capital accounts attributable to all common and preferred partnership interests (other than Disqualified Interests) of such partnership as of such date, determined on a consolidated basis in accordance with GAAP, and (b) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

        "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

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        "DISQUALIFIED INTERESTS"  means any Capital Interests that, by its terms
    (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Interests that would constitute Disqualified Interests solely because the holders thereof have the right to require the Company to repurchase such Capital Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Interests if the terms of such Capital Interests provide that the Company may not repurchase or redeem any such Capital Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption " -- Certain Covenants -- Restricted Payments."

        "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

        "EXISTING INDEBTEDNESS" means up to $10.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

        "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
    (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or a limited liability company, the combined federal, state and local income tax rate that was or would have been utilized to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such

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    reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

        "GENERAL PARTNER" means Perkins Management Company, Inc., as general partner of the Company.

        "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "GUARANTORS" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provision of the Indenture, and their respective successors and assigns.

        "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "HOLDERS"  means a Person in whose name a Note is registered.

        "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or

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    other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

        "JACK ASTOR VEHICLE" means J.A. Joint Venture, LLC, a Delaware limited liability company engaged solely in the business of creating, owning, developing and operating Jack Astor's Bar and Grill restaurants.

        "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred equity interests, excluding, however, to the extent included in calculating such Net Income:
    (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (x) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (y) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss).

        "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "NEW CREDIT FACILITY" means the Revolving Credit Agreement dated as of December 22, 1997 among the Company, BankBoston N.A. as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise.

        "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights

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    that the holders thereof may have to take enforcement action against an
    Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company of any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "PERMITTED BUSINESS" means the business of owning, operating and franchising restaurants and other businesses that are ancillary or related thereto.

        "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor (other than an Investment in the Jack Astor Vehicle if it is subsequently to be declared an Unrestricted Subsidiary); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Interests) of the Company; (f) additional Investments in the Jack Astor Vehicle, either by way of capital contribution or loan to, or Guarantee of Indebtedness of, the Jack Astor Vehicle; PROVIDED that the aggregate amount of such capital contributions and loans, together with the aggregate principal amount of any such Indebtedness that is so Guaranteed, does not exceed $10.0 million at any time outstanding (with each such Investment being measured as of the date it was made and without giving effect to subsequent changes in value); (g) any Investments in promissory notes acquired in a Permitted Non-Cash Transaction, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such Investment (excluding any such promissory notes outstanding on the date of the Indenture); and (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) since the date of the Indenture, not to exceed $2.0 million.

        "PERMITTED LIENS" means (i) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the Indenture to be incurred;
    (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Equity Interests" covering only the assets acquired with the proceeds of such Indebtedness; (vi) Liens to secure additional Capital Lease Obligations that were permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of

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    Preferred Equity Interests" covering only the assets acquired with the proceeds of such Indebtedness, up to an aggregate of $15.0 million in principal amount at any one time outstanding; and (vii) Liens existing on the date of the Indenture.

        "PERMITTED NON-CASH TRANSACTION" means (i) any sale, lease or other disposition of restaurants and related equipment for consideration consisting of cash and/or promissory notes of the acquiror of such assets, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such transaction (excluding any such promissory notes outstanding on the date of the Indenture) and (ii) any sale, lease or other disposition of assets that are no longer used by the Company or any of its Restricted Subsidiaries in a Permitted Business.

        "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, then the Permitted Refinancing Indebtedness must have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

        "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

        "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a

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    Subsidiary of such Person or (b) the only general partners of which are such
    Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "TAX AMOUNT" means, with respect to any Person for any period, the aggregate combined federal, state, local and foreign income taxes (including estimated taxes) actually payable by partners or owners of such Person in respect of such partners' or owners' Taxable Income for such period, and aggregate state and local franchise taxes. Notwithstanding anything to the contrary, Tax Amount shall not include taxes payable as a result of recognizing gain from such Person's reorganization as or change in the status to a corporation or attributable to its Taxable Income for any taxable year commencing prior to January 1, 1997.

        "TAX DISTRIBUTION" means a distribution in respect of taxes to the partners of the Company pursuant to clause (vii) of the second paragraph of the covenant described above under the caption "Certain Covenants -- Restricted Payments."

        "TAXABLE INCOME" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal, state, foreign or local income tax purposes; provided, that (i) all items of gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or owner of such person.

        "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary (other than Finance Corp.) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
    Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries, except that clauses
    (a)-(d) shall not be applicable to the Jack Astor Vehicle. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a

    Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation; and provided, further, that, to the extent applicable, the Company shall cause such Subsidiary to comply with the covenant described above under the caption "-- Subsidiary Guarantees."

        "VOTING STOCK" of any Person as of any date means the Capital Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days after the Expiration Date, they will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale. In addition, until
      1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Issuers will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers and dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following discussion is a summary of the material United States federal income tax consequences of the Exchange Offer, to exchanging and nonexchanging holders, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("Service") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities and persons holding the New Notes as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with New Notes held as "capital assets" within the meaning of section 1221 of the Code.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

    The exchange of an Old Note for a New Note pursuant to the Exchange Offer will not be taxable to an exchanging Holder for U.S. federal income tax purposes. As a result (i) an exchanging Holder will not recognize any gain or loss on the exchange; (ii) the holding period for the New Note will include the holding period for the Old Note; and (iii) the basis of the New Note will be the same as the basis for the Old Note.

    The Exchange Offer will result in no federal income tax consequences to a nonexchanging Holder of Old Notes.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Issuers by Mayer, Brown & Platt, Chicago, Illinois. Lee N. Abrams, a Director of PMC and Chairman of the Audit Committee of PMC, is a senior partner at Mayer, Brown & Platt. Mayer, Brown & Platt represents the Company and its affiliates with respect to various matters from time to time and represented TRC, PMC, PRI and MergerCo. in connection with the Going Private Transaction. The validity of the Notes will be passed upon for the Initial Purchasers by Latham & Watkins, New York, New York.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's financial statements as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

    Prior to the Going Private Transaction, the Company has been subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company has filed reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

    Following the consummation of the Going Private Transaction, the Company was no longer required by the rules and regulations of the Commission to remain subject to the periodic reporting and other informational requirements of the Securities Exchange Act. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, for so long as any of the Old Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

    The Issuers have filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

    Finance Corp. has requested the Commission's Office of Chief Counsel, Division of Corporation Finance, to indicate to Finance Corp. that, in connection with the issuance of the New Notes, it will not raise any objection if Finance Corp. does not file periodic reports pursuant to Sections 13(a) and 15(d) of the Exchange Act. If such relief is forthcoming, Finance Corp. will not file such periodic reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 1-9214) are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

    3.  The Company's Current Report on Form 8-K dated September 17, 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to Perkins Family Restaurants, L.P., 6075 Poplar Avenue, Suite 800, Memphis, TN 38119-4709, Attn: Investor Relations, telephone (888) 279-4542.

                         INDEX TO FINANCIAL STATEMENTS

PERKINS FAMILY RESTAURANTS, L.P.

Report of independent public accountants.............................................  F-2

Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)...  F-3

Statements of Income for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)..........................  F-4

Statements of Changes in Partners' Capital for the years ended December 31, 1994,
  1995 and 1996......................................................................  F-5

Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)..........................  F-6

Notes to Financial Statements........................................................  F-7

Unaudited Pro Forma Financial Statements.............................................  F-21

Unaudited Pro Forma Statement of Income for the year ended December 31, 1996.........  F-22

Unaudited Pro Forma Statement of Income for the nine months ended
  September 30, 1997.................................................................  F-23

Unaudited Pro Forma Balance Sheet as of September 30, 1997...........................  F-24

Notes to Unaudited Pro Forma Financial Statements....................................  F-25

PERKINS FINANCE CORP.

Report of independent public accountants.............................................  F-27

Balance Sheet as of November 10, 1997................................................  F-28

Note to Financial Statement..........................................................  F-29

PERKINS MANAGEMENT COMPANY, INC.

Report of independent public accountants.............................................  F-30

Balance Sheet as of December 31, 1996................................................  F-31

Notes to Financial Statement.........................................................  F-32

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Perkins Family Restaurants, L.P.:

    We have audited the accompanying balance sheets of PERKINS FAMILY RESTAURANTS, L.P. ( a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perkins Family Restaurants, L.P., as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

    As discussed in Note 13 to the financial statements, in 1995 the Partnership adopted Statement of Financial Accounting Standards No. 121, and in connection therewith, recorded an impairment loss of $1,900,000 for certain long-lived assets.

                                          Arthur Andersen LLP

Memphis, Tennessee
March 27, 1997 (except with respect

  to the matter discussed in Note 14,
  as to which the date is
  November 10, 1997).

                        PERKINS FAMILY RESTAURANTS, L.P.

                                 BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                                  DECEMBER 31,     SEPTEMBER 30,
                                               ------------------      1997
                                                 1995      1996    -------------
                                               --------  --------   (UNAUDITED)
                                     ASSETS
Current Assets
  Cash and cash equivalents..................  $  1,825  $  2,737    $  2,054
  Receivables, less allowance for doubtful
    accounts of $481, $430 and $604..........     8,683     6,285       7,446
  Inventories, at the lower of first-in,
    first-out cost or market.................     4,318     4,234       4,150
  Prepaid expenses and other current
    assets...................................     1,505     1,551       1,886
                                               --------  --------  -------------
  Total current assets.......................    16,331    14,807      15,536
Property and Equipment, at cost, net of
  accumulated depreciation and
  amortization...............................   117,435   115,086     114,312
Notes Receivable, less allowance for doubtful
  accounts of $14, $10 and $6................     1,883       805         558
Intangible and Other Assets, net of
  accumulated amortization of $25,259,
  $26,451 and $27,324........................    26,180    24,958      25,798
                                               --------  --------  -------------
                                               $161,829  $155,656    $156,204
                                               --------  --------  -------------
                                               --------  --------  -------------

                       LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
  Current maturities of long-term debt.......  $  3,575  $  4,356    $  4,624
  Current maturities of capital lease
    obligations..............................     1,984     1,683       1,430
  Accounts payable...........................     7,525     8,878      12,546
  Accrued expenses...........................    13,099    14,235      14,932
  Distributions payable......................     3,475     3,479       3,478
                                               --------  --------  -------------
  Total current liabilities..................    29,658    32,631      37,010

Capital Lease Obligations, less current
  maturities.................................     8,810     8,573       7,434
Long-Term Debt, less current maturities......    57,850    48,244      43,026
Other Liabilities............................     4,415     4,651       5,192
Commitments and Contingencies (Notes 4 and
  10)........................................
Partners' Capital
  General partner............................       611       615         636
  Limited partners (10,481,370, 10,492,930
    and 10,487,495 Units issued and
    outstanding).............................    63,373    63,220      64,556
  Deferred compensation related to restricted
    units....................................    (2,888)   (2,278)     (1,650)
                                               --------  --------  -------------
Total Partners' Capital......................    61,096    61,557      63,542
                                               --------  --------  -------------
                                               $161,829  $155,656    $156,204
                                               --------  --------  -------------
                                               --------  --------  -------------

  The accompanying notes to financial statements are an integral part of these balance sheets.

                        PERKINS FAMILY RESTAURANTS, L.P.

                              STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

                                                                                             NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                       ----------------------------------  ----------------------
                                                          1994        1995        1996        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------
                                                                                                (UNAUDITED)
Revenues
  Food sales.........................................  $  205,675  $  228,259  $  234,164  $  175,792  $  185,069
  Franchise revenues.................................      16,227      17,492      18,629      13,914      14,603
                                                       ----------  ----------  ----------  ----------  ----------
  Total Revenues.....................................     221,902     245,751     252,793     189,706     199,672
                                                       ----------  ----------  ----------  ----------  ----------
Costs and Expenses
  Cost of Sales
    Food cost........................................      57,975      66,204      68,456      51,247      53,099
    Labor and benefits...............................      71,113      78,916      78,970      59,290      62,645
    Operating expenses...............................      42,615      47,678      48,284      36,147      37,081
  General and administrative.........................      21,779      22,251      23,741      17,655      19,593
  Depreciation and amortization......................      12,107      14,401      15,748      11,748      11,898
  Interest, net......................................       3,266       4,826       5,066       3,841       3,558
  Provision for (Benefit from) litigation costs......       1,079        (190)     --          --          --
  Provision for disposition of assets................         800         609      --          --          --
  Asset write-down (SFAS No. 121)....................      --           1,900      --          --          --
  Tax related reorganization costs...................      --          --          --          --             650
  Other, net.........................................        (840)       (640)       (994)       (721)       (622)
                                                       ----------  ----------  ----------  ----------  ----------
  Total Costs and Expenses...........................     209,894     235,955     239,271     179,207     187,902
                                                       ----------  ----------  ----------  ----------  ----------
Net Income...........................................  $   12,008  $    9,796  $   13,522  $   10,499  $   11,770
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Weighted Average Equivalent Units....................      10,275      10,269      10,289      10,289      10,338
Net Income Per Unit..................................  $     1.16  $     0.94  $     1.30  $     1.01  $     1.13
Cash Distribution Declared Per Unit..................  $     1.30  $     1.30  $     1.30  $    0.975  $    0.975

  The accompanying notes to financial statements are an integral part of these statements.

                        PERKINS FAMILY RESTAURANTS, L.P.
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                                                    GENERAL    LIMITED
                                                                                    PARTNER   PARTNERS     TOTAL
                                                                                   ---------  ---------  ---------
BALANCE AT DECEMBER 31, 1993.....................................................  $     663  $  65,592  $  66,255

Net income.......................................................................        120     11,888     12,008
Capital contribution.............................................................          1     --              1
Cash distributions declared ($1.30 per Unit).....................................       (136)   (13,509)   (13,645)
Issuance of 30,600 restricted Units..............................................     --            545        545
Retirement of 20,830 restricted Units............................................     --           (341)      (341)
Changes in deferred compensation related to restricted Units.....................     --            123        123
Repurchase of 16,800 Units.......................................................     --           (168)      (168)
                                                                                   ---------  ---------  ---------
BALANCE AT DECEMBER 31, 1994.....................................................        648     64,130     64,778

Net income.......................................................................         98      9,698      9,796
Capital contribution.............................................................          3     --              3
Cash distributions declared ($1.30 per Unit).....................................       (138)   (13,631)   (13,769)
Issuance of 126,970 restricted Units.............................................     --          1,604      1,604
Retirement of 24,725 restricted Units............................................     --           (390)      (390)
Changes in deferred compensation related to restricted Units.....................     --           (926)      (926)
                                                                                   ---------  ---------  ---------
BALANCE AT DECEMBER 31, 1995.....................................................        611     60,485     61,096

Net income.......................................................................        135     13,387     13,522
Capital contribution.............................................................          7     --              7
Cash distributions declared ($1.30 per Unit).....................................       (138)   (13,633)   (13,771)
Issuance of 44,250 restricted Units..............................................     --            544        544
Retirement of 32,690 restricted Units............................................     --           (451)      (451)
Changes in deferred compensation related to restricted Units.....................     --            610        610
                                                                                   ---------  ---------  ---------
BALANCE AT DECEMBER 31, 1996.....................................................  $     615  $  60,942  $  61,557
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The accompanying notes to financial statements are an integral part of these statements.

                        PERKINS FAMILY RESTAURANTS, L.P.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                              NINE MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                        ----------------------------------  ----------------------
                                                           1994        1995        1996        1996        1997
                                                        ----------  ----------  ----------  ----------  ----------
                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $   12,008  $    9,796  $   13,522  $   10,499  $   11,770
Adjustments to reconcile net income to net cash
  provided by operating activities:...................
  Asset write-down (SFAS No. 121).....................      --           1,900      --          --          --
  Depreciation and amortization.......................      12,088      14,401      15,748      11,748      11,898
  Provision for (Benefit from) litigation costs.......       1,079        (190)     --          --          --
  Provision for disposition of assets.................         800         609      --          --          --
  Other non-cash income and expense items.............       1,533       1,498       1,795       1,444       1,254
  Changes in other operating assets and liabilities...      (2,747)     (2,737)      4,180       1,866         977
                                                        ----------  ----------  ----------  ----------  ----------
Total adjustments.....................................      12,753      15,481      21,723      15,058      14,129
                                                        ----------  ----------  ----------  ----------  ----------
Net cash provided by operating activities.............      24,761      25,277      35,245      25,557      25,899
                                                        ----------  ----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for property and equipment..................     (30,799)    (28,931)    (11,858)     (9,282)    (10,314)
Proceeds from sale of property and equipment..........         389         889         573         573      --
Other investing activities, net.......................         687         723       1,755       1,671         489
                                                        ----------  ----------  ----------  ----------  ----------
Net cash used in investing activities.................     (29,723)    (27,319)     (9,530)     (7,038)     (9,825)
                                                        ----------  ----------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt..........................      34,801      59,125      16,250      13,550      34,100
Payments on long-term debt............................     (15,301)    (41,000)    (25,075)    (21,575)    (39,050)
Principal payments under capital lease obligations....      (2,367)     (1,981)     (2,074)     (1,553)     (1,379)
Distributions to partners.............................     (13,780)    (13,870)    (13,904)    (10,428)    (10,428)
Cash paid to repurchase Partnership Units.............        (168)     --          --          --          --
Other financing activities, net.......................        (125)     --          --          --          --
                                                        ----------  ----------  ----------  ----------  ----------
Net cash provided by (used in) financing activities...       3,060       2,274     (24,803)    (20,006)    (16,757)
                                                        ----------  ----------  ----------  ----------  ----------
Net increase (decrease) in cash and cash
  equivalents.........................................      (1,902)        232         912      (1,487)       (683)
                                                        ----------  ----------  ----------  ----------  ----------

CASH AND CASH EQUIVALENTS:
Balance, beginning of year............................       3,495       1,593       1,825       1,825       2,737
                                                        ----------  ----------  ----------  ----------  ----------
Balance, end of year..................................  $    1,593  $    1,825  $    2,737  $      338  $    2,054
                                                        ----------  ----------  ----------  ----------  ----------
                                                        ----------  ----------  ----------  ----------  ----------

  The accompanying notes to financial statements are an integral part of these statements.

                        PERKINS FAMILY RESTAURANTS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    The operations of Perkins Family Restaurants, L.P. ("PFR"), a Delaware limited partnership, are conducted through Perkins Restaurants Operating Company, L.P. ("PROC"), a Delaware limited partnership. PFR is the sole limited partner and owns 99% of PROC. The combined activities of PFR and PROC are referred to herein as activities of the "Partnership." The Partnership is managed by Perkins Management Company, Inc. ("PMC"). PMC, a wholly-owned subsidiary of Perkins Restaurants, Inc. ("PRI"), is the sole general partner and owns 1% of both PROC and PFR. PRI owns approximately 48% of the Limited Partnership Units ("Units") of PFR. PRI is a wholly-owned subsidiary of The Restaurant Company ("TRC").

    As general partner of the Partnership, PMC does not receive any compensation other than distributions attributable to its 1% general partner's interest in each of PROC and PFR. The Partnership reim-burses PMC for all of its direct and indirect costs (principally general and administrative costs) allocable to the Partnership.

    The activities of the Partnership are governed by the terms of the partnership agreements (the "Agreements"). The significant provisions of the Agreements not described elsewhere are that the general partner has sole and complete discretion in determining the consideration, terms and conditions with respect to any future issuance of Units and no preemptive rights to acquire additional Units exist.

    The Partnership owns and franchises family-style restaurants which serve a wide variety of high quality, moderately priced breakfast, lunch, and dinner entrees, snacks and bakery products. Perkins restaurants provide table service and many are open 24 hours a day (except Christmas day and certain late night hours in selected markets), seven days a week. The restaurants are located in 32 states with the largest number in Minnesota, Ohio, New York, Pennsylvania, and Florida. There are twelve franchised restaurants located in Canada. The Partnership also offers cookie doughs, muffin batters, pancake mixes, pies and other food products for sale to Partnership-operated and franchised restaurants and bakery and food service distributors through Foxtail Foods, the Partnership's manufacturing division.

BASIS OF PRESENTATION

    The financial statements include the combined accounts of PFR and PROC after elimination of all material intercompany amounts. Revenues and expenses are allocated to the general and limited partners on the basis of their respective ownership interests.

    Certain prior year amounts have been reclassified to conform to current year presentation.

ESTIMATES

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        PERKINS FAMILY RESTAURANTS, L.P.

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH EQUIVALENTS

    The Partnership considers highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

FRANCHISE REVENUE

    Franchisees are required to pay an initial fee to the Partnership when each franchise is granted. These fees are not recognized as income until the restaurants open. The Partnership also receives franchise royalties ranging from one to six percent of the gross sales of each franchised restaurant. These royalties are recorded as income monthly.

PROPERTY AND EQUIPMENT

    Major renewals and betterments are capitalized; replacements and maintenance and repairs which do not extend the lives of the assets are charged to operations as incurred.

PREOPENING COSTS

    New store preopening costs are deferred and amortized over twelve months, starting when the restaurant opens.

INCOME TAXES

    For state and Federal income tax purposes, the Partnership is not a taxpaying entity. As a result, the taxable income, which may vary substantially from income reported for financial reporting purposes, is includable in the state and Federal tax returns of the individual partners. Accordingly, no current provision for income taxes is reflected in the accompanying financial statements. The tax returns of the Partnership are subject to examination by state and Federal taxing authorities. If such examinations result in changes to taxable income, the tax liability of the partners would be changed accordingly. The net income of publicly traded limited partnerships, such as the Partnership, is considered portfolio income to their partners and is not available to offset passive losses of the partners for tax years after 1986.

    On December 22, 1987, tax legislation was enacted which will have the effect of taxing the Partnership as a corporation for tax years beginning after 1997. The Partnership could be subject to corporate income taxes earlier than 1998 if it adds a substantial new line of business.

    When the Partnership begins being taxed as a corporation on January 1, 1998, the amount of cash available to the Partnership will be reduced by the amount of cash necessary to pay taxes.

CASH DISTRIBUTIONS

    The Partnership recognizes cash distributions payable to its partners as of the declaration dates. Cash distributions of $1.30 per Unit were declared during 1996 and 1995 ($.325 per Unit during each quarter). As a limited partner, PRI received approximately 48% of these total distributions.

                        PERKINS FAMILY RESTAURANTS, L.P.

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) NET INCOME PER UNIT

    Net income per Unit is computed based on the weighted average number of Units outstanding (adjusted for equivalent Units) after deducting the general partner's 1% interest from Partnership earnings.

(2) SUPPLEMENTAL CASH FLOW INFORMATION

    The increase or decrease in cash and cash equivalents due to changes in operating assets and liabilities and payments of interest consisted of the following (in thousands):

                                                                      YEARS ENDED              NINE MONTHS ENDED
                                                                     DECEMBER 31,                SEPTEMBER 30,
                                                            -------------------------------  ----------------------
                                                              1994       1995       1996        1996        1997
                                                            ---------  ---------  ---------  -----------  ---------
                                                                                                  (UNAUDITED)
(Increase) Decrease in:
  Receivables.............................................  $  (2,395) $    (877) $   1,726   $   1,774   $  (2,158)
  Inventories.............................................       (688)      (239)        84         199          84
  Prepaid expenses and other current assets...............     (1,159)    (1,032)      (739)       (926)       (473)
  Other assets............................................        (82)       157        190         250      (1,380)
Increase (Decrease) in:
  Accounts payable........................................      1,228       (341)     1,353         274       3,668
  Accrued expenses........................................       (153)      (545)     1,294        (111)        697
  Other liabilities.......................................        502        140        272         406         539
                                                            ---------  ---------  ---------  -----------  ---------
                                                            $  (2,747) $  (2,737) $   4,180   $   1,866   $     977
                                                            ---------  ---------  ---------  -----------  ---------
                                                            ---------  ---------  ---------  -----------  ---------
Interest paid.............................................  $   3,637  $   5,621  $   5,443   $   4,179   $   3,646
                                                            ---------  ---------  ---------  -----------  ---------
                                                            ---------  ---------  ---------  -----------  ---------

    The Partnership entered into a master capital lease agreement during 1996 primarily to obtain restaurant equipment. The payment terms for each lease schedule under the master lease provides for 72 monthly payments at interest rates which vary from 7.1% to 8.9%. The capital lease obligations of two properties targeted for disposition in 1993 were terminated during 1994 in accordance with the related lease buyout agreements. The payments required by the agreements are included in principal payments under capital lease obligations in the Statements of Cash Flows. Losses on these terminations were charged to the reserve established specifically for this purpose.

                        PERKINS FAMILY RESTAURANTS, L.P.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of December 31 (in thousands):

                                                                1995      1996
                                                              --------  --------
OWNED
Land and land improvements..................................  $ 27,065  $ 28,202
Buildings...................................................    61,543    65,873
Leasehold improvements......................................    27,560    29,743
Equipment...................................................    51,812    54,387
Construction in progress....................................     3,501     1,657
                                                              --------  --------
                                                               171,481   179,862
Less -- Accumulated depreciation and amortization...........   (60,766)  (70,932)
                                                              --------  --------
                                                               110,715   108,930
                                                              --------  --------

LEASED
Buildings...................................................    25,304    24,945
Equipment...................................................     --        1,564
Less -- Accumulated amortization............................   (18,584)  (20,353)
                                                              --------  --------
                                                                 6,720     6,156
                                                              --------  --------
                                                              $117,435  $115,086
                                                              --------  --------
                                                              --------  --------

    Depreciation and amortization for financial reporting purposes is computed using the straight-line method based on the shorter of either the estimated useful lives or the lease terms of the property, as follows:

                                                                           YEARS
                                                                           -----
OWNED:
  Land improvements......................................................   3-20
  Buildings..............................................................  20-30
  Leasehold improvements.................................................   7-20
  Equipment..............................................................    3-7
LEASED:
  Buildings..............................................................  20-25
  Equipment..............................................................      6

(4) LEASES

    As of December 31, 1996, there were 134 restaurants operated by the Partnership, as follows:

        69 with both land and building leased

        54 with both land and building owned

        11 with the land leased and building owned

                        PERKINS FAMILY RESTAURANTS, L.P.

(4) LEASES (CONTINUED)
    As of December 31, 1996, there were 35 restaurants either leased or subleased to others by the Partnership as follows:

        19 with both land and building leased

        11 with both land and building owned

        5 with the land leased and building owned

    Most of the restaurant leases have a primary term of 20 years and generally provide for two to four renewals of five years each. Certain leases provide for minimum payments plus a percentage of sales in excess of stipulated amounts.

    Future minimum payments related to leases that have initial or remaining lease terms in excess of one year as of December 31, 1996 were as follows (in thousands):

                                                              LEASE OBLIGATIONS
                                                              ------------------
                                                              CAPITAL  OPERATING
                                                              -------  ---------
1997........................................................  $ 2,685   $ 5,809
1998........................................................    2,241     5,602
1999........................................................    1,989     5,296
2000........................................................    1,599     4,695
2001........................................................    1,518     4,308
Thereafter..................................................    4,820    21,077
                                                              -------  ---------
Total minimum lease payments................................   14,852   $46,787
                                                                       ---------
                                                                       ---------
Less: Amounts representing interest.........................   (4,596)
                                                              -------
    Capital lease obligations...............................  $10,256
                                                              -------
                                                              -------

    Capital lease obligations have effective interest rates ranging from 7.1% to 16.1% and are payable in monthly installments through 2011. Maturities of such obligations at December 31, 1996 for the years 1997 through 2001 and thereafter were $1,686,000, $1,408,000, $1,299,000, $1,036,000, $1,066,000 and $3,761,000,
respectively.

    Future minimum gross rental receipts as of December 31, 1996, were as follows (in thousands):

                                                              AMOUNTS RECEIVABLE
                                                                      AS
                                                              ------------------
                                                              LESSOR   SUBLESSOR
                                                              -------  ---------
1997........................................................  $   952   $ 1,761
1998........................................................      959     1,575
1999........................................................      969     1,347
2000........................................................      980     1,081
2001........................................................      941     1,053
Thereafter..................................................    7,945     4,236
                                                              -------  ---------
Total minimum lease rentals.................................  $12,746   $11,053
                                                              -------  ---------
                                                              -------  ---------

                        PERKINS FAMILY RESTAURANTS, L.P.

(4) LEASES (CONTINUED)
    The net rental expense included in the accompanying financial statements for operating leases was as follows (in thousands):

                                                          YEARS ENDED DECEMBER
                                                                  31,
                                                         ----------------------
                                                          1994    1995    1996
                                                         ------  ------  ------
Minimum rentals........................................  $5,144  $5,064  $5,341
Contingent rentals.....................................   1,007   1,004   1,114
Less sublease rentals..................................    (918)   (982) (1,041)
                                                         ------  ------  ------
                                                         $5,233  $5,086  $5,414
                                                         ------  ------  ------
                                                         ------  ------  ------

(5) INTANGIBLE AND OTHER ASSETS

    Intangible and other assets, net of accumulated amortization, were as follows as of December 31 (in thousands):

                                                                 1995     1996
                                                                -------  -------
Excess of cost over fair value of net assets acquired, being amortized evenly over 30 to 40 years........................  $24,618  $23,627
Present value of estimated future royalty fee income of
  acquired companies, being amortized evenly over the
  remaining lives of the franchise agreements.................      574      423
Other.........................................................      988      908
                                                                -------  -------
                                                                $26,180  $24,958
                                                                -------  -------
                                                                -------  -------

    The Partnership periodically reevaluates the realizability of its excess cost over fair value of net assets acquired by comparing the unamortized balance with projected undiscounted cash flows from operations. The realizability of intangible assets related to future royalty fee income is also assessed periodically based on the performance of the applicable franchise restaurants.

(6)  ACCRUED EXPENSES

    Accrued expenses consisted of the following as of December 31 (in thousands):

                                                                 1995     1996
                                                                -------  -------
Payroll and benefits..........................................  $ 5,451  $ 7,543
Property, real estate and sales taxes.........................    2,093    2,006
Insurance.....................................................    1,475    1,232
Rent..........................................................    1,025    1,165
Advertising...................................................      521      530
Other.........................................................    2,534    1,759
                                                                -------  -------
                                                                $13,099  $14,235
                                                                -------  -------
                                                                -------  -------

                        PERKINS FAMILY RESTAURANTS, L.P.

(7)  LONG-TERM DEBT

    Long-term debt consisted of the following at December 31 (in thousands):

                                                                            1995       1996
                                                                          ---------  ---------
Unsecured Senior Notes:
  7.19%, due in quarterly installments beginning December 13, 1997        $  20,000  $  20,000
    through December 13, 2005...........................................
  8.6%, due in quarterly installments through July 1, 2002..............     11,850     10,650
  6.99%, due in quarterly installments through July 1, 2003.............      4,325      3,950
Revolving credit agreement, due June 30, 1997...........................     18,250     13,000
Term loan, due in quarterly installments through June 30, 1998..........      7,000      5,000
                                                                          ---------  ---------
                                                                             61,425     52,600
Less current maturities.................................................     (3,575)    (4,356)
                                                                          ---------  ---------
                                                                          $  57,850  $  48,244
                                                                          ---------  ---------
                                                                          ---------  ---------

    On March 18, 1997, the Partnership entered into a commitment agreement with its agent bank to provide a credit facility of up to $60,000,000. This is composed of a $40,000,000 reducing revolving credit facility, a $15,000,000 revolving growth facility, and a $5,000,000 standby letter of credit facility. The reducing revolving credit facility matures on March 31, 2002, and will reduce $2,000,000 per year commencing on September 30, 1998. This facility will initially be used to repay amounts outstanding under the Partnership's existing revolving credit agreement and term loan. The revolving growth facility, which may only be used for the acquisition of existing restaurants, converts to a term loan on March 31, 2000, and amortizes in equal quarterly installments with final maturity on March 31, 2004. The standby letter of credit facility matures on March 31, 2002, and contains terms and conditions similar to the Partnership's current agreement.

    All amounts outstanding under this agreement bear interest at either the Base Rate or LIBOR rates as defined in the agreement. Other terms and conditions are similar to the Partnership's existing agreement. As a result of this commitment, the Partnership has classified $13,000,000 as long-term debt.

    During the fourth quarter of 1995, the Partnership issued $20,000,000 of 7.19% Unsecured Senior Notes due December 13, 2005 to an insurance company. The proceeds were used to repay outstanding borrowings under the Partnership's revolving line of credit. The note agreement also provides for a $15,000,000 Private Shelf Note Facility which expires December 13, 1997.

    During the second quarter of 1994, the Partnership refinanced the outstanding borrowings under its existing line of credit by entering into a $40,000,000 revolving line of credit facility and a $10,000,000 term loan agreement with three banks. The revolving line of credit contains a $6,000,000 sublimit for letters of credit and expires on June 30, 1997, at which time all amounts become payable. At December 31, 1996, approximately $3,276,000 in letters of credit were outstanding under the line of credit facility. The borrowings under the term loan agreement are due in quarterly installments through June 30, 1998. Pursuant to the revolving line of credit and term loan facilities, all amounts outstanding under these agreements initially bear interest at either the Base Rate or Euroloan Rates, as defined in the applicable agreement.

    In order to manage interest costs, the Partnership entered into an interest rate swap agreement in 1994 with its lender that effectively fixes interest for the term loan at 7.63%. The notional amount

                        PERKINS FAMILY RESTAURANTS, L.P.

(7)  LONG-TERM DEBT (CONTINUED)
protected by this transaction decreases as quarterly installments of principal are made, and the LIBOR component is adjusted quarterly. The agreement expires June 30, 1998.

    The Partnership also entered into a participating interest rate swap and cap agreement that protects the first $10,000,000 of borrowings outstanding under the revolving line of credit facility. The first $5,300,000 is effectively fixed at 8.25%, while the next $4,700,000 floats at either the Base Rate or the Euroloan Rate pursuant to the terms of the line of credit facility, but is capped at 8.25%. The swap and cap agreement is effective through June 30, 1997, and the LIBOR component is adjusted quarterly.

    These derivative financial instruments have an inherent element of risk that the counterparties may be unable to meet the terms of the agreements. The Partnership has minimized such risk exposure by limiting the counterparties to major financial institutions.

    Based on the borrowing rates currently available for debt with similar terms and maturities, the approximate fair market value of the Partnership's long-term debt as of December 31 was as follows (in thousands):

                                                                            1995       1996
                                                                          ---------  ---------
7.19% Unsecured Senior Notes............................................  $  20,000  $  19,412
8.6% Unsecured Senior Notes.............................................     12,398     10,842
6.99% Unsecured Senior Notes............................................      4,300      3,830
Interest Rate Swap Agreement............................................        154        126
Participating Interest Rate Swap and Cap Agreement......................        156         51

    The values associated with the interest rate swaps represent the estimated contract values as reported to the Partnership by the commercial bank that is the counterparty to these agreements.

    Because the terms of the Partnership's revolving line of credit and term loan facilities provide that borrowings outstanding under those agreements bear interest at current market rates, management believes that the related liabilities reflected in the accompanying balance sheets approximate fair market value.

    Pursuant to both the Unsecured Senior Notes and revolving line of credit agreements, the Partnership must maintain a minimum tangible net worth and other specified financial ratios, and is subject to certain restrictions which limit additional indebtedness.

    At December 31, 1996, the Partnership was in compliance with all such requirements.

                        PERKINS FAMILY RESTAURANTS, L.P.

(7)  LONG-TERM DEBT (CONTINUED)
    Aggregate annual maturities of long-term debt subsequent to December 31, 1996 were as follows (in thousands):

1997...............................................................  $   4,356
1998...............................................................      7,674
1999...............................................................      4,824
2000...............................................................      5,049
2001...............................................................      5,199
Thereafter.........................................................     25,498
                                                                     ---------
                                                                     $  52,600
                                                                     ---------
                                                                     ---------

    Interest expense capitalized in connection with the Partnership's construction activities amounted to approximately $136,000, $153,000 and $331,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

(8)  LIMITED PARTNERSHIP UNITS

    Limited Partnership Units issued and outstanding were as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Units issued and outstanding, beginning of year...................    10,379,125    10,481,370
Issuance of restricted Units......................................       126,970        44,250
Retirement of restricted Units....................................       (24,725)      (32,690)
                                                                    ------------  ------------
Units issued and outstanding, end of year.........................    10,481,370    10,492,930
                                                                    ------------  ------------
                                                                    ------------  ------------

(9)  INCOME TAXES

    As of January 1, 1993, the Partnership recorded the cumulative effect of adopting SFAS No. 109. SFAS No. 109 requires the Partnership to recognize deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the carrying amounts and the tax bases of assets and liabilities that are projected to reverse after January 1, 1998, the date after which the Partnership will become a taxable entity. As of December 31, 1996, the Partnership had deferred tax assets that equaled or exceeded deferred tax liabilities. The deferred tax assets and liabilities are related to existing temporary differences that are projected to reverse after January 1, 1998. Management believes that a conclusion as to the realizability of these assets based upon current circumstances is highly subjective, and has therefore established a valuation allowance. Accordingly, no deferred provision for income taxes has been reflected in the accompanying financial statements.

                        PERKINS FAMILY RESTAURANTS, L.P.

(9)  INCOME TAXES (CONTINUED)

    The components of the Partnership's net deferred tax assets as of December 31 were as follows (in thousands):

                                                                             1995       1996
                                                                           ---------  ---------
Depreciation.............................................................  $  (1,670) $  (1,505)
Capitalized leases.......................................................      1,240      1,303
Reserves.................................................................        795        372
Other, net...............................................................        210        230
                                                                           ---------  ---------
Total deferred tax assets................................................        575        400
Valuation allowance......................................................       (575)      (400)
                                                                           ---------  ---------
Net deferred tax assets..................................................  $  --      $  --
                                                                           ---------  ---------
                                                                           ---------  ---------

(10)  CONTINGENCIES

    During 1996, a lawsuit filed in 1995 by two former employees in the U.S. District Court for the District of North Dakota alleging sexual harassment and related claims was resolved after a trial in favor of Perkins as to one plaintiff and a judgement against Perkins as to the other plaintiff of $3,500.

    In 1994, the Partnership recorded a provision of $1,079,000 for damages associated with two separate lawsuits brought against the Partnership. During the second quarter of 1995, the Partnership settled one of the suits for $190,000 less than the original provision and the excess accrual was reversed. The second suit was settled in October 1995 for the amount originally accrued.

    The Partnership is a party to various legal proceedings in the ordinary course of business. Management does not believe it is likely that these proceedings, either individually or in the aggregate, will have a material adverse effect on the Partnership's financial position or results of operations.

    The Partnership has sponsored financing programs offered by certain lending institutions to help its franchisees procure funds for the construction of new franchised restaurants and to purchase and install the Perkins in-store bakery. The Partnership provides a limited guaranty of the funds borrowed. At December 31, 1996, there were approximately $2,746,000 in borrowings outstanding under these programs. The Partnership has guaranteed $965,000 of these borrowings which represents its minimum commitments under these agreements. The Partnership does not anticipate its guaranties will exceed these minimums in the future.

    During 1995, the Partnership entered into a separate agreement with one of the lending institutions to assist a franchisee in obtaining lease financing to install in-store bakeries in 28 existing restaurants operated by the franchisee. Pursuant to the agreement, the Partnership will provide a declining limited guaranty to the lender for payment of the franchisee's obligations between the lender and the franchisee, not to exceed $1,350,000. The Partnership's current maximum liability if the maximum lease commitment is funded would be $945,000. At December 31, 1996, there were approximately $547,000 in borrowings outstanding under the program, of which the Partnership has guaranteed approximately $383,000.

    The majority of the Partnership's franchise revenues are generated from franchisees owning less than 5% of total franchised restaurants and, therefore, the loss of any one of these franchisees would not have a material impact on the results of the Partnership's operations. As of December 31, 1996, three franchisees

                        PERKINS FAMILY RESTAURANTS, L.P.

(10)  CONTINGENCIES (CONTINUED)
owned 94 of the 331 restaurants franchised by Perkins. During 1996, the Partnership received net royalties and license fees of approximately $1,505,000, $1,955,000 and $1,033,000 from these franchisees. While the exit of one of these franchisees from the system would have a material impact on the future revenues of the Partnership, such an occurrence would not disrupt the normal functioning of the Partnership.

(11)  UNIT PLAN

    The Perkins Family Restaurants, L.P. Restricted Limited Partnership Unit Plan ("Unit Plan") was initially adopted in October 1987. At December 31, 1996 a total of 450,000 Units were authorized for issuance under the Unit Plan.

    Awards of restricted Units under the Unit Plan may be made to officers and key employees of PMC, PRI and their affiliates as well as certain members of PMC's Board of Directors. A committee composed of those non-employee directors of PMC (the "Committee") has been appointed to administer the Unit Plan. At the time of each award, the Committee determines the applicable award restrictions, including, without limitation, (i) a restricted period (not to exceed ten years) during which the Units cannot be sold, transferred or pledged and (ii) the date(s) on which restrictions on all or a portion of the Units awarded lapse. To the extent declared, cash distributions are paid on all Units awarded under the Unit Plan even during the restricted period.

    At December 31, 1996, there were 423,730 Units issued and outstanding under the Unit Plan. The expense related to the Unit Plan is recognized over the periods in which the restrictions on the Units lapse. As of December 31, 1996, restrictions had lapsed on 214,910 of the 423,730 Units issued under the Unit Plan. On January 2, 1997 and February 4, 1997, the Board of Directors removed restrictions on an additional 13,690 and 32,862 Units, respectively. The unamortized amount of $2,278,000 related to the remaining 162,268 Units is reflected as deferred compensation in the accompanying balance sheets.

(12)  EMPLOYEE BENEFITS

    The Perkins Retirement Savings Plan (the "Plan") as amended and restated effective January 1, 1992, was established for the benefit of all eligible employees, both hourly and salaried, of PROC and of any Participating Company, as defined. At December 31, 1996, Participating Companies were PMC, PFR, TRC Realty and TRC.

    All participating employees at December 31, 1991 remained eligible to participate in the Plan as amended and restated January 1, 1992. All other employees of the Partnership and Participating Companies who have satisfied the participation requirements are eligible for participation in the Plan provided they (i) have attained the age of 21 and (ii) have completed one Year of Service, as defined, during which they have been credited with 1,000 Hours of Service.

    Participants may elect to defer from 1% to 15% of their annual eligible compensation subject to legal maximums. PROC and Participating Companies may make a matching contribution equal to a percentage of the amount deferred by the participant or a specified dollar amount as determined each year by their Boards of Directors. During 1995, the Partnership, PMC, and TRC Realty matched contributions at a rate of 25%, up to the first 6% deferred by each participant. During 1996, the Partnership and PMC elected to match contributions at a rate of 50% up to the first 6% deferred by each participant. Neither PFR nor TRC had employees participating in the Plan at any time during 1996, 1995 or 1994. TRC Realty had no participating employees during 1994.

                        PERKINS FAMILY RESTAURANTS, L.P.

(12)  EMPLOYEE BENEFITS (CONTINUED)
    Participants are always 100% vested in their salary deferral accounts and qualified rollover accounts. Vesting in the employer matching account is based on qualifying Years of Service. A participant vests 60% in the employer matching account after three years, 80% after four years and 100% after five years.

    A participant may apply for a loan from his or her salary deferral and rollover accounts. Generally, loans are made for a period of five years (ten years if for the purchase of the principal residence of the participant) subject to certain restrictions. The interest rate is fixed at the Prime Rate at the time of the loan plus two percent.

    The trust established under the Plan is intended to qualify under the appropriate section of the Internal Revenue Code (the "IRC") as exempt from Federal income taxes. The Plan has received a favorable determination by the Internal Revenue Service with regard to the qualification of the Plan. The favorable determination applies to the original Plan as well as all amendments adopted prior to 1995. The fourth amendment to the Plan, adopted in 1995, will be submitted for determination at a later date. The Partnership's management and legal counsel believe that the adoption of the aforementioned amendment to the Plan does not hinder the Plan's ability to operate in compliance with all applicable provisions of the IRC and that a favorable determination will be received.

(13)  ASSET WRITE-DOWN (SFAS NO. 121)

    In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires companies to evaluate the recoverability of assets (including intangibles) based upon their related undiscounted estimated future cash flows. The Partnership adopted SFAS No. 121 in 1995.

    In adopting SFAS No. 121, the Partnership evaluated all material asset groups, including intangibles associated with specific Partnership-operated properties and specific franchise agreements. As a result of this review, the Partnership identified three restaurant properties which were not expected to generate undiscounted future cash flows sufficient to cover the carrying value of the underlying assets related to these properties.

    As required under SFAS No. 121, the carrying amounts of the assets associated with these restaurant properties were written down to their estimated fair market values, based on the Partnership's experience in disposing of similar under-performing properties, negotiations with lessors of the subject properties and historical industry lease rates for similarly performing real estate. The resulting non-cash charge reduced 1995 net income by $1,900,000, of which $1,290,000 was related to assets to be disposed of. The remaining amounts were due to write-downs of long-term assets deemed by the Partnership to be impaired. The major components of the SFAS No. 121 charge were as follows (in thousands):

Reduction of the carrying values of operating assets to fair market
  values............................................................  $   1,428
Net present value of noncancelable lease commitments, less estimated
  sublease income...................................................        367
Other disposal costs, including commissions.........................        105
                                                                      ---------
                                                                      $   1,900
                                                                      ---------
                                                                      ---------

    Management is aggressively pursuing subleasing one of the properties. Based on the expected sublease rental income on this property, the carrying amounts of all owned and leased assets related to this

                        PERKINS FAMILY RESTAURANTS, L.P.

(13) ASSET WRITE-DOWN (SFAS NO. 121) (CONTINUED) property were concluded to have no fair market value. A provision for future losses was recorded to reflect the net present value of the future lease payments less estimated sublease income on this property. The Partnership's results of operations include losses related to this property of $197,000, $277,000 and $229,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

    During 1994, a provision of $800,000 was recorded to further reduce the carrying value of assets related to certain underperforming stores which had been targeted for disposition in 1993. As of December 31, 1995, the Partnership had substantially completed the disposition of these properties.

    There were no additional write-downs during 1996. Management believes that estimates used in evaluating the adoption of SFAS No. 121 were reasonable. However, actual expenses and cash flows could differ from these estimates.

(14)  SUBSEQUENT EVENT AND RELATED RISK FACTORS

    On September 11, 1997, PFR, TRC and Perkins Acquisition Corp. entered into a merger agreement that provides for a series of transactions (collectively, the "Going Private Transaction") whereby PROC will be merged into PFR, PFR will become an indirect wholly owned subsidiary of TRC and the approximately 5.44 million Units held by persons other than TRC and its subsidiaries will be converted into the right to receive $14.00 in cash per Unit. A special meeting of the holders of Units is expected to take place in December 1997 to approve the Going Private Transaction. The consummation of the Going Private Transaction is conditioned upon the favorable vote of a majority of the public Units voting at such meeting; accordingly, there can be no assurance that the Going Private Transaction will be consummated.

    If the Going Private Transaction is approved by the public Unitholders, approximately $89.1 million will be required to consummate the transaction and to pay related fees and expenses, and approximately $47.6 million will be required to refinance PFR's existing indebtedness (based on indebtedness outstanding on September 30, 1997). Such funds are expected to be obtained from the net proceeds of (a) the sale of $130.0 million of senior notes (the "Notes") by PFR and Perkins Finance Corp. ("PFC"), a wholly-owned subsidiary of PFR incorporated on November 6, 1997 (PFR and PFC being collectively referred to as "the Issuers"), and (b) a new credit facility (the "New Credit Facility") to be entered into by PFR concurrently with the closing of the sale of the Notes.

    If the Going Private Transaction is consummated, and the related Note and New Credit Facility financings occur, PFR will be highly leveraged. Additionally, upon a Change of Control (as defined), each Holder of the Notes would have the right to require the Issuers to purchase all or any part of such Holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of purchase. There can be no assurance that the Issuers will have adequate funds available to repurchase the Notes. Finally, the New Credit Facility will be secured by liens on substantially all of PFR's and its subsidiaries' assets. The Notes will be effectively subordinated to all such secured indebtedness.

                        PERKINS FAMILY RESTAURANTS, L.P.

(15)  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                     (IN THOUSANDS, EXCEPT NET INCOME PER UNIT)

                                                                                     GROSS        NET      NET INCOME
1997                                                                   REVENUES   PROFIT (A)    INCOME      PER UNIT
---------------------------------------------------------------------  ---------  -----------  ---------  -------------
1st Quarter..........................................................  $  61,481   $  13,875   $   2,725    $    0.26
2nd Quarter..........................................................     66,588      15,767       3,464         0.33
3rd Quarter..........................................................     71,603      17,205       5,581         0.53

1996
---------------------------------------------------------------------
1st Quarter..........................................................  $  59,973   $  12,761   $   2,275    $    0.22
2nd Quarter..........................................................     63,516      14,469       3,352         0.32
3rd Quarter..........................................................     66,217      15,792       4,872         0.47
4th Quarter..........................................................     63,087      14,061       3,023         0.29

1995
---------------------------------------------------------------------
1st Quarter..........................................................  $  56,913   $  12,093   $   2,200    $    0.21
2nd Quarter..........................................................     60,843      12,999       2,912         0.28
3rd Quarter..........................................................     66,334      15,064       4,200         0.40
4th Quarter..........................................................     61,661      12,797         484         0.05

(a) Represents total revenues less cost of sales.

                        PERKINS FAMILY RESTAURANTS, L.P.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The accompanying unaudited pro forma financial statements have been prepared to reflect: (a) the issuance of the Notes, (b) estimated initial borrowings under the New Credit Facility, (c) application of the proceeds of the foregoing, as set forth in "Use of Proceeds" and (d) the Going Private Transaction (such transactions being collectively referred to herein as "the Transactions"). The accompanying unaudited pro forma statements of income for the year ended December 31, 1996 and the nine months ended September 30, 1997, have been prepared as if the Transactions had occurred as of the beginning of 1996. The accompanying unaudited pro forma balance sheet has been prepared as if the Transactions had occurred as of September 30, 1997.

    As a result of the Going Private Transaction, the Company became an indirect wholly-owned subsidiary of TRC. Accordingly, TRC will treat the Going Private Transaction as an acquisition of a minority interest of a subsidiary and account for it in accordance with the purchase method of accounting as a step acquisition. The accompanying unaudited pro forma financial statements include adjustments to "push-down" to the Company's financial statements TRC's new basis in the Company's assets and liabilities.

    The unaudited pro forma financial statements should be read in conjunction with the financial statements of the Company and the related notes thereto and management's discussion thereof included elsewhere in this Prospectus. Additionally, the unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position would have been had the Transactions occurred as of the assumed dates indicated above or to project the Company's results of operations or financial position in any future period.

                        PERKINS FAMILY RESTAURANTS, L.P.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT EARNINGS PER UNIT)

                                                                                        PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                           ----------  -----------  -----------
REVENUES
  Food sales.............................................................  $  234,164   $  --        $ 234,164
  Franchise revenues.....................................................      18,629      --           18,629
                                                                           ----------  -----------  -----------
                                                                              252,793      --          252,793
                                                                           ----------  -----------  -----------

COST AND EXPENSES
  Cost of sales
    Food cost............................................................      68,456      --           68,456
    Labor and benefits...................................................      78,970      --           78,970
    Operating expenses...................................................      48,284      --           48,284
  General and administrative.............................................      23,741        (704)(a)     23,037
  Depreciation and amortization..........................................      15,748       2,788(b)     18,536
  Interest, net..........................................................       5,066      10,822(c)     15,888
  Other, net.............................................................        (994)     --             (994)
                                                                           ----------  -----------  -----------
                                                                              239,271      12,906      252,177
                                                                           ----------  -----------  -----------
NET INCOME...............................................................  $   13,522   $ (12,906)   $     616
                                                                           ----------  -----------  -----------
                                                                           ----------  -----------  -----------

Weighted Average Equivalent Units........................................      10,289      (5,246)(e)      5,043
                                                                           ----------  -----------  -----------
                                                                           ----------  -----------  -----------
Net Income Per Equivalent Unit...........................................  $     1.30                $    0.12
                                                                           ----------               -----------
                                                                           ----------               -----------

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

                        PERKINS FAMILY RESTAURANTS, L.P.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT EARNINGS PER UNIT)

                                                                                          PRO FORMA
                                                                             HISTORICAL  ADJUSTMENTS    PRO FORMA
                                                                             ----------  ------------  -----------
REVENUES
  Food sales...............................................................  $  185,069  $    --        $ 185,069
  Franchise revenues.......................................................      14,603       --           14,603
                                                                             ----------  ------------  -----------
                                                                                199,672       --          199,672
                                                                             ----------  ------------  -----------
COST AND EXPENSES
  Cost of sales
    Food cost..............................................................      53,099       --           53,099
    Labor and benefits.....................................................      62,645       --           62,645
    Operating expenses.....................................................      37,081       --           37,081
  General and administrative...............................................      19,593       (550) (a)     19,043
  Depreciation and amortization............................................      11,898      2,091(b)      13,989
  Interest, net............................................................       3,558      8,103(d)      11,661
  Other, net...............................................................          28       --               28
                                                                             ----------  ------------  -----------
                                                                                187,902      9,644        197,546
                                                                             ----------  ------------  -----------
NET INCOME.................................................................  $   11,770  $  (9,644)     $   2,126
                                                                             ----------  ------------  -----------
                                                                             ----------  ------------  -----------

Weighted Average Equivalent Units..........................................      10,338     (5,295) (e)      5,043
                                                                             ----------  ------------  -----------
                                                                             ----------  ------------  -----------
Net Income Per Equivalent Unit.............................................  $     1.13                 $    0.42
                                                                             ----------                -----------
                                                                             ----------                -----------

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

                        PERKINS FAMILY RESTAURANTS, L.P.
                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                         PRO FORMA
                                                                           HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                                           ----------  --------------  -----------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..............................................  $    2,054  $     --         $   2,054
  Receivables, net.......................................................       7,446        --             7,446
  Inventories............................................................       4,150        --             4,150
  Prepaid expenses and other current assets..............................       1,886        --             1,886
                                                                           ----------  --------------  -----------
      Total current assets...............................................      15,536        --            15,536

Property and Equipment, net..............................................     114,312       14,699(i)     129,011
Notes Receivable, net....................................................         558        --               558
Intangibles and Other Assets.............................................      25,798       10,753(i)      62,247
                                                                                            19,309(i)
                                                                                             6,387(h)
                                                                           ----------  --------------  -----------
                                                                           $  156,204  $    51,148      $ 207,352
                                                                           ----------  --------------  -----------
                                                                           ----------  --------------  -----------

                                        LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Current maturities of long-term debt...................................  $    4,624  $    (4,624) (f)  $  --
  Current maturities of capital lease obligations........................       1,430        --             1,430
  Accounts payable.......................................................      12,546        --            12,546
  Accrued expenses.......................................................      14,932        --            14,932
  Distributions payable..................................................       3,478        --             3,478
                                                                           ----------  --------------  -----------
      Total current liabilities..........................................      37,010       (4,624)        32,386
Capital Lease Obligations, less current maturities.......................       7,434        --             7,434
Long-Term Debt, less current maturities..................................      43,026      136,779(h)     136,779
                                                                                           (47,650) (h)
                                                                                             4,624(f)
Other Liabilities........................................................       5,192        --             5,192
Partners' Capital:
  Partners' capital......................................................      65,192      (78,063) (h)     25,561
                                                                                            (4,679) (h)
                                                                                            44,761(i)
                                                                                            (1,650) (g)
  Deferred compensation..................................................      (1,650)       1,650(g)      --
                                                                           ----------  --------------  -----------
      Total partners' capital............................................      63,542      (37,981)        25,561
                                                                           ----------  --------------  -----------
                                                                           $  156,204  $    51,148      $ 207,352
                                                                           ----------  --------------  -----------
                                                                           ----------  --------------  -----------

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

(a) To eliminate amortization of deferred compensation related to restricted Units which are being repurchased in connection with the Transactions.

(b) To record additional amortization and depreciation related to "push-down" purchase accounting adjustments resulting in a write-up of property and equipment and intangibles. The calculation of such amounts is as follows:

                                                                                PRO FORMA ADJUSTMENT
                                                                WEIGHTED     --------------------------
                                                  AMOUNT OF   AVERAGE LIFE   YEAR ENDED    NINE MONTHS
                                                  WRITE-UP       (YEARS)      12/31/96    ENDED 9/30/97
                                                 -----------  -------------  -----------  -------------
Property and equipment.........................   $  14,699             9     $   1,633     $   1,225
Franchise agreements...........................      10,753            16           672           504
Goodwill.......................................      19,309            40           483           362
                                                                             -----------       ------
                                                                              $   2,788     $   2,091
                                                                             -----------       ------
                                                                             -----------       ------

(c) To record interest on the Notes of $13,163 ($130,000 at a rate of 10.125% per annum), interest on the estimated initial borrowings under New Credit Facility of $593 ($6,779 at an assumed rate of 8.75% per annum), amortization of debt financing costs of $809, and eliminate $3,743 of interest and amortization of debt financing costs on pre-existing debt which is being refinanced in connection with the Transactions.

(d) To record interest on the Notes of $9,872 ($130,000 at a rate of 10.125% per annum), interest on the estimated initial borrowings under New Credit Facility of $445 ($6,779 at an assumed rate of 8.75% per annum), amortization of debt financing costs of $607, and eliminate $2,821 of interest and amortization of debt financing costs on pre-existing debt which is being refinanced in connection with the Transactions.

(e) To eliminate Units which are being repurchased in connection with the Transactions.

(f) To reclassify long-term debt to appropriately classify current maturities of long-term debt as a result of the Transactions.

(g) To record the acceleration of amortization of deferred compensation related to the restricted Units which are being repurchased in connection with the Transactions.

(h) To record the issuance of the Notes ($130,000) and estimated initial borrowings under the New Credit Facility ($6,779) and the application of the estimated proceeds therefrom as follows:

Effect the Going Private Transaction (including direct costs of
  $1,840).........................................................  $  78,063
Refinance existing debt...........................................     47,650
Non-capitalizable costs of the Transactions.......................      4,679
Deferred financing costs..........................................      6,387
                                                                    ---------
Total.............................................................  $ 136,779
                                                                    ---------
                                                                    ---------

                         (DOLLAR AMOUNTS IN THOUSANDS)

(i) To record "push-down" accounting adjustments to reflect TRC's treatment of the Going Private Transaction as an acquisition of a minority interest of a subsidiary and accounting for such in accordance with the purchase method of accounting as a step acquisition.

Total purchase price of Units (including direct costs of
  $1,840).........................................................  $  78,063
Less: Minority interest in PFR....................................    (33,302)
                                                                    ---------
                                                                    $  44,761
                                                                    ---------
                                                                    ---------

Allocation of step-up of assets:
  Property and equipment..........................................  $  14,699
  Franchise agreements............................................     10,753
  Intangibles.....................................................     19,309
                                                                    ---------
                                                                    $  44,761
                                                                    ---------
                                                                    ---------

    The allocation of the step-up of assets is preliminary pending receipt of a final appraisal.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Perkins Finance Corp.:

    We have audited the accompanying balance sheet of PERKINS FINANCE CORP. (a Delaware corporation) as of November 10, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Perkins Finance Corp. as of November 10, 1997, in conformity with generally accepted accounting principles.

                                             Arthur Andersen LLP

Memphis, Tennessee,
November 10, 1997.

                             PERKINS FINANCE CORP.

                                 BALANCE SHEET

                            AS OF NOVEMBER 10, 1997

                                       ASSETS
Cash.................................................................................  $     100
                                                                                       ---------
                                                                                       ---------

                                STOCKHOLDER'S EQUITY

Common stock, $.01 par value, 1,000 shares authorized,
  100 shares issued and outstanding..................................................  $       1
Additional paid-in capital...........................................................         99
                                                                                       ---------
                                                                                       $     100
                                                                                       ---------
                                                                                       ---------

The accompanying note to financial statement is an integral part of this balance sheet.

                             PERKINS FINANCE CORP.

                          NOTE TO FINANCIAL STATEMENT
                               NOVEMBER 10, 1997

(1)  ORGANIZATION AND PURPOSE

    Perkins Finance Corp. ("PFC") was incorporated in the state of Delaware on November 6, 1997, and capitalized on November 10, 1997. PFC is a wholly-owned subsidiary of Perkins Family Restaurants, L.P. ("PFR") and was formed for the purpose of serving as co-issuer, together with PFR, of $130 million of senior notes (the "Notes").

    PFR is a publicly-traded limited partnership. The Restaurant Company ("TRC") indirectly owns 48.1% of the outstanding Units of limited partnership interests and indirectly owns PFR's general partner, which has a 1% interest in PFR. The remainder of PFR's limited partnership interests are traded on the New York Stock Exchange. PFR currently conducts its business through an operating partnership, Perkins Restaurants Operating Company, L.P. (the "Operating Partnership"). On September 11, 1997, PFR, TRC and Perkins Acquisition Corp. entered into a Merger Agreement that provides for a series of transactions (collectively, the "Going Private Transaction") whereby the Operating Partnership will be merged into PFR, PFR will become an indirect wholly-owned subsidiary of TRC and the approximately 5.44 million Units of limited partnership interests in PFR held by persons other than TRC and its subsidiaries will be converted into the right to receive $14.00 in cash per Unit.

    Approximately $89 million will be required to consummate the Going Private Transaction and to pay related fees and expenses, and approximately $50 million will be required to refinance PFR's existing credit facility. Such funds are expected to be obtained from the net proceeds of the sale of the Notes and from the proceeds of a new credit facility to be entered into by PFR concurrently with the closing of the sale of the Notes.

    PFC does not, and is not expected to, have substantial operations or assets of any kind.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Perkins Management Company, Inc.:

    We have audited the accompanying balance sheet of PERKINS MANAGEMENT COMPANY, INC. (a Delaware corporation) as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Perkins Management Company, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Memphis, Tennessee,
November 7, 1997.

                        PERKINS MANAGEMENT COMPANY, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents..............................................................................  $     474
  Receivables from affiliates............................................................................        196
  Prepaid expenses and other current assets..............................................................        617
  Deferred income taxes..................................................................................         21
                                                                                                           ---------
      Total current assets...............................................................................      1,308

INVESTMENT IN AFFILIATES.................................................................................      1,205

RECEIVABLES FROM AFFILIATES..............................................................................      1,696
                                                                                                           ---------
                                                                                                           $   4,209
                                                                                                           ---------
                                                                                                           ---------

                                        LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABLITIES:
  Accounts payable.......................................................................................  $     314
  Accrued expenses.......................................................................................        621
                                                                                                           ---------
      Total current liabilities..........................................................................        935

DEFERRED INCOME TAXES....................................................................................        377

STOCKHOLDER'S EQUITY:
    Common stock, no par value, 1,000 shares authorized,
      100 shares issued and outstanding..................................................................     --
    Additional paid-in capital...........................................................................      6,407
    Capital contribution receivable......................................................................     (4,900)
    Retained earnings....................................................................................      1,390
                                                                                                           ---------
      Total stockholder's equity.........................................................................      2,897
                                                                                                           ---------
                                                                                                           $   4,209
                                                                                                           ---------
                                                                                                           ---------

   The accompanying notes to financial statement are an integral part of this balance sheet.

                        PERKINS MANAGEMENT COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENT

                               DECEMBER 31, 1996

(1)  ORGANIZATION AND BASIS OF PRESENTATION:

ORGANIZATION --

    Perkins Management Company, Inc. ("PMC") is the general partner and manager of Perkins Family Restaurants, L.P. ("PFR"), a Delaware limited partnership, and Perkins Restaurants Operating Company, L.P. ("PROC"), the entity through which PFR's operations are conducted. PFR is the sole limited partner and owns 99% of PROC. The combined activities of PFR and PROC are referred to herein as activities of the "Partnership." PMC, a wholly-owned subsidiary of Perkins Restaurants, Inc. ("PRI"), owns 1% of both PROC and PFR, and the remainder of PFR's limited partnership units are traded on the New York Stock Exchange. PRI owns approximately 48% of the limited partnership units of PFR. PRI is a wholly-owned subsidiary of The Restaurant Company ("TRC").

    As general partner of the Partnership, PMC does not receive any compensation other than distributions attributable to its 1% general partner's interest. PROC reimburses PMC for all of its direct and indirect costs (principally general and administrative costs) allocable to the Partnership.

BASIS OF PRESENTATION --

    The balance sheet has been prepared by PMC's management in accordance with U.S. generally accepted accounting principles. The preparation of a balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

    PMC uses the equity method to account for its investments in PROC and PFR.

(2)  ACCRUED EXPENSES:

    Accrued expenses consisted of the following as of December 31, 1996 (in thousands):

Payroll and benefits..................................................................  $     454
Property, real estate and state taxes.................................................         27
Other.................................................................................        140
                                                                                        ---------
                                                                                        $     621
                                                                                        ---------
                                                                                        ---------

                        PERKINS MANAGEMENT COMPANY, INC.

                               DECEMBER 31, 1996

(3)  INCOME TAXES:

    TRC and its subsidiaries file a consolidated Federal income tax return. For state purposes, each subsidiary generally files a separate return. The components of PMC's net deferred tax liability as of December 31, 1996 were as follows:

                                                                            CURRENT     NONCURRENT
                                                                          -----------  -------------
Capital leases..........................................................   $  --         $      34
Other...................................................................          21             3
                                                                               -----         -----
  Deferred tax assets...................................................          21            37
                                                                               -----         -----
Investment in partnerships..............................................      --              (369)
Depreciation and amortization...........................................      --               (45)
                                                                               -----         -----
  Deferred tax liabilities..............................................      --              (414)
                                                                               -----         -----
                                                                           $      21     $    (377)
                                                                               -----         -----
                                                                               -----         -----

(4)  RECEIVABLES FROM AFFILIATES:

    PMC has a note receivable from PRI for $4.9 million related to PRI's original capital contribution to PMC. Additionally, PMC makes cash advances to PRI for general corporate purposes. PRI pays interest on the note receivable and cash advances based on the prime rate.

(5)  SUBSEQUENT EVENT:

    On September 11, 1997, PFR, TRC and Perkins Acquisition Corp. entered into a Merger Agreement that provides for a series of transactions (collectively, the "Going Private Transaction") whereby PROC will be merged into PFR, PFR will become an indirect wholly-owned subsidiary of TRC and the approximately 5.44 million units of limited partnership interests in PFR held by persons other than TRC and its subsidiaries will be converted into the right to receive $14.00 in cash per Unit.

    Approximately $89 million will be required to consummate the Going Private Transaction and to pay related fees and expenses, and approximately $50 million will be required to refinance PFR's existing credit facility. Such funds are expected to be obtained from the net proceeds of the sale of $130 million of senior notes (the "Notes") and from the proceeds of a new credit facility to be entered into by PFR concurrently with the closing of the sale of the Notes.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ----------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary...................................................................    1
Risk Factors..............................................................   14
The Going Private Transaction.............................................   20
Use of Proceeds...........................................................   21
Capitalization............................................................   22
Selected Historical and Pro Forma Financial and Other Data................   23
Management's Discussion and Analysis
  of Results of Operations and Financial Condition........................   25
Business..................................................................   34
Management................................................................   44
Certain Transactions......................................................   49
Description of Other Indebtedness.........................................   51
The Exchange Offer........................................................   52
Description of Notes......................................................   62
Plan of Distribution......................................................   91
Certain Federal Income Tax Considerations.................................   92
Legal Matters.............................................................   92
Independent Public Accountants............................................   92
Available Information.....................................................   93
Incorporation of Certain Documents By Reference...........................   94
Index to Financial Statements.............................................  F-1


                                     [LOGO]

                                 PERKINS FAMILY
                               RESTAURANTS, L.P.
                             PERKINS FINANCE CORP.

                                10 1/8% SERIES B
                                  SENIOR NOTES
                                    DUE 2007

                                     ------

                                   PROSPECTUS


                                 MARCH   , 1998


                                   ---------

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to any applicable restrictions set forth in the partnership agreement, a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

    Section 6.9 of the Partnership's Amended and Restated Agreement of Limited Partnership provides for indemnification of its directors and officers as follows:

    1. To the fullest extent permitted by law, the General Partner, its Affiliates and its directors, officers, partners, employees and agents (individually, an "Indemnitee") shall each be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) a General Partner or an Affiliate thereof or (y) a director, officer, partner, employee or agent of the General Partner or an Affiliate or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to or arise out of the Partnership, its property, business or affairs, including, without limitation, the Initial Offering, regardless of whether the Indemnitee continues to be the General Partner or an Affiliate or a director, officer, partner, employee or agent of the General Partner or an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it in good faith believed to be in, or not opposed to, the best interests of the Partnership, and with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above. Any indemnification pursuant to this Section 6.9 shall be made only out of the assets of the Partnership.

    2. To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.9.

    3. The indemnification provided by this Section 6.9 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner or an Affiliate or as a director, officer or employee of the General Partner or an Affiliate and to action in any other capacity (including, without limitation, any capacity under the Underwriting Agreement and the Conveyance Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

    4. The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

    5. For purposes of this Section 6.9, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 6.9(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interest of the Partnership.

    6. In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

    7. An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

    8. The provisions of this Section 6.9 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

    The Company's general partner, Perkins Management Company, Inc. ("PMC") amended its Certificate of Incorporation on October 7, 1986 to provide that:

    1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    2. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (ii) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    (ii) If a claim under paragraph (i) of this Section (b) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Section 8.1 of PMC's By-Laws provides that it shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

    Section 145 of the Delaware General Corporation Law, as amended, provides as follows:

    1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    4. Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    6. The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    7. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    8. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    9. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employer benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    10. The indemnification and advancement of expenses provided by or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Finance Corp.'s Certificate of Incorporation provides that:

    (a) A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the GCL as it may from time to time be amended or supplemented or any successor provision thereto; or (iv) for any transaction from which a director derived an improper personal benefit.

    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

    Finance Corp.'s By-Laws provide that:

    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

    (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    (d) Except in a situation governed by Section 3 of this Article, any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2, as applicable, of this Article. Such determination shall be made (i) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The determination required by clauses (i) and (ii) of this Section 4 may in either event be made by written consent of the majority required by each clause.

    (e) Expenses (including attorneys' fees) of each director and officer hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware Law.

    (h) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

    For purposes of this Article, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

    (i) The indemnification and advancement of expenses provided by, or granted pursuant to, the Delaware Law, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    (j) If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

    (k) The right to indemnification conferred by this Article shall be deemed to be a contract between the Corporation and each person referred therein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

    Section 145 of the Delaware General Corporate Law, as amended, also applies to Finance Corp., as set forth above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

    A list of the exhibits included as part of this registration statement is contained on the Exhibit Index and is incorporated herein by reference.

    (b) Financial Statement Schedules:

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 193, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (g) The registrant had not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer and to the best of the registrant's information and belief, each person participating in the Exchange Offer is acquiring the securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offer. In this regard, the registrant will make each person participating in the Exchange Offer aware (through the Exchange Offer Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resales, any security holder using the exchange offer to participate in a distribution of the securities to be acquired in the registered exchange offer (1) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar letters and (2) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The registration acknowledges that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT, OR ANY AMENDMENT THERETO, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MEMPHIS TENNESSEE, ON MARCH 12, 1998.


                                PERKINS FAMILY RESTAURANTS, L.P.

                                By:  Perkins Management Company, Inc.
                                     its General Partner

                                By:  /s/ STEVEN R. MCCLELLAN
                                     -----------------------------------------
                                Name: Steven R. McClellan
                                Title:Executive Vice President,
                                     Chief Financial Officer

                                PERKINS FINANCE CORP.

                                By:  /s/ STEVEN R. MCCLELLAN
                                     -----------------------------------------
                                Name: Steven R. McClellan
                                Title: President


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT, OR ANY AMENDMENT THERETO, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 12, 1998.


PERKINS FAMILY RESTAURANTS, L.P.

          SIGNATURE                                   TITLE
------------------------------  --------------------------------------------------

              *
------------------------------  Chief Executive Officer (Principal Executive
       Donald N. Smith            Officer) and Chairman of the Board

   /s/ STEVEN R. MCCLELLAN
------------------------------  Executive Vice President, Chief Financial Officer
     Steven R. McClellan          (Principal Financial Officer)

    /s/ MICHAEL P. DONAHOE
------------------------------  Vice President, Controller
      Michael P. Donahoe          (Principal Accounting Officer)

              *
------------------------------  Director
        Lee N. Abrams

              *
------------------------------  Director
      Charles L. Atwood

          SIGNATURE                                   TITLE
------------------------------  --------------------------------------------------

              *
------------------------------  Director
       Steven L. Ezzes

------------------------------  Director
  Charles A. Ledsinger, Jr.

              *
------------------------------  Director
       D. Michael Meeks

*By:   /s/ STEVEN R. MCCLELLAN
      -------------------------
          Attorney-in-fact

PERKINS FINANCE CORP.

   /s/ STEVEN R. MCCLELLAN
------------------------------  President (Principal Executive Officer) and
     Steven R. McClellan          Director

    /s/ MICHAEL P. DONAHOE
------------------------------  Vice President and Director (Principal Financial
      Michael P. Donahoe          and Accounting Officer)

    /s/ DONALD F. WISEMAN
------------------------------  Director
      Donald F. Wiseman

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Steven R. McClellan and Donald F. Wiseman, Esq. his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------

                                Chief Executive Officer
     /s/ DONALD N. SMITH          (Principal Executive
------------------------------    Officer and Chairman of     January 29, 1998
       Donald N. Smith            the Board

                                Executive Vice President,
   /s/ STEVEN R. MCCLELLAN        Chief Financial Officer
------------------------------    (Principal Financial        January 29, 1998
     Steven R. McClellan          Officer)

    /s/ MICHAEL P. DONAHOE      Vice President, Controller
------------------------------    (Principal Accounting       January 29, 1998
      Michael P. Donahoe          Officer)

      /s/ LEE N. ABRAMS
------------------------------  Director                      January 29, 1998
        Lee N. Abrams

    /s/ CHARLES L. ATWOOD
------------------------------  Director                      January 29, 1998
      Charles L. Atwood

     /s/ STEVEN L. EZZES
------------------------------  Director                      January 29, 1998
       Steven L. Ezzes

------------------------------  Director                      January   , 1998
  Charles A. Ledsinger, Jr.

     /s/ D. MICHAEL MEEKS
------------------------------  Director                      January 29, 1998
       D. Michael Meeks

                                 EXHIBIT INDEX


 EXHIBIT                                                                                             SEQUENTIAL PAGE
  NUMBER                                         DESCRIPTION                                             NUMBER
----------  -------------------------------------------------------------------------------------  -------------------
  1         Purchase Agreement dated as of December 17, 1997 among the Issuers and the Initial
              Purchasers named therein.*.........................................................

  3.1(a)    Certificate of Incorporation of Perkins Management Company, Inc.(8)..................

  3.1(b)    Certificate of Amendment of Certificate of Incorporation of Perkins Management
              Company, Inc.(8)...................................................................

  3.2       Certificate of Incorporation of Perkins Finance Corp.................................

  3.3       By-Laws, as amended, of Perkins Management Company, Inc.(7)..........................

  3.4       By-Laws of Perkins Finance Corp......................................................

  3.5       Certificate of Limited Partnership of Perkins Family Restaurants, L.P.(9)............

  4.1(a)    Agreement of Limited Partnership of Perkins Family Restaurants, L.P.(5)..............

  4.1(b)    Amended and Restated Agreement of Limited Partnership of Perkins Family Restaurants,
              L.P.(5)............................................................................

  4.2       Indenture dated as of December 22, 1997 among the Issuers and the Trustee named therein.*..........................................................................

  4.3       Form of 10 1/8% Series B Senior Notes due 2007 (included in Exhibit 4.2).............

  5         Opinion of Mayer, Brown & Platt*.....................................................

 10.1       Lease Agreement dated January 18, 1988 between The Crescent Center, Ltd. and Perkins
              Restaurants Operating Company, L.P.(6).............................................

 10.2       Modification and Ratification of Lease dated December 21, 1992 between The Travelers
              Insurance Company, successor of interest to the Crescent Center, Ltd., and Perkins
              Restaurants Operating Company, L.P.(2).............................................

 10.3       Finance Program Agreement dated September 14, 1993 among Bell Atlantic TriCon Leasing
              Corporation, d/b/a Bell Atlantic Capital Corporation, Perkins Restaurants Operating
              Company, L.P. and Perkins Family Restaurants L.P.(1)...............................

 10.4       Guaranty by Perkins Family Restaurants, L.P. and Perkins Family Restaurants Operating
              Company, L.P. in favor of BancBoston Leasing, Inc. dated as of May 1, 1994.(10)....

 10.5       Guaranty dated July 5, 1995 among Perkins Restaurants Operating Company, L.P. and
              BancBoston Leasing, Inc.(5)........................................................

 10.6       Third Amended and Restated Agreement and Plan of Merger dated as of September 11,
              1997.*.............................................................................

 10.7       Revolving Credit Agreement, by and among Perkins Family Restaurants, L.P., The
              Restaurant Company, Perkins Restaurants, Inc., Perkins Finance Corp., BankBoston,
              N.A. and other financial institutions and BankBoston N.A., as Agent and
              Administrative Agent with NationsBank, N.A. as Syndication Agent and BancBoston
              Securities, Inc. as Arranger dated as of December 22, 1997.*.......................

 10.8       Registration Rights Agreement dated as of December 22, 1997 among the Issuers and the
              Initial Purchasers named therein*..................................................

 EXHIBIT                                                                                             SEQUENTIAL PAGE
  NUMBER                                         DESCRIPTION                                             NUMBER
----------  -------------------------------------------------------------------------------------  -------------------
 21         Subsidiaries of the Registrant*......................................................

 23         Consent of Arthur Andersen...........................................................

 24         Power of Attorney (Included on Page II-12)...........................................

 25         Statement of Eligibility of Trustee*.................................................

 99.1       Certificate of Incorporation of The Restaurant Company.(8)...........................

 99.2       Certificate of Amendment of Certificate of Incorporation of The Restaurant
              Company.(8)........................................................................

 99.3       By-Laws of The Restaurant Company.(4)................................................

 99.4       Articles of Incorporation, as amended, of Perkins Restaurants, Inc.(7)...............

 99.5       By-Laws of Perkins Restaurants, Inc.(9)..............................................

 99.6       Stockholders Agreement, dated as of November 21, 1985, among The Restaurant Company,
              Holiday Inns, Inc., Bass Investment Limited Partnership Donald N. Smith, et
              al.(9).............................................................................

 99.7       Pledge Agreement dated September 2, 1988 between Perkins Restaurants, Inc. and The
              First National Bank of Boston.(6)..................................................

 99.8       Form of Letter of Transmittal*.......................................................


------------------------

 (1) Incorporated herein by reference to Registrant's Current Report on form 8-K/A dated November 1, 1993.

 (2) Incorporated herein by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

 (3) Incorporated herein by reference to Registrant's Company Report on Form 8-K dated May 25, 1992.

 (4) Incorporated herein by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

 (5) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1995.

 (6) Incorporated herein by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

 (7) Incorporated hereby by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.

 (8) Incorporated herein by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1986.

 (9) Incorporated herein by reference to Registrant's Form S-1, Registration No. 33-7333 dated July 17, 1986.

(10) Incorporated herein by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.

------------------------


  * Previously filed.